Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 8 TO LOAN AND SERVICING AGREEMENT, dated as of February 6, 2026 (this “Amendment”), among ASIF Funding I, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Ares Strategic Income Fund, as servicer (in such capacity, the “Servicer”), Société Générale, as agent (the “Agent”), each of the Lenders party hereto (the “Lenders”), U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the “Collateral Agent”) and as collateral administrator (in such capacity, the “Collateral Administrator”), and U.S. Bank National Association, as document custodian (the “Document Custodian”).

WHEREAS, the Borrower, the Servicer, Ares Strategic Income Fund, in its capacity as equityholder, each of the Lenders from time to time party thereto, the Agent, each of the other Lender Agents party thereto, the Collateral Agent, the Collateral Administrator, and the Document Custodian are party to the Loan and Servicing Agreement, dated as of July 26, 2023 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer, the Agent and the Lenders have agreed to amend the Loan Agreement in accordance with the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1        Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to the Loan Agreement

SECTION 2.1        As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

SECTION 2.2        As of the date of this Amendment, the Schedules and Exhibits to the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix B hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1        This Amendment shall become effective as of the date first written above upon the satisfaction of each of the following conditions:

(a)            the execution and delivery of this Amendment by each party hereto;

(b)            the Agent’s receipt of a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Agent covering such matters as the Agent may reasonably request;

(c)            the Agent’s receipt of a good standing certificate for the Borrower and the Servicer issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(d)            payment of all fees due and owing to the Agent and each Lender on or prior to the date of this Amendment.

ARTICLE IV

Representations and Warranties

SECTION 4.1        The Borrower and the Servicer each hereby represents and warrants to the Agent, the Lender Agents and the Lenders that, as of the date first written above, (i) no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan Agreement are true and correct in all material respects on and as of such day (or, if such representations and warranties specifically refer to an earlier date, such earlier date).

ARTICLE V

Miscellaneous

SECTION 5.1        Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2        Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3        Ratification. Except as expressly amended hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan Agreement for all purposes and is therefore a Transaction Document.

SECTION 5.4        Entire Agreement. The only amendments being made to the Loan Agreement are those that are set forth in this Amendment; no other amendments are being made. This Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Amendment. Neither this Amendment nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other parties hereto.

SECTION 5.5        Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.6        Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.7        Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 5.8        Collateral Agent, Collateral Administrator and Document Custodian Direction. By its execution hereof, the Borrower, the Servicer and the Agent hereby authorize and direct each of the Collateral Agent, the Collateral Administrator and the Document Custodian to execute and deliver this Amendment on the date hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ASIF FUNDING I, LLC, as Borrower

By:	/s/ Scott C. Lem
Name: Scott C. Lem
Title: Authorized Signatory

[Signature Page to Amendment No. 8 to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as Agent and as Lender

By:	/s/ Shubhendu Kudaisya
Name: Shubhendu Kudaisya
Title: Director

[Signature Page to Amendment No. 8 to Loan and Servicing Agreement]

ARES STRATEGIC INCOME FUND, as Servicer

By:	/s/ Scott C. Lem
Name: Scott C. Lem
Title: Authorized Signatory

[Signature Page to Amendment No. 8 to Loan and Servicing Agreement]

MUFG BANK, LTD., as Lender

By:	/s/ Michael Gordon
Name: Michael Gordon
Title: Managing Director

[Signature Page to Amendment No. 8 to Loan and Servicing Agreement]

SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH, as Lender

By:	/s/ Tim Ng
Name: Tim Ng
Title: Senior Director

[Signature Page to Amendment No. 8 to Loan and Servicing Agreement]

NEW YORK LIFE INSURANCE COMPANY, as Lender

By: NYL Investors LLC, its Investment Manager

By:	/s/ Elena Serdyuk
Name: Elena Serdyuk
Title: Managing Director

[Signature Page to Amendment No. 8 to Loan and Servicing Agreement]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION, as Lender

By: NYL Investors LLC, its Investment Manager

By:	/s/ Elena Serdyuk
Name: Elena Serdyuk
Title: Managing Director

[Signature Page to Amendment No. 8 to Loan and Servicing Agreement]

LIFE INSURANCE COMPANY OF NORTH AMERICA, as Lender

By: NYL Investors LLC, its Investment Manager

By:	/s/ Elena Serdyuk
Name: Elena Serdyuk
Title: Managing Director

[Signature Page to Amendment No. 8 to Loan and Servicing Agreement]

NEW YORK LIFE GROUP INSURANCE COMPANY OF NY, as Lender

By: NYL Investors LLC, its Investment Manager

By:	/s/ Elena Serdyuk
Name: Elena Serdyuk
Title: Managing Director

[Signature Page to Amendment No. 8 to Loan and Servicing Agreement]

SYCAMORE RE, LTD., as Lender

By:	/s/ Kevin Buhrlage
Name: Kevin Buhrlage
Title: Vice President of Constellation Investments, Inc., Attorney-in-Fact

[Signature Page to Amendment No. 8 to Loan and Servicing Agreement]

CITIZENS BANK, as Lender

By:	/s/ Kevin Kelly
Name: Kevin Kelly
Title: Managing Director

[Signature Page to Amendment No. 8 to Loan and Servicing Agreement]

First Abu Dhabi Bank PJSC, as Lender

By:	/s/ Lisa Jade Milner
Name: Lisa Jade Milner

By:	/s/ Paul Bearman
Name: Paul Bearman

[Signature Page to Amendment No. 8 to Loan and Servicing Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent and as Collateral Administrator

By:	/s/ Joel D. Cough
Name: Joel D. Cough
Title: Senior Vice President

[Signature Page to Amendment No. 8 to Loan and Servicing Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:	/s/ Kenneth Brandt
Name: Kenneth Brandt
Title: Vice President

[Signature Page to Amendment No. 8 to Loan and Servicing Agreement]

APPENDIX A

EXECUTION VERSION

Conformed through ~~Seventh~~Eighth Amendment dated ~~December 5~~February 6, ~~2025~~2026

LOAN AND SERVICING AGREEMENT

dated as of July 26, 2023

among

ASIF FUNDING I, LLC,

as Borrower

ARES STRATEGIC INCOME FUND,

as Equityholder

ARES STRATEGIC INCOME FUND,

as Servicer

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

SOCIÉTÉ GÉNÉRALE,

as Swingline Lender,

SOCIÉTÉ GÉNÉRALE,

as Agent

THE OTHER LENDER AGENTS PARTIES HERETO,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent and Collateral Administrator

and

U.S. BANK NATIONAL ASSOCIATION,

as Document Custodian

TABLE OF CONTENTS

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ANNEX A	Notice Information
ANNEX B	Transaction Summary

EXHIBIT A-1	Form of Note
EXHIBIT A-2	Form of Swingline Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Loan Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Asset Approval Request
EXHIBIT C-4	Form of FX Reallocation Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Approval Notice
EXHIBIT F-1	Authorized Representatives of Servicer
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification
EXHIBIT I	Form of Assignment Agreement
EXHIBIT J	Form of Retention Letter
EXHIBIT K	Form of Document Checklist
EXHIBIT L	Form of Notice and Request for Consent

SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2	S&P Industry Classifications
SCHEDULE 3	Collateral Obligations
SCHEDULE 4	Disqualified Institutions
SCHEDULE 5	Commitments

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LOAN AND SERVICING AGREEMENT

THIS LOAN AND SERVICING AGREEMENT is made and entered into as of July 26, 2023, among ASIF FUNDING I, LLC, a Delaware limited liability company, as Borrower (the “Borrower”), ARES STRATEGIC INCOME FUND, as Equityholder (the “Equityholder”), ARES STRATEGIC INCOME FUND, as Servicer (as hereinafter defined), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the LENDER AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, a “Lender Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator (as hereinafter defined) and as Collateral Agent (as hereinafter defined), U.S. BANK NATIONAL ASSOCIATION, as Document Custodian (as hereinafter defined), SOCIÉTÉ GÉNÉRALE, as Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Agent”) and SOCIÉTÉ GÉNÉRALE, as Swingline Lender (in such capacity, together with its successors and permitted assigns in such capacity, the “Swingline Lender”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1     Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“ABR” means, when used in reference to any Loan, that such Loan bears interest at a rate determined by reference to the Alternate Base Rate.

“ABR Loan” means a Loan that bears interest at a rate based on the Alternate Base Rate.

“Account” means the Unfunded Exposure Account, the Custodial Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Account Control Agreement, dated as of the Effective Date, by and between the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and U.S. Bank National Association, as Securities Intermediary.

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date; provided that, notwithstanding the foregoing, with respect to any Term SOFR Loan, the Accrual Period shall be (i) initially, the period commencing on the date of such Loan and ending one day prior to the numerically corresponding day in the calendar month that is three months thereafter (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment) and (ii) thereafter, the period commencing at the end of the previous Accrual Period and ending on the date that is one day prior to the numerically corresponding day in the calendar month that is three months thereafter (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment); provided further that: (i) if any Accrual Period would end on a day other than a Business Day, such Accrual Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Accrual Period shall end on the next preceding Business Day; (ii) any Accrual Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Accrual Period) shall end on the last Business Day of the last calendar month of such Accrual Period; and (iii) no tenor that has been removed from this definition pursuant to Section 17.2(e) shall be available for specification in a Loan Request.

For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Administrative Expenses” means the fees and expenses (including fees and costs of agents, experts and counsel) and other amounts due or accrued of the Borrower with respect to any Distribution Date and payable in the following order by the Borrower:

(a)      first, (i) on a pro rata basis, to the Collateral Agent, the Collateral Administrator, the Document Custodian and the Securities Intermediary pursuant to the Collateral Agent and Document Custodian Fee Letter, and U.S. Bank Trust Company, National Association or any Affiliate if acting as a Reporting Agent; and (ii) then, to the Designated Reporting Entity or any agent thereof appointed pursuant to Section 10.26 or any other Person, any expenses incurred in accordance with this Agreement or any other Transaction Document related to compliance with the Transparency Requirements;

(b)      second, on a pro rata basis, to:

(i)      the Independent Accountants, agents and counsel of the Borrower for fees and expenses;

(ii)     the Lenders and the Lender Agents, any fees, expenses or other amounts payable by the Borrower under this Agreement or any other Transaction Document (other than “Increased Costs”);

(iii)    indemnification obligations owing by the Borrower to the Borrower’s members under its limited liability company agreement; and

(iv)    any other Person in respect of any other fees and expenses permitted under the Transaction Documents (other than “Increased Costs” but including any costs to the Borrower of achieving FATCA compliance), in each case, to the extent the payment of such fees and expenses is not otherwise provided for under the Transaction Documents;

provided that, amounts that are expressly payable to any Person under Section 8.3 in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal, other amounts owing in respect of the Loans and the Commitments and the Primary Servicer Fees) shall not constitute Administrative Expenses.

“Administrative Expenses Cap” means, for any Distribution Date, an amount equal (when taken together with any Administrative Expenses paid during the period since the preceding Distribution Date or, in the case of the first Distribution Date, the Effective Date) to the sum of:

(a)      0.03% per annum (prorated for the related Collection Period on the basis of a 360-day year consisting of twelve 30-day months) of the Monthly Asset Amount on the related Determination Date; and

(b)     $250,000 per annum.

“Advance Rate” means, with respect to any Eligible Collateral Obligation and as of any date of determination, the applicable percentage assigned to such Eligible Collateral Obligation by the Agent (i) in accordance with the following chart determined based on the Diversity Score as of such date or (ii) as determined by the Agent in its sole discretion on the Cut-Off Date; provided that if the Advance Rate is assigned pursuant to clause (ii), the Advance Rate assigned should not exceed the applicable amount set forth in the chart or as otherwise adjusted pursuant to Section 2.6:

Type A Broadly Syndicated Loan	75%
Type B Broadly Syndicated Loan	75%
Type C Broadly Syndicated Loan	40-65%

For first lien-types of eligible MML

MML Type	Advance Rate
Type A Middle Market Loan*	72.5%*
Type A Middle Market Loan	70%
Type B Middle Market Loan	60-70%

* For Type A Middle Market Loans with Obligors whose trailing twelve month EBITDA is greater than $100,000,000

For recurring revenue eligible MML

MML Type	Advance Rate
Recurring Revenue Loans*	45-55%*

* For Recurring Revenue Loans with a Debt-to-Recurring Revenue Ratio less than or equal to 3.0x and an Effective LTV less than or equal to 40%

For FILO

Type	Advance Rate
FILO A Loan	65%
FILO B Loan	55%
FILO C Loan	45%

For second lien

Type	Advance Rate
Second Lien Loan	

* For Second Lien Loans with a Total Net Leverage Ratio less than or equal to 7.5x

Weighted average Advance Rates for Diversity Score below 8 Same as above, capped at 50%

Weighted average Advance Rates for Diversity Score equal to or greater than 8 and equal to or below 12 Same as above, capped at 60%

Weighted average Advance Rates for Diversity Score greater than 12 Same as above, capped at 70%

provided that, any First Lien Loan shall be treated as a FILO Loan for purposes of determining the “Advance Rate” if the total indebtedness of the related Obligor that ranks senior to such First Lien Loan exceeds (1) 10.0% of the Principal Balance of such First Lien Loan or (2) 1.0x EBITDA; provided further that, with respect to any Collateral Obligation that is approved by the Agent as an Eligible Collateral Obligation in accordance with the definition of “Eligible Collateral Obligation” despite one or more of the criteria in the definition thereof not being satisfied as of such date of determination, such Eligible Collateral Obligation shall have the Advance Rate assigned by the Agent in its sole discretion in the related Approval Notice.

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning set forth in Section 5.1.

“Affiliate” of any Person means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan); provided that for purposes of determining whether any Collateral Obligation is an Eligible Collateral Obligation or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For the purposes of this definition, “Control” shall mean the possession, directly or indirectly (including through affiliated entities), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, provision of management services, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Agent” has the meaning set forth in the Preamble.

“Aggregate Eligible Collateral Obligation Amount” means, as of any date, the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations.

“Aggregate Unfunded Amount” shall mean, as of any date of determination, the equivalent in Dollars, as determined by the Servicer using the Applicable Conversion Rate, the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date. The Aggregate Unfunded Amount shall not include any commitments under Variable Funding Asset that have expired, terminated or been reduced to zero, and shall be reduced concurrently (upon notice to the Agent) with each documented reduction in commitments of the Borrower under the Variable Funding Asset.

“Agreement” means this Loan and Servicing Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of the following:

(a)	the Prime Rate in effect on such day,

(b)	the Federal Funds Rate in effect on such day plus ½ of 1%; and

(c)	the Term SOFR for a one-month tenor in effect on such day plus 1%;

provided that if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.

Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.

If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 17.2, then the Alternate Base Rate shall be the greater of (a) and (b) above and shall be determined without regard to clause (c) above.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period (excluding any Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c)  any Repurchase Amounts deposited in the Collection Account and any Equityholder capital contributions with respect to the related Collection Period that are deposited into the Principal Collection Account in accordance with Section 8.1(d).

“Anti-Boycott Regulations” means or Section 7 of the German Foreign Trade Ordinance (§ 7 Außenwirtschaftsverordnung, AWV) or any similar blocking or anti-boycott law, regulation or statute of the European Union in force from time to time.

“Anti-Corruption Laws” means any laws, rules and regulations of any jurisdiction in which the Related Parties are located or doing business, concerning bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, (15 U.S.C. § 78dd-1, et seq.) and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any laws, rules and regulations of any jurisdiction in which the Related Parties are located or doing business relating to money laundering or terrorist financing.

“Applicable Conversion Rate” means (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Servicer through customary banking channels, which may include the Collateral Agent or any Affiliate’s own banking facilities (or, if the Collateral Agent or such Affiliate has notified the Agent and the Borrower that it will no longer provide such services or if U.S. Bank Trust Company, National Association or one of its Affiliates is no longer the Collateral Agent, through such other source reasonably agreed to by the Agent in writing) at the time of executing such exchange, obtained upon the written direction of the Servicer for an actual currency exchange or (y) for all other purposes, the applicable currency- Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii)otherwise, at the end of the immediately preceding Business Day.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means, (i) 1.80% for Class A-1 Loans; and (ii) 1.75% for Class A-2 Loans; provided that, in each case, notwithstanding anything to the contrary herein, the “Applicable Margin” shall increase by 2.00% after the occurrence and during the continuation of an Event of Default.

“Applicable Time Zone” means (i) with respect to Dollar Loans and CAD Loans, New York City time and (ii) with respect to Euro Loans and GBP Loans, London time.

“Appropriate Accounting Principles” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Approval Date” means, with respect to any Collateral Obligation, the date on which the Agent executes an Approval Notice with respect to such Collateral Obligation.

“Approval Notice” means, with respect to any Collateral Obligation, a copy of a notice executed by the Agent in the form of Exhibit E, evidencing, among other things, the approval of the Agent, in its sole discretion, of such Collateral Obligation, the applicable Eligible Currency, the jurisdiction (if other than the United States or any State thereof) of the applicable Obligor, the loan type and lien priority and, to the extent applicable, the Total Net Leverage Ratio, Senior Net Leverage Ratio, Debt-to-Recurring Revenue Ratio and Effective LTV; provided that, each Approval Notice shall expire in sixty (60) calendar days with respect to the applicable Collateral Obligation(s) approved therein unless otherwise specified by the Agent in such Approval Notice.

“Approved Valuation Providers” means any of Alvarez & Marsel, Houlihan Lokey, Duff & Phelps, FTI Consulting, Inc., Lincoln International LLC, Murray Devine, Valuation Research Corp., Loop Capital Markets LLC, Kroll Inc. and any other nationally recognized accounting firm or valuation firm approved by the Agent in its reasonable discretion.

“Asset Approval Request” means a notice in the form of Exhibit C-3, which identifies one or more Non-Approval Collateral Obligations to be acquired by the Borrower and/or requests an Approval Notice with respect to one or more Collateral Obligations that are not Non-Approval Collateral Obligations.

“Assigned Agreements” has the meaning set forth in Section 12.1(c).

“Assignment Agreement” means an agreement in the form of Exhibit I to this Agreement (or in such other form as reasonably approved by Agent) appropriately completed and delivered in connection with a Person becoming a Lender hereunder after the Effective Date, as acknowledged and agreed by the Agent and/or the Borrower to the extent required in accordance with the terms of this Agreement.

“Available Funds” has the meaning set forth in Section 17.13.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark or Canadian Benchmark, as applicable, any tenor for such Benchmark or Canadian Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark or Canadian Benchmark (or component thereof), as applicable, that is or may be used for determining the length of the Accrual Period or payment period for any term rate or otherwise, or for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date (but not including any tenor for such Benchmark or Canadian Benchmark that is not then included in the definition of “Accrual Period” pursuant to Section 17.2(e)).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, the UK Bail-In Legislation.

“Bank of England Rate” means, for any GBP Loan, the greater of (a) the sum of the “Bank Rate” of the Bank of England (or any successor), as published by the Bank of England (or any successor) from time to time, plus the Bank of England Rate Adjustment, and (b) zero.

“Bank of England Rate Adjustment” means, for any GBP Business Day, the 20% trimmed arithmetic mean (calculated by the Agent) of the Bank of England Rate Spreads for the five immediately preceding GBP Business Days for which SONIA was available, excluding the days with the highest (and if there is more than one highest spread, only one of those highest spreads) and the lowest spreads (or if there is more than one lowest spread, only one of those lowest spreads) to the Bank of England Rate.

“Bank of England Rate Spread” means, for any GBP Business Day, the difference (expressed as a percentage rate per annum) calculated by the Agent between:

(a)       SONIA for such GBP Business Day, and

(b)        the Bank of England Rate prevailing at the close of business on such GBP Business Day.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Base Rate” for any Loan means a rate per annum equal to the Benchmark for such Loan or portion thereof; provided that, in the case of

(a)       any day on or after the first day on which a Committed Lender shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Loan at the Base Rate set forth above (and such Committed Lender shall not have subsequently notified the Agent that such circumstances no longer exist), or

(b)       any period in the event such Benchmark is not reasonably available to any Lender for such period,

the “Base Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such period;

provided further that if the Base Rate as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.

“Basel III Regulation” shall mean, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation on prudential requirements for credit institutions and investment firms and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“Benchmark” means,

(a)       for any Loan denominated in U.S. dollars, Term SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Term SOFR, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark rate pursuant to Section 17.2; and

(b)       (i) for any Loan denominated in CADs, the Canadian Benchmark, (ii) for any Loan denominated in Euros, the EURIBOR Rate and (iii) for any Loan denominated in GBPs, Daily Simple SONIA; provided that if a replacement of the Benchmark for Loans denominated in such Eligible Currency has occurred pursuant to Section 17.2 then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate.

Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(a)       for purposes of Section 17.2(b)(x) with respect to U.S. dollars, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1)     Daily Simple SOFR; or

(2)     the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment; and

(b)       for purposes of Section 17.2(b)(y), with respect to any other Eligible Currency other than CAD, the Benchmark Replacement determined in accordance with the preceding clause (a)(2);

provided that if the Benchmark Replacement as determined pursuant to the above would be less than zero, the Benchmark Replacement will be deemed to be zero for purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative (and (x) such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3), and (y) a Benchmark Replacement Date shall exist even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date).

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of the definition thereof has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 17.2(b), and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 17.2(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocking Regulation” means any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996, as amended (or any law or regulation implementing such Regulation in any member state of the European Union) or any similar blocking or anti-boycott law, regulation or statute of the European Union in force from time to time.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Order” means a written order or request dated and signed in the name of the Borrower (which written order or request may be a standing order) by an Executive Officer of the Borrower or the Servicer as the context may require or permit. An order or request provided in an email by an Executive Officer of the Borrower or the Servicer on behalf of the Borrower shall constitute a Borrower Order in each case except to the extent the Collateral Agent, Collateral Administrator, Document Custodian or Securities Intermediary requests otherwise. For purposes of Section 7.8, Section 7.9, Section 7.10 and Section 12.3 of this Agreement and the release, sale or acquisition of any Collateral thereunder, “Borrower Order” shall also mean delivery to the Collateral Agent, the Document Custodian or the Securities Intermediary by the Borrower or the Servicer on its behalf, by email or otherwise in writing, of a Trade Ticket, confirmation of trade, instruction to post or to commit to the trade, “SWIFT” message, message via Markit Loan Settlement Custodial Services (Markit CIDD) or any other electronic communication or language, which shall constitute a direction and certification that the transaction is in compliance with and satisfies all applicable provisions of Section 7.8, Section 7.9, Section 7.10 and Section 12.3 of this Agreement.

“Borrowing Base” means, collectively, the Borrowing Base (Aggregate), the Borrowing Base (CAD), the Borrowing Base (Euro) and the Borrowing Base (GBP).

“Borrowing Base (Aggregate)” means the equivalent in Dollars of an amount equal to the lower of: (I)(i) the sum of the product of (x) the weighted average of the Advance Rates with respect to each of the Eligible Collateral Obligations; provided that, such weighted average of the Advance Rates shall be calculated, for the avoidance of doubt, subject to the weighted average Advance Rate caps based on the Diversity Score set forth in the definition of “Advance Rate”, as applicable, and using the Collateral Obligation Amount for each such Eligible Collateral Obligation net of the Excess Concentration Amount attributable to such Eligible Collateral Obligation and (y) the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations minus the Excess Concentration Amount attributable to such Eligible Collateral Obligations on such date minus (ii) the Unfunded Exposure Equity Shortfall plus (iii) the amount of Principal Collections on deposit in the Principal Collection Account (as determined by the Servicer using the Applicable Conversion Rate) and (II) the Facility Amount minus the Unfunded Exposure Amount.

“Borrowing Base (CAD)” means the sum of the product of (x) the weighted average of the Advance Rates with respect to each of the Eligible Collateral Obligations denominated in CAD provided that such weighted average shall be calculated, for the avoidance of doubt, using the Collateral Obligation Amount for each such Eligible Collateral Obligation and (y) the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations denominated in CAD.

“Borrowing Base (Euro)” means the sum of the product of (x) the weighted average of the Advance Rates with respect to each of the Eligible Collateral Obligations denominated in Euros provided that such weighted average shall be calculated, for the avoidance of doubt, using the Collateral Obligation Amount for each such Eligible Collateral Obligation and (y) the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations denominated in Euros.

“Borrowing Base (GBP)” means the sum of the product of (x) the weighted average of the Advance Rates with respect to each of the Eligible Collateral Obligations denominated in GBP provided that such weighted average shall be calculated, for the avoidance of doubt, using the Collateral Obligation Amount for each such Eligible Collateral Obligation and (y) the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations denominated in GBP.

“Borrowing Base Condition” means, both before and after giving pro forma effect to any distribution pursuant to Section 10.16, including any Permitted RIC Distribution, the Borrowing Base (Aggregate) is greater than or equal to the Outstanding Loan Amount multiplied by 105%.

“Borrowing Base Deficiency” means an event that occurs and is continuing on any date of determination that (a) as to the Borrowing Base (Aggregate), the Outstanding Loan Amount exceeds the Borrowing Base (Aggregate), (b) as to the Borrowing Base (CAD), the Outstanding Loan Amount denominated in CAD exceeds the Borrowing Base (CAD), (c) as to the Borrowing Base (Euro), the Outstanding Loan Amount denominated in Euros exceeds the Borrowing Base (Euro) or (d) as to the Borrowing Base (GBP), the Outstanding Loan Amount denominated in GBP exceeds the Borrowing Base (GBP).

“Broadly Syndicated Loan” means a First Lien Loan or Second Lien Loan that, as of the related Cut-Off Date, (a) is made to an Obligor organized in the United States, (b) is a syndicated commercial loan, (c) has an initial Tranche Size of $150,000,000 or greater (without consideration of reductions thereon from scheduled amortization payments), (d) has an observable quote from at least one nationally recognized pricing service and (e) is rated by one of S&P or Moody’s.

“BSL Advance Rate Adjustment Factor” means for any Broadly Syndicated Loan and as of any date of determination for such Broadly Syndicated Loan, the amount that equals (i) clause (i) of the definition of the Market Value for such Broadly Syndicated Loan, determined as of such date divided by (ii) the Purchase Price as of the Approval Date; provided that such amount shall not be greater than 1.0 at any time.

“Business Day” means (a) except to the extent provided in clause (b) below, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City and any city in which the Corporate Trust Office is located; provided that (i) with respect to any SONIA and GBP Loan related provisions and any provisions herein relating to the transfer, calculation or conversion of amounts denominated in GBP, “Business Day” shall be a GBP Business Day, (ii) with respect to any EURIBOR Rate related provisions and any provisions herein relating to the transfer, calculation or conversion of amounts denominated in Euro, “Business Day” shall be a TARGET Day and (iii) with respect to any provisions related to the Canadian Benchmark Rate and any provisions herein relating to the transfer, calculation or conversion of amounts denominated in CAD, “Business Day” shall be a CAD Business Day; and (b) in relation to Term SOFR Loans and any interest rate setting, funding, disbursement, settlement or payment of any Term SOFR Loan, any day that is a U.S. Government Securities Business Day.

“CAD” means the lawful money of Canada.

“CAD Business Day” means a day except (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks are authorized to close under the Applicable Laws of, or are in fact closed in, Toronto, Ontario.

“CAD Loan” means each Loan made in CAD.

“Canadian Benchmark” means, initially, the sum of (i) Daily Compounded CORRA and (ii) the CORRA Adjustment; provided that if a replacement of the Canadian Benchmark has occurred pursuant to Section 17.2 of this Agreement, then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Canadian Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Canadian Benchmark Replacement” means, for any Available Tenor, the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), that has been selected by the Agent and the Borrower as the replacement for such Available Tenor of such Canadian Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Canadian Relevant Governmental Body, for CAD-denominated syndicated credit facilities at such time; provided that, if the Canadian Benchmark Replacement would be less than the Floor, the Canadian Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Canadian Benchmark Replacement Conforming Changes” means, with respect to any Canadian Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “CAD Business Day,” the definition of “Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of loan requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides, in consultation with the Servicer, may be appropriate to reflect the adoption and implementation of such Canadian Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Canadian Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Canadian Relevant Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Cash Interest Expense” means with respect to any Obligor for any period, the amount which, in conformity with Appropriate Accounting Principles, would be set forth opposite the caption “interest expense” (exclusive of any Retained Interest that, according to the term of the Underlying Instruments, can never be converted to cash interest that is due and payable prior to maturity) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period.

“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of such Independent Manager’s duties as set forth in the Borrower’s organizational documents, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii)that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of Independent Manager.

“Change of Control” means any of (a) the Equityholder shall no longer be the sole equityholder of the Borrower (free and clear of any liens), (b) Ares Capital Management LLC, or an Affiliate of Ares Capital Management LLC, ceases to be the investment adviser to, and/or otherwise control the investment management and investment policies of, the Servicer.

“Class A-1 Commitment” means each Class A-1 Term Commitment and Class A-1 Revolving Commitment.

“Class A-1 Lenders” means the Class A-1 Term Lenders and Class A-1 Revolving Lenders.

“Class A-1 Loan” means a Class A-1 Revolving Loan or a Class A-1 Term Loan.

“Class A-1 Revolving Commitment” means, for each Class A-1 Revolving Lender, (a) prior to the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, the commitment of such Class A-1 Revolving Lender to make Class A-1 Revolving Loans to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Class A-1 Revolving Lender’s name on Schedule 5 or pursuant to the assignment executed by such Class A-1 Revolving Lender and its assignee(s) and delivered pursuant to Article XV (as such Class A-1 Revolving Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Class A-1 Revolving Lender’s pro rata share of all Class A-1 Loans outstanding of the applicable class.

“Class A-1 Revolving Lender” means each Lender with a Class A-1 Revolving Commitment of greater than $0.

“Class A-1 Revolving Loan” has the meaning specified in Section 2.1(a).

“Class A-1 Term Commitment” means, with respect to each Class A-1 Term Lender, the commitment of such Class A-1 Term Lender to make Class A-1 Term Loans to the Borrower during the period from the Effective Date until the Term Commitment Termination Date, including pursuant to an Assignment Agreement or on any Conversion Date, in the amount of the total Class A-1 Term Loans as set forth on Schedule 5, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement; provided that any reduction of a Class A-1 Term Loan shall result in a dollar for dollar reduction of the applicable Class A-1 Term Commitment.

“Class A-1 Term Lender” means each Lender with a Class A-1 Term Commitment of greater than $0.

“Class A-1 Term Loan” has the meaning specified in Section 2.1(b).

“Class A-2 Commitment” means each Class A-2 Revolving Commitment and each Class A-2 Term Commitment.

“Class A-2 Lenders” means the Class A-2 Revolving Lenders and the Class A-2 Term Lenders.

“Class A-2 Loan” means a Class A-2 Revolving Loan or a Class A-2 Term Loan.

“Class A-2 Revolving Commitment” means, for each Class A-2 Revolving Lender, (a) prior to the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, the commitment of such Class A-2 Revolving Lender to make Class A-2 Revolving Loans to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Class A-2 Revolving Lender’s name on Schedule 5 or pursuant to the assignment executed by such Class A-2 Revolving Lender and its assignee(s) and delivered pursuant to ArticleXV (as such Class A-2 Revolving Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Class A-2 Revolving Lender’s pro rata share of all Class A-2 Loans outstanding of the applicable class.

“Class A-2 Revolving Lender” means each Lender with a Class A-2 Revolving Commitment of greater than $0.

“Class A-2 Revolving Loan” has the meaning specified in Section 2.1(a).

“Class A-2 Term Commitment” means, with respect to each Class A-2 Term Lender, the commitment of such Class A-2 Term Lender to make Class A-2 Term Loans to the Borrower during the period from the Effective Date until the Term Commitment Termination Date, including pursuant to an Assignment Agreement or on any Conversion Date, in the amount of the total Class A-2 Term Loans as set forth on Schedule 5, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement; provided that any reduction of a Class A-2 Term Loan shall result in a dollar for dollar reduction of the applicable Class A-2 Term Commitment.

“Class A-2 Term Lender” means each Lender with a Class A-2 Term Commitment of greater than $0.

“Class A-2 Term Loan” has the meaning specified in Section 2.1(b).

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited, as administrator of the forward-looking term Secured Overnight Financing Rate (or any successor administrator thereof).

“Code” means the Internal Revenue Code of 1986, as amended. “Collateral” has the meaning set forth in Section 12.1.

“Collateral Agent” means U.S. Bank Trust Company, National Association, solely in its capacity as Collateral Agent, together with its successors and permitted assigns in such capacity.

“Collateral Agent and Document Custodian Fee Letter” means that certain letter agreement between the Collateral Agent and the Borrower, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Agent.

“Collateral Agent/Collateral Administrator Fees and Expenses” has the meaning set forth in Section 11.11.

“Collateral Administrator” means U.S. Bank Trust Company, National Association, solely in its capacity as Collateral Administrator, together with its successors and permitted assigns in such capacity.

“Collateral Database” has the meaning set forth in Section 11.3(a)(i).

“Collateral Obligation” means a commercial loan (including Effective Date Participations permitted under clause (aa) of the definition of “Eligible Collateral Obligation” and Participation Interests) or bond owned by the Borrower, excluding the Retained Interest thereon.

“Collateral Obligation Amount” means for any Collateral Obligation, as of any date of determination, an amount equal to the product of (i) the Purchase Price (expressed as a percentage of par) of such Collateral Obligation at such time multiplied by (ii) the Principal Balance of such Collateral Obligation at such time.

The Collateral Obligation Amount of any Collateral Obligation that ceases to be (or otherwise is not) an Eligible Collateral Obligation shall be zero, including for the avoidance of doubt (x) any Participation Interest that has not been elevated to a full assignment within ninety (90) days of the applicable Cut-Off Date and (y) any Effective Date Participation that has not been elevated to a full assignment within sixty (60) days (or ninety (90) days if, as certified by the Borrower and the Transferor, such delay in elevation is due to actions or inactions outside the control of the Borrower and the Transferor and each of the Borrower and the Transferor has complied with its obligations under the Contribution Agreement with respect to the elevation of each such Effective Date Participation) of the Effective Date.

“Collateral Obligation File” means, with respect to each Collateral Obligation as identified on the related Document Checklist, (i) if the Collateral Obligation includes a promissory note, (x) an original, executed copy of such promissory note, or (y) in the case of a lost promissory note, a copy of such executed promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank or to the Collateral Agent, in each case with respect to clause (x) or clause (y) with an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower or in blank or to the Collateral Agent (unless such note is in bearer form, in which case delivery alone shall suffice), or (z) in the case of a noteless Collateral Obligation, a copy of each executed document or instrument evidencing the assignment of such Collateral Obligation to the Borrower; (ii) copies (as indicated on the Schedule of Collateral Obligations and the related Document Checklist) of any related loan agreement, security agreement, guarantees, note purchase agreement, intercreditor and/or subordination agreement, each to the extent material and in the possession of the Borrower; (iii) copies of the file-stamped (or the electronic equivalent of) UCC financing statements and continuation statements (including amendments or modifications thereof) authorized by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Collateral Obligation; (iv) any other document included by the Servicer on the related Document Checklist; and (v) any other document that is reasonably requested by the Agent and that is reasonably available to the Servicer.

“Collection Account” means, collectively, the Principal Collection Account and the Interest Collection Account.

“Collection Period” means, with respect to the first Distribution Date, the period from and including the Effective Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date immediately preceding the current Distribution Date.

“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Commitment” means the Revolving Commitments, the Swingline Commitments and the Term Commitments.

“Committed Lenders” means, for any Lender Group, the Persons executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment hereof) in accordance with the terms of this Agreement.

“Competent Authorities” means (i) the ESMA, the European Banking Authority, the European Commission and the European Central Bank, (ii) the national regulators in the member states of the EEA and (iii) the Prudential Regulation Authority, the Financial Conduct Authority and/or any other national regulator in the United Kingdom, and any successor to any of the foregoing.

“Conduit Lender” means any Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any assignee of any of the foregoing.

“Contractual Obligation” means with respect to any Person, any provision of any securities issued by such Person or any mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Contribution Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Conversion Date” means any date selected by the Agent, with the prior written consent of the Borrower for conversion of the applicable Revolving Loans into Term Loans.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent, the Collateral Administrator or the Document Custodian, as applicable, specified on Annex A, or such other address within the United States as the Collateral Agent, the Collateral Administrator or the Document Custodian, as applicable, may designate from time to time by notice to the Agent.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Adjustment” means 0.32138% (32.138 basis points).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Lite Loan” means a Collateral Obligation in which the Underlying Instruments for which do not (i) contain any financial covenant or (ii) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments); provided, that, notwithstanding the foregoing, a Collateral Obligation will be deemed not to be a Covenant Lite Loan for all purposes if the Underlying Instruments with respect to such Collateral Obligation contain a cross-default provision or cross-acceleration provision to, or the Collateral Obligation is pari passu with, another loan of the underlying obligor forming part of the same loan facility that requires such obligor to comply with one or more financial covenants or Maintenance Covenants. For the avoidance of doubt, a Collateral Obligation, the Underlying Instruments for which (i) do not contain any financial covenants or (ii) do not require the obligor thereunder to comply with one or more Maintenance Covenants (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by the Underlying Instruments) only (x) until the expiration of a certain period of time after the initial issuance of such Collateral Obligation, which period of time has elapsed or in any event shall not exceed three (3) months from the applicable Cut-Off Date or (y) for so long as there is no funded balance in respect of such Collateral Obligation, in each case, as set forth in the Underlying Instruments, shall be deemed not to be a Covenant Lite Loan.

“Covered Entity” means any of the following:

(i)        a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)       a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)      a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 17.23.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council (as the same may be effective from time to time together with any amendments or any successor or replacement provisions included in any European Union directive or regulation), together with any implemented or delegated regulations, technical standards and guidance related thereto as may be amended, replaced or supplemented from time to time.

“Currency” means United States dollars and each Eligible Currency.

“Custodial Account” means the USD Custodial Account and the Non-USD Custodial Accounts, collectively.

“Cut-Off Date” means, with respect to each Collateral Obligation, the date such Collateral Obligation becomes a part of the Collateral.

“Daily Commitment Fee” has the meaning assigned to such term in the Fee Letter. “Daily Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Agent in accordance with the methodology and conventions for this rate selected or recommended by the Canadian Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion; provided further that if the administrator has not provided or published CORRA and a Canadian Benchmark with respect to CORRA has not ceased to exist, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), an interest rate per annum equal to the greater of:

(a)       SONIA for the day that is five GBP Business Days prior to, (i) if such SONIA Interest Day is a GBP Business Day, such SONIA Interest Day, and (ii) if such SONIA Interest Day is not a GBP Business Day, the GBP Business Day immediately preceding such SONIA Interest Day, and

(b)       zero.

Any change in Daily Simple SONIA due a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.

“Debt-to-Recurring Revenue Ratio” means with respect to any Collateral Obligation that is a Recurring Revenue Loan for any period, the meaning of “Debt-to-Recurring Revenue Ratio” or any comparable definition in the related Underlying Instruments, and in any case that “Debt-to-Recurring Revenue Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (i) Indebtedness of the related Obligor less Unrestricted Cash to (ii) the Recurring Revenue of such Obligor, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instrument; provided that, in the event of a lack of any such information necessary to calculate the Debt-to-Recurring Revenue Ratio, the Debt-to-Recurring Revenue Ratio shall be a ratio calculated by the Servicer in accordance with the Servicer Standard in consultation with the Agent.

“Deemed Second Lien Loan” means any commercial loan (or participation interest therein) which would have constituted a FILO Loan but for the fact that it fails to meet the requirement of sub-clause (y) in the definition thereof.

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Collateral Obligation” means any Collateral Obligation as to which any one of the following events has occurred:

(a)       any Scheduled Collateral Obligation Payment or part thereof is unpaid more than two (2) Business Days beyond the grace period (if any) permitted by the related Underlying Instrument;

(b)       an Insolvency Event occurs with respect to the Obligor thereof;

(c)       the Servicer or the Borrower has actual knowledge of a default as to the payment of principal and/or interest that has occurred and continues for more than two (2) Business Days beyond the grace period (if any) permitted by the related underlying instruments on another loan or other debt obligation of the same Obligor that is (a) senior or pari passu in right of payment to such Collateral Obligation, (b) either a full recourse obligation of the Obligor or secured by the same collateral securing such Collateral Obligation and (c) in an amount (whether separately or in the aggregate) in excess of $250,000;

(d)       such Collateral Obligation has (x) a public rating by S&P of “CC” or below, or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable;

(e)       the Servicer or the Borrower has actual knowledge that such Collateral Obligation is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer which has (i) a public rating by S&P of “CC” or below, or “SD” or (ii) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD”, and in each case such other debt obligation remains outstanding; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor;

(f)        a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(g)       with respect to any Related Collateral Obligation, (i) the Equityholder or any of its Subsidiaries fails to comply with any funding obligation under such Variable Funding Asset and (ii) the Equityholder fails to notify the Agent prior to such failure to fund and in reasonable detail that, to the knowledge of the Equityholder, such failure to comply was not solely as a result of the Equityholder’s or such subsidiary’s inability to fund such obligation;

(h)       the Servicer determines, in its sole discretion, in accordance with the Servicer Standard, that all or a material portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status;

(i)        such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in the performance of its payment obligations under the Participation Interest (except to the extent such defaults were cured within the applicable grace period under the Underlying Instruments of the obligor thereof); or

(j)        such Collateral Obligation is a Participation Interest in a loan that would, if such loan were a Collateral Obligation, constitute a “Defaulted Collateral Obligation” (other than under this clause (j)) or with respect to which the Selling Institution no longer has a long-term debt rating of at least “A”.

“Defaulting Lender” means any Lender that:

(i) has failed to fund any portion of the Loans required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent shall be specifically identified in such writing) has not been satisfied; (ii) has otherwise failed to pay to the Agent, the Collateral Agent, the Collateral Administrator or any other Lender any other amount required to be paid by it hereunder to such applicable Person within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute; (iii) has notified the Borrower, the Servicer, the Agent, the Collateral Agent or any other Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent shall be specifically identified in such writing or public statement) cannot be satisfied); (iv) has failed, within two (2) Business Days after request by the Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Loans under this Agreement; provided that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the Agent and the Borrower; or (v) has become or is (or has a parent company that has become or is) insolvent or has become (or has a parent company that has become) the subject of a bankruptcy or insolvency proceeding or the subject of a Bail-in Action, or has had (or has a parent company that has had) a receiver, conservator, trustee or custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or has taken (or has a parent company that has taken) any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deferring Collateral Obligation” means a Collateral Obligation that is currently deferring and/or capitalizing any portion of accrued and unpaid interest or any other periodic distribution otherwise due.

“Delayed Drawdown Collateral Obligation” means a Collateral Obligation that (a)requires the Borrower to make one or more future advances to the Obligor under the Underlying Instruments, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder; provided that any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only to the extent of unfunded commitments and solely until all commitments by the Borrower to make advances on such Collateral Obligation to the Obligor under the Underlying Instruments expire or are terminated or are reduced to zero.

“Designated Reporting Entity” has the meaning set forth in Section 10.26(a). “Determination Date” means the last day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day.

“Distribution Date” means the 25th day of each calendar month, commencing in September 2023; provided that, the last Distribution Date shall occur on the Facility Termination Date (or, in each case, the immediately following day if the Distribution Date would fall on a non-Business Day).

“Disqualified Institution” means, as of any date of determination, any Person who, in the reasonable determination of the Agent, is primarily engaged in the business of middle market cash flow lending and is in direct or indirect competition with the Borrower, the Servicer or any Affiliate thereof, including each of the entities set forth on Schedule 4 (as updated from time to time by the Borrower with the prior written consent of the Agent); provided that, the Agent shall have no duty to maintain, update or provide any consents with respect to such Schedule 4 or any Disqualified Institutions listed therein or proposed to be listed therein; provided further that, no Lender or prospective lender hereunder shall be disqualified retroactively by any prior changes or updates to such Schedule 4; provided further that, notwithstanding the foregoing, in no event shall any commercial bank, investment bank or insurance company be deemed a Disqualified Institution hereunder.

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 1 hereto, as such diversity scores shall be updated at the option of the Agent in its reasonable discretion if Moody’s publishes revised criteria and the application of such revised criteria to this facility is necessary to avoid an increased regulatory capital charge for the Agent or its Affiliates that are Lenders hereunder.

“Document Checklist” means an electronic or hard copy list delivered by the Borrower (or by the Servicer on behalf of the Borrower) in the form attached hereto as Exhibit K to the Agent, Collateral Agent, the Document Custodian and the Collateral Administrator that identifies the loan documents contained in each Collateral Obligation File and includes the name of the Obligor with respect to such Collateral Obligation, in each case as of the related Funding Date.

“Document Custodian” means U.S. Bank National Association, solely in its capacity as Document Custodian, together with its successors and permitted assigns in such capacity.

“Document Custodian Fees and Expenses” has the meaning set forth in Section 18.10.

“Dodd-Frank Regulation” means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from the Dodd-Frank Wall Street Reform and Consumer Protection Act and all laws, regulations requests, rules, guidelines or directives thereunder or issued in connection therewith.

“Dollar(s)” and the sign “$” mean lawful money of the United States of America.

“Dollar Loan” means each Loan made in Dollars.

“Dollar Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “Dollar Lender”.

“EBITDA” means, with respect to any Relevant Test Period and any Collateral Obligation, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Collateral Obligation (or, in the case of a Collateral Obligation for which the Underlying Instruments have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Collateral Obligation, until the first Relevant Test Period after the Underlying Instruments have been executed, or as otherwise determined in good faith by the Servicer in accordance with the Servicer Standard). In any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments or marketing materials or financial model, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with Appropriate Accounting Principles (and also on a pro forma basis as determined in good faith by the Servicer in accordance with the Servicer Standard in case of any acquisitions)) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation and amortization for such period, other non-cash charges and organization costs, extraordinary, one-time and/or non-recurring losses or charges, any other customary add-backs for similarly situated obligors the Servicer deems to be appropriate in accordance with the Servicer Standard and any other item the Servicer and the Agent mutually deem to be appropriate; provided that, with respect to any Obligor for which four full fiscal quarters of financial data are not available, EBITDA shall be determined for such Obligor based on annualizing the financial data from the reporting periods actually available in a manner mutually acceptable to the Servicer and the Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“Effective Date” has the meaning set forth in Section 6.1.

“Effective Date Participation” means any Collateral Obligation held in the form of a Participation Interest acquired by the Borrower under the Contribution Agreement on the Effective Date.

“Effective LTV” means, with respect to any Eligible Collateral Obligation as of its origination date, the meaning of “LTV” or any comparable definition in the Underlying Instruments for such Eligible Collateral Obligation. In case that “Effective LTV” or such comparable definition is not defined in such Underlying Instruments, a ratio of (i) the total indebtedness of the related Obligor that ranks senior to or pari passu with such Eligible Collateral Obligation divided by (ii) the Enterprise Value of the related Obligor.

“Eighth Amendment Effective Date” means February 6, 2026.

“Eligible Account” means (i) a segregated account or (ii) a direct deposit account, in each case, maintained with a securities intermediary or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1 by S&P and P-1 by Moody’s. In either case, such depository institution or trust company shall have been approved by the Agent, acting in its reasonable discretion, by written notice to the Borrower.

U.S. Bank National Association is deemed to be a securities intermediary that is acceptable and approved by the Agent.

“Eligible Collateral Obligation” means, as of the applicable Cut-Off Date (unless otherwise specified), each Collateral Obligation that satisfies the following conditions (unless otherwise waived by the Agent and the Required Lenders in their respective sole discretion in the applicable Approval Notice):

(a)       (i) such Collateral Obligation is a Non-Approval Collateral Obligation or (ii) the Agent in its sole discretion has delivered an Approval Notice with respect to such Collateral Obligation within five (5) Business Days of receipt of the related Asset Approval Request; provided that if an Approval Notice is not received within the time period set forth in this clause (a)(ii), such Collateral Obligation shall be deemed to have not been approved by the Agent;

(b)       such Collateral Obligation is a Broadly Syndicated Loan or a Middle Market Loan;

(c)       such Collateral Obligation is not a Defaulted Collateral Obligation;

(d)       such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any other Person other than the Borrower;

(e)       such Collateral Obligation is not a Structured Finance Obligation;

(f)       such Collateral Obligation is denominated in an Eligible Currency and is not convertible by the Obligor thereof into any currency other than an Eligible Currency;

(g)       such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino, data center or other operating company), a construction loan or a project finance loan;

(h)       such Collateral Obligation is not a lease (including a financing lease);

(i)        such Collateral Obligation has a Purchase Price of at least 80%, unless otherwise approved by the Agent in its sole discretion;

(j)        such Collateral Obligation is not a trade claim;

(k)       if such Collateral Obligation is a Recurring Revenue Loan, the Obligor has sufficient Liquidity to fund operations for the next 18 months based on the projections provided by the Obligor (as determined by the Servicer);

(l)        the Obligor with respect to such Collateral Obligation is an Eligible Obligor;

(m)      such Collateral Obligation is not Margin Stock;

(n)       such Collateral Obligation is not a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation;

(o)       reserved;

(p)       such Collateral Obligation is not subject to substantial non-credit related risk, as determined by the Servicer in accordance with the Servicer Standard, other than non-credit related risks that have previously been disclosed to the Agent during the process of obtaining an Approval Notice with respect to such Collateral Obligation;

(q)       the acquisition of which will not cause the Borrower to be deemed to own 5.0% or more of any class of voting securities of any Obligor or 25.0% or more of the total equity of any Obligor or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of any class of voting securities of any Obligor or 25.0% or more of the total equity of any Obligor, in each case as determined by the Servicer;

(r)        the Underlying Instrument for which does not contain confidentiality provisions that restrict the ability of the Agent to exercise its rights under the Transaction Documents, including, without limitation, its rights to review such debt obligation or participation, the Underlying Instrument and related documents and credit approval file so long as the Agent or each Lender, as applicable, has agreed to maintain the confidentiality of such information in accordance with the provisions of such Underlying Instruments;

(s)       the acquisition of which is not in violation of Regulations T, U or X of the FRS Board;

(t)            such Collateral Obligation is capable of being transferred to and owned by the Borrower (whether directly or by means of a security entitlement) and of being pledged, assigned or novated by the owner thereof or of an interest therein (a) subject to customary qualifications for instruments similar to such Collateral Obligation, to the Collateral Agent for the benefit of the Secured Parties, (b) subject to customary qualifications for instruments similar to such Collateral Obligation, to any assignee of the Agent permitted or contemplated under this Agreement, (c) subject to customary qualifications for instruments similar to such Collateral Obligation, to any Person at any foreclosure or strict sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (d) subject to customary qualifications for instruments similar to such Collateral Obligation, to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the Uniform Commercial Code);

(u)           the proceeds of such Collateral Obligation will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision);

(v)           the Related Security for such Collateral Obligation is primarily located in an Eligible Jurisdiction;

(w)           such Collateral Obligation has a stated maturity that does not exceed eight (8) years from the related issuance date;

(x)            such Collateral Obligation is a part of a loan tranche with a minimum initial face value of at least $10,000,000;

(y)           such Collateral Obligation is secured by a valid and enforceable security interest;

(z)            the acquisition by the Borrower of such Collateral Obligation would not result in an EU/UK Retention Deficiency;

(aa)        such Collateral Obligation is not a participation interest, other than a Participation Interest; provided that, (i) Effective Date Participations shall not be excluded from eligibility pursuant to this clause (aa) until the date that is sixty (60) days (or ninety (90) days if, as certified by the Borrower and the Transferor, such delay in elevation is due to actions or inactions outside the control of the Borrower and the Transferor and each of the Borrower and the Transferor has complied with its obligations under the Contribution Agreement with respect to the elevation of each such Effective Date Participation) after the Effective Date;

(ab)         such Collateral Obligation, if it is a Deferring Collateral Obligation, is a Permitted PIK Loan; and

(ac)         such Collateral Obligation is not a Non-ESG Collateral Obligation.

“Eligible Currency” means CADs, Dollars, Euros and GBPs and, for purposes of clause (f) of the definition of “Eligible Collateral Obligation”, NZD and the local currency of each Eligible Jurisdiction.

“Eligible Jurisdiction” means United States, Canada, Australia, Austria, Belgium, Denmark, Finland, France, Ireland, Germany, Luxembourg, Norway, New Zealand, Spain, Sweden, the Netherlands, Jersey and the United Kingdom, and any other jurisdiction consented to by the Agent in writing in its sole discretion.

“Eligible Obligor” means any Obligor that (i) on any day, is a business organization (and not a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof (or any other Eligible Jurisdiction), (ii) on any day, is a legal operating entity or holding company, (iii) on any day, is not an Official Body, (iv) on any day, is not an Affiliate of, or controlled by, the Borrower, the Servicer or the Equityholder and (v) other than for any Obligor of a Recurring Revenue Loan, as of the applicable Cut-Off Date, has a most recently reported trailing twelve-month EBITDA of $10,000,000 or greater, unless otherwise approved by the Agent in its sole discretion.

“Enterprise Value” means, with respect to any Eligible Collateral Obligation as of its origination date, the meaning of “Enterprise Value” or any comparable definition in the Underlying Instruments for such Eligible Collateral Obligation. In case that “Enterprise Value” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with Appropriate Accounting Principles) as determined by the Servicer in a manner substantially consistent with the way the Servicer underwrote the Enterprise Value as of the most recent closing (and in any event consistent with the Servicer Standard) or, if in the reasonable determination of the Servicer that the general economic, market or industry condition has evolved or the business performance or projection of such Obligor has changed since the most recent closing, such amount proposed by the Servicer with the consent of the Agent, in each case, after giving due consideration to (I) if there is an observable public price for the common stock of such Obligor or the value of the equity capital of the Obligor can be established based on available acquisition price or paid-in capital contribution by a sponsoring investor, the sum of (x) the outstanding principal amount of any indebtedness of such Obligor (y) the outstanding principal amount of any preferred stock issued by such Obligor and (z) the market value of such Obligor’s common stock or (II) otherwise the sum of (x) the product of (A) the trailing-twelve-months EBITDA with respect to such Obligor and (B) a multiple as reasonably determined by the Servicer based on known enterprise value/EBITDA multiples for businesses in the same industry or otherwise with similar characteristics to those of the related Obligor plus (y) the unrestricted cash of such Obligor on such date.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equity Cure Notice” means a notice from the Equityholder to the Agent which satisfies each of the following conditions:

(a)           such notice is delivered to the Agent (with a copy to each Lender and the Collateral Agent) not later than three (3) Business Days after the occurrence of an event specified in Section 13.1(e);

(b)           such notice sets forth evidence satisfactory to the Agent and the Required Lenders that the Equityholder has made a capital call on its investors in an aggregate amount sufficient to cure such event, and the proceeds of such capital call will be contributed by the Equityholder to the Borrower; and

(c)            no more than two (2) other Equity Cure Notices have been delivered within the previous twelve (12) calendar months.

“Equityholder” has the meaning set forth in the Preamble.

“Equity Security” means any asset that is not a Broadly Syndicated Loan, a Middle Market Loan or a Permitted Investment.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“Erroneous Payment” has the meaning assigned to it in Section 11.13(a).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.13(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.13(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.13(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EU Retention Requirements” means Article 6 of the EU Securitisation Regulation, including (i) any regulatory and/or implementing technical standards in relation thereto (including Chapters I, II and III and Article 22 of Delegated Regulation (EU) No 625/2014 where such provisions are applicable pursuant to the transitional provisions in Article 43(7) of the EU Securitisation Regulation) and (ii) any guidance published in relation thereto by the ESMA, the European Banking Authority, the European Commission or the European Central Bank; provided that any reference to the EU Retention Requirements shall be deemed to include any successor or replacement provisions of Article 6 of the EU Securitisation Regulation included in any European Union directive or regulation.

“EU Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation, as amended by Regulation 2021/557 and as further amended, varied or substituted from time to time, including any implementing regulation, technical standards and official guidance related thereto, in each case as amended, varied or substituted from time to time.

“EU Transparency Requirements” means Article 7 of the EU Securitisation Regulation, including (i) any regulatory and/or implementing technical standards in relation thereto and (ii) any guidance published in relation thereto by the ESMA, the European Banking Authority, the European Commission or the European Central Bank; provided that any reference to the EU Transparency Requirements shall be deemed to include any successor or replacement provisions of Article 7 of the EU Securitisation Regulation included in any European Union directive or regulation.

“EU Transparency Requirements Satisfaction Deficiency” means that event which shall occur if:

(a)           following the Effective Date, an amendment or replacement of the EU Transparency Requirements becomes effective, which has the effect that the receipt by Relevant Recipients of Loan Reports, Investor Reports and Significant Event Reports in the forms applicable prior to such amendment or replacement of the EU Transparency Requirements becoming effective is insufficient to permit EU/UK Institutional Investor Lenders to comply with their obligations under Article 5(1)(e) of the EU Securitisation Regulation; and

(b)           the Designated Reporting Entity (i) has not agreed with the Agent (as instructed by the EU/UK Institutional Investor Lenders) in accordance with the definitions of Loan Report and/or Investor Report that they shall refer to the relevant updated form published by the ESMA and/or as otherwise required for the purpose of the EU Transparency Requirements from time to time and/or (ii) has not agreed with the parties to this Agreement to amend Section 10.26 to provide for the Designated Reporting Entity to assume such additional reporting obligations as may reasonably be necessary in order that the receipt by the Relevant Recipients of all information to be provided thereunder is sufficient to permit EU/UK Institutional Investor Lenders to comply with their obligations under Article 5(1)(e) of the EU Securitisation Regulation.

“EU/UK Institutional Investor” means a Person that is an institutional investor for the purpose of the EU Securitisation Regulation or the UK Securitisation Regulation, as determined by such Person in its sole discretion, from time to time.

“EU/UK Institutional Investor Lender” means a Lender that has notified the Borrower and the Agent in writing that it is an EU/UK Institutional Investor or that it is a party to liquidity or credit support arrangements provided by an EU/UK Institutional Investor.

“EU/UK Institutional Investor Potential Lender” means an EU/UK Institutional Investor (a) to which a Lender is contemplating assigning all or a portion of its rights and obligations under this Agreement and has given notification thereof to the Borrower, the Servicer and the Agent and (b) in respect of which the applicable conditions set out in Article XV are satisfied.

“EU/UK Originator Requirement” means the requirement which will be satisfied if, on the Effective Date:

(a)            the aggregate principal balance of all Retention Holder Originated Collateral Obligations; divided by

(b)           the aggregate principal balance of all Collateral Obligations,

in each case, held by or on behalf of the Borrower, is greater than or equal to 5%.

“EU/UK Retention Deficiency” means, as of any date of determination, an event which shall occur if the principal amount of the equity interests in the Borrower held by the Retention Holder as of such time is less than 5% of the nominal value of all Collateral (other than cash that does not constitute Principal Collections) as of such date.

“EURIBOR Rate” means, with respect to any Accrual Period, the greater of (a) 0.0% and (b) the rate per annum shown by the Reuters Screen (or any applicable successor page) that displays an average European Money Markets Institute Settlement Rate for deposits in Euros for a period equal to such Accrual Period as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such Accrual Period; provided, that in the event no such rate is shown, the EURIBOR Rate shall be the rate per annum based on the rates at which Euro deposits for a period equal to such Accrual Period are displayed on page “EURIBOR” of the Reuters Screen (or any applicable successor page) for the purpose of displaying Euro interbank offered rates of major banks as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further that in the event fewer than two such rates are displayed, or if no such rate is relevant, the EURIBOR Rate shall be a rate per annum at which deposits in Euros are offered by the principal office of the Agent in Brussels, Belgium to prime banks in the euro interbank market at 11:00 a.m. (Brussels time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period equal to such Accrual Period.

“Euro”, “Euros”, “euro” and “€” mean the lawful currency of the Member States of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time.

“Euro Loan” means each Loan made in Euros.

“European Supervisory Authorities” means, together, the EBA, the ESMA and the EIOPA.

“Evaluation Event” means the occurrence of any of the following with respect to any Eligible Collateral Obligation:

(a)           such Collateral Obligation becomes a Defaulted Collateral Obligation;

(b)           the occurrence of a Material Modification with respect to such Collateral Obligation that is not approved by the Agent in its sole discretion;

(c)           the related Obligor fails to deliver to the Borrower or the Servicer any annual audited financial information as required by the Underlying Instruments of such Collateral Obligation (including any grace periods thereunder) and such failure continues for more than 60 days (provided that any such 60 day grace period may only be permitted once per Obligor);

(d)          the related Obligor fails to deliver to the Borrower or the Servicer any quarterly unaudited financial information or other financial reporting as required by the Underlying Instruments of such Collateral Obligation (including any grace periods thereunder) but in no event less frequently than quarterly and such failure continues for more than 60 days (provided that any such 60 day grace period may only be permitted once per Obligor);

(e)           for any Middle Market Loan (other than a Recurring Revenue Loan), the Senior Net Leverage Ratio (or, in the case of a Second Lien Loan, a Total Net Leverage Ratio) related to such Collateral Obligation (x) increases by 0.75x (or any subsequent increase of an additional 0.75x) compared to the Senior Net Leverage Ratio (or, in the case of a Second Lien Loan, a Total Net Leverage Ratio) as of the later of the Approval Date or the last Evaluation Event date with respect to such Middle Market Loan, as applicable, and (y) is above 4.5x; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Agent may waive any Evaluation Event resulting from such implementation pursuant to this clause (e);

(f)            for any Middle Market Loan (other than a Recurring Revenue Loan), the Interest Coverage Ratio related to such Collateral Obligation (x) decreases by 15% (or any subsequent decrease of an additional 15%) compared to the Interest Coverage Ratio as of the later of the Approval Date or the last Evaluation Event date with respect to such Middle Market Loan, as applicable, and (y) such ratio is below 1.5x;

(g)           for any Recurring Revenue Loan, the Debt-to-Recurring Revenue Ratio related to such Collateral Obligation increases by 0.25x (or any subsequent increase of an additional 0.25x) compared to the Debt-to-Recurring Revenue Ratio as of the later of the Approval Date or the last Evaluation Event date with respect to such Collateral Obligation, as applicable; or

(h)           for any Broadly Syndicated Loan, (x) the rating falls below (i) a Moody’s Rating “B3” or (ii) an S&P Rating “B-”, as applicable; provided that, if any such Broadly Syndicated Loan is rated “CCC+” or lower, any rating downgrade by one or more notches (including a negative watch) shall constitute an “Evaluation Event” with respect to such Broadly Syndicated Loan; or (y) the Market Value falls by more than 5.0% below the LSTA Index for ten (10) consecutive calendar days;

provided that, the Agent may specify (including as a condition to the provision of an Approval Notice thereby) one or more additional Evaluation Events solely with respect to such Eligible Collateral Obligation on the Approval Date for such Eligible Collateral Obligation.

“Event of Default” means any of the events described in Section 13.1.

“Excess Concentration Amount” means, during the Revolving Period, as of the most recent Measurement Date (and after giving effect to all Collateral Obligations to be purchased or sold by the Borrower on such date), the sum, without duplication, of the following amounts, in each case, as applicable to each individual Collateral Obligation:

(a)           the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Second Lien Loans, Deemed Second Lien Loans, FILO Loans, Recurring Revenue Loans or Type C Broadly Syndicated Loans over 15.0% of the Excess Concentration Measure;

(b)           the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Second Lien Loans over 5.0% of the Excess Concentration Measure;

(c)           the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Broadly Syndicated Loans (i) during the period beginning after the six-month anniversary of the Effective Date until the twelve-month anniversary of the Effective Date, over 40.0% of the Excess Concentration Measure and (ii) thereafter, over 20.0% of the Excess Concentration Measure;

(d)           the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over 5.0% of the Excess Concentration Measure; provided that, with respect to any three Obligors, the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of each of such Obligors may be up to 7.0% of the Excess Concentration Measure;

(e)           the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations in any single S&P Industry Classification (other than the “Oil & Gas” S&P Industry Classification) other than a S&P Industry Classification described in the following proviso over 15.0% of the Excess Concentration Measure; provided that, (x) the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of Obligors in the largest S&P Industry Classification (so long as such largest S&P Industry Classification is “Health Care Technology”, “Health Care Equipment & Supplies”, “Health Care Providers & Suppliers” or “Software”) may be up to 25.0% of the Excess Concentration Measure; (y) the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of Obligors in the first and second largest S&P Industry Classification (other than the “Oil & Gas”, “Health Care Technology”, “Health Care Equipment & Supplies”, “Health Care Providers & Suppliers” or “Software” S&P Industry Classifications) other than the S&P Industry Classification specified in clause (x) may be up to 17.5% of the Excess Concentration Measure; and (z) the S&P Industry Classification of “Oil & Gas” may be up to 5.0% of the Excess Concentration Measure;

(f)            the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations over 5.0% of the Excess Concentration Measure;

(g)           the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Recurring Revenue Loans over 10.0% of the Excess Concentration Measure;

(h)           the excess, if any, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Variable Funding Assets over 10.0% of the Excess Concentration Measure;

(i)            the excess, if any and without duplication, of the Aggregate Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are denominated in an Eligible Currency other than Dollars or that have Obligors organized in a country other than the United States, in the aggregate, over 10.0% of the Excess Concentration Measure; provided that, the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are denominated in NZD or that have Obligors organized in New Zealand may be up to 5.0% of the Excess Concentration Measure;

(j)             the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts of all Eligible Collateral Obligations that are Covenant Lite Loans (other than (i) Broadly Syndicated Loans or (ii) any Collateral Obligations whose Obligors have a trailing twelve month EBITDA of greater than $100,000,000, as measured at the applicable Cut- Off Date) over 30.0% of the Excess Concentration Measure;

(k)           the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts with respect to all Eligible Collateral Obligations (other than Broadly Syndicated Loans, Recurring Revenue Loans, FILO Loans, Second Lien Loans and Deemed Second Lien Loans) that cause the related Obligor to (i) have a Total Net Leverage Ratio of greater than 6.5x as of the Cut-Off Date (unless such Obligor is in a Specified Industry) or (ii) have a Total Net Leverage Ratio of greater than 7.5x as of the Cut-Off Date, with respect to any such Obligor in a Specified Industry, in each case, over 30.0% of the Excess Concentration Measure; provided that, the Agent shall have provided an Approval Notice with respect to each Eligible Collateral Obligation counted towards the limitation in this clause (k);

(l)            reserved;

(m)          the excess, if any and without duplication, of the aggregate sum of the Principal Balances of all Eligible Collateral Obligations that are Deferring Collateral Obligations constituting Permitted PIK Loans or Partial PIK Loans over 17.5% of the Excess Concentration Measure;

(n)           the excess, if any and without duplication, of the aggregate sum of the Principal Balances of all Eligible Collateral Obligations that are Deferring Collateral Obligations constituting Partial PIK Loans over 5.0% of the Excess Concentration Measure;

(o)          the excess, if any and without duplication, of the Aggregate Eligible Collateral Obligation Amounts of all Eligible Collateral Obligations (excluding Recurring Revenue Loans) whose Obligors have a trailing twelve month EBITDA of less than $20,000,000 over 10.0% of the Excess Concentration Measure; and

(p)           the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Participation Interests (other than Effective Date Participations) over 10% of the Excess Concentration Measure~~;~~ .

~~provided that, during the Ramp-Up Period, any Broadly Syndicated Loan may be treated as a Middle Market Loan for purposes of this definition as agreed in writing by the Agent and the Borrower on a case-by-case basis.~~

“Excess Concentration Measure” means (a) during the Ramp-Up Period, the greater of (x) the Target Portfolio Amount and (y) the Aggregate Eligible Collateral Obligation Amount plus all Principal Collections on deposit in the Principal Collection Account; and (b) thereafter, the Aggregate Eligible Collateral Obligation Amount plus all Principal Collections on deposit in the Principal Collection Account.

“Excess Funds” as of any date of determination and with respect to any Conduit Lender, funds of such Conduit Lender not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of (i) all of its matured and maturing commercial paper notes on such date of such determination, (ii) the principal of and interest on all of its loans outstanding on such date of such determination and (iii) and other amounts in accordance with its commercial paper notes and applicable transaction documents.

“Excluded Amounts” means (i) any amount received in the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) any amount deposited into the Collection Account in error or (vi) payments by the Obligors of indemnification obligations and reimbursements for actually incurred out-of-pocket expenses, in each case that are not received in lieu of principal, interest or fees owed under the related Underlying Instruments.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any Taxes imposed under FATCA.

“Executive Officer” means, with respect to the Borrower, the Servicer or the Equityholder, the Chief Executive Officer, the Chief Operating Officer, the Executive Vice President or sole manager or the board of managers or directors of such Person or any other Person included on the incumbency of the Borrower, the Servicer or the Equityholder, as applicable, delivered hereunder and, with respect to any other Person, the President, Chief Financial Officer, Executive Vice President or any Vice President.

“Exposure Amount” means, as of any date of determination and with respect to any Variable Funding Asset, the excess of (a) the Borrower’s maximum funding commitment thereunder over (b) the Principal Balance of such Variable Funding Asset. For the avoidance of doubt, the Exposure Amount in respect of a Defaulted Collateral Obligation shall be included in the calculation of the Exposure Amount if the Borrower is at such time subject to contractual funding obligations with respect to such Defaulted Collateral Obligation and such obligation has not ceased to be enforceable under the Bankruptcy Code.

“Exposure Amount Shortfall” has the meaning set forth in Section 2.2(e).

“Facility” means the loan facility to be provided to the Borrower pursuant to, and in accordance with, this Agreement.

“Facility Amount” means $~~1,825,000,000~~2,325,000,000, as such amount may be reduced pursuant to Section 2.5 or increased pursuant to Section 2.7.

“Facility Termination Date” means the earlier of (i) August 1, 2030 and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to, any intergovernmental agreement, treaty or convention among Official Bodies and implementing such Sections of the Code.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“FILO A Loan” means a FILO Loan that, as of any date of determination, has an Effective LTV of less than or equal to 60% and Total Net Leverage Ratio less than or equal to 5.5x.

“FILO B Loan” means a FILO Loan that is not a FILO A Loan and, as of any date of determination, has an Effective LTV less than or equal to 75% and Total Net Leverage Ratio less than or equal to 6.5x.

“FILO C Loan” means any FILO Loan that is not a FILO A Loan or a FILO B Loan and, as of any date of determination, has Total Net Leverage Ratio less than or equal to 7.0x; provided that any FILO Loan that would have constituted a FILO A Loan or a FILO B Loan but for the fact that it fails to meet the provisions thereto with respect to Effective LTV shall constitute a FILO C Loan.

“FILO Loan” means a commercial loan (or participation interest therein) that (x) would have constituted a First Lien Loan but for the fact that, at any time prior to and/or after an event of default under the related Underlying Instruments of such loan, will be paid after one or more tranches of First Out Loans issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments and (y) the total size of First Out Loans repayable ahead of the FILO Loan shall be less than 25% of the sum of the sizes of such First Out Loans and such FILO Loan; provided that, only a true first in/last out with a definitive intercreditor agreement shall constitute a FILO Loan for purposes of calculating the Excess Concentration Amount pursuant to clause (a) of the definition thereof.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Amendment Effective Date” means December 19, 2023.

“First Lien Loan” means any commercial loan (or participation interest therein) that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation for borrowed money of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to customary waterfall provisions contained in the applicable loan agreement or indenture), (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Permitted Liens and liens in connection with a Permitted Working Capital Facility as permitted under the applicable Underlying Instrument that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body) and (iii) the Servicer determines in good faith and in accordance with the Servicer Standard that the value of the collateral for such loan or the applicable enterprise value or expected future cash flows on or about the time of acquisition equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a first priority Lien over the same collateral as the applicable Collateral Obligation.

“First Out Loan” means any First Lien Loan that, in any bankruptcy, reorganization, arrangement, insolvency, moratorium, post-event of default scenario or liquidation proceedings, is senior in right of payment to (and documented under the same Underlying Instruments, an agreement among lenders or other applicable definitive agreement as) a FILO Loan to the same Obligor.

“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR. For the avoidance of doubt the initial Floor for Term SOFR shall be zero.

“Foreign Currency Loan Amount” means, on any Measurement Date, the sum of (a) the equivalent in Dollars of the aggregate principal amount of all Loans denominated in Euros outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate plus (b) the equivalent in Dollars of the aggregate principal amount of all Loans denominated in GBPs outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate plus (c) the equivalent in Dollars of the aggregate principal amount of all Loans denominated in CADs outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate, in each case, after giving effect to all repayments of Loans and the making of new Loans on such date.

“Foreign Currency Sublimit” means, on any date of determination, an amount equal to the product of (i) 10.0% multiplied by (ii) the then-current Facility Amount on such date.

“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Fronting Exposure” means, at any time there is a Defaulting Lender with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with the terms hereof.

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement or any Fee Letter that would (a) extend the Revolving Period, (b) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (c) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, in each case, owing to such Lender, (d) reduce the amount of any such payment of principal or interest hereunder owing to such Lender, (e) reduce the rate at which interest is payable to such Lender or any fee is payable hereunder to such Lender (excluding, in each case, any such reduction as a result of a full or partial waiver of interest or fees accruing at a default rate imposed during an Event of Default or a result of a waiver of an Event of Default), (f) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (g) alter the terms of Section 2.4(a), Section 8.3, or Section 17.2 or any related definitions or provisions in a manner that would have a material adverse effect on any Lender, (h) modify the definition of the “Required Lenders” in a manner that would have a material adverse effect on any Lender or modify in any manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (i) modify the definition of the terms “Advance Rate”, “Borrowing Base (Aggregate)”, “Borrowing Base (CAD)”, “Borrowing Base (Euro)”, “Borrowing Base (GBP)”, “Broadly Syndicated Loan”, “Eligible Collateral Obligation”, “Eligible Jurisdiction”, “Excess Concentration Amount”, “Facility Termination Date”, “First Lien Loan”, “Second Lien Loan”, “Deemed Second Lien Loan”, “FILO A Loan”, “FILO B Loan”, “FILO C Loan”, “FILO Loan”, “Middle Market Loan” or “Fundamental Amendment”, or any defined term used therein, in each case in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion, (j) modify the form or details of the Monthly Report in a manner that materially reduces the reporting requirements, (k) other than as set forth in clause (c) or clause (d) above, extend the date fixed for the payment or reduce the amount of any other payment hereunder in a manner that would have a material adverse effect on any Lender, (l) result in the direct or indirect subordination of the security interest and lien upon the Collateral that is granted by the Borrower in accordance with this Agreement, (m) alter the provisions providing for pro rata treatment of Loans, pro rata treatment of reductions in the Facility Amount or Commitments, or pro rata treatment of allocation of payments and Loans to non-Defaulting Lenders, (n) modify the definition of the term “Dollar Lender” or (o) alter the terms of Section 2.2(d)(i) or Section 2.2(d)(iii).

“Funding Date” means any Loan Date or any Reinvestment Date, as applicable.

“FX Evaluation Date” means (a) each Funding Date, (b) each Determination Date and (c) the date on which any Event of Default occurs.

“FX Reallocation Notice” has the meaning set forth in Section 2.2(d)(ii).

“GBP” means the lawful currency for the time being of the United Kingdom.

“GBP Business Day” means a day except (a) a Saturday, (b) a Sunday, or (c) any day on which banks are closed for general business in London.

“GBP Loan” means each Loan made in GBP.

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Incurrence Covenant” means a covenant by any Obligor to comply with one or more financial covenants only upon the occurrence of certain actions of such Obligor, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Increased Costs” means collectively, any increased cost, loss or liability owing to the Agent and/or any other Affected Person under Article V of this Agreement.

“Increased Facility Amount” has the meaning set forth in Section 2.7.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Appropriate Accounting Principles: (i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (ii) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (iii) the net obligations of such Person under any Swap Contract, (iv) all obligations of such Person to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business, in each case, not past due for more than ninety days after the date on which such trade account payable was created and (y) obligations relating to clearing and settling purchases and sales of securities, in each case not past due more than five Business Days after such purchase or sale), (v) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (vi) all capital leases and synthetic lease obligations, (vii) all commitments of such Person to make an investment in another Person or to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (viii) all obligations of such Person to post margin or collateral (however characterized) under any prime brokerage, securities account, options or similar agreements, (ix) any other obligation of such Person that would constitute indebtedness evidenced by senior securities under the Investment Company Act and (x) all guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the swap termination value thereof as of such date. The amount of any capital lease or synthetic lease obligation as of any date shall be deemed to be the amount of attributable indebtedness in respect thereof in accordance with Appropriate Accounting Principles as of such date.

“Indemnified Amounts” has the meaning set forth in Section 16.1.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 16.1.

“Independent Accountants” means a firm of nationally recognized independent certified public accountants.

“Independent Manager” means an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Global Securitization Services, LLC, Lord Securities Corporation or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company reasonably approved by the Required Lenders, in each case that is not an Affiliate of the Borrower and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(a)           a member, partner, equityholder, manager, director, officer or employee of the Borrower, the Equityholder, or any of their respective equityholders or Affiliates (other than as an Independent Manager of the Borrower or an Affiliate of the Borrower that is not in the direct chain of ownership of the Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity; provided that such Independent Manager is employed by a company that routinely provides professional Independent Managers or managers in the ordinary course of its business);

(b)           a creditor, supplier or service provider (including provider of professional services) to the Borrower, the Equityholder, or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Managers and other corporate services to the Borrower, the Equityholder or any of their respective Affiliates in the ordinary course of its business);

(c)            a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)           a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

“Information Package” means, (x) with respect to each Eligible Collateral Obligation that is a Middle Market Loan, the following information (to the extent reasonably accessible): (i) legal Obligor name, detailed legal term-sheet or up to date legal documentation, (ii) most recent due diligence reports (including domicile of Obligor), (iii) most recent Servicer investment committee memo, (iv) most recent two years of audited financials of the related Obligor (or, in the case of an acquisition financing, the most recently available financial statements for the applicable target company), (v) most recent company forecast with capital expenditure plans, (vi) most recent shareholding pattern and details of management team, (vii) details of outstanding banking facilities and debt maturity schedule and (viii) such other information reasonably available to the Servicer as the Agent may reasonably request; (y) with respect to each Eligible Collateral Obligation that is a Broadly Syndicated Loan, the following information (to the extent requested by the Agent and reasonably accessible): (i) most recent lender presentation; (ii) most recent two years of audited financials of the related Obligor (or, in the case of an acquisition financing, the most recently available financial statements for the applicable target company); and (iii) most recent credit agreement.

“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Instrument” has the meaning given such term in the UCC.

“Interest” means, with respect to any period, the daily interest accrued on Loans during such period as provided for in ARTICLE III.

“Interest Collections” means, with respect to the Collateral following the applicable Cut-Off Date, (i) all payments and collections received by the Borrower in its capacity as lender (or by any other Related Party in accordance with Section 10.10), which payments or collections are attributable to interest on any Collateral Obligation or other Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Obligation or other Collateral, (ii) any commitment, ticking, upfront, underwriting, origination or amendment fees received in respect of any Collateral Obligation (including any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time) and (iii) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case, other than Retained Interests.

“Interest Collection Account” means, collectively, the accounts which are created and maintained on the books and records of the Securities Intermediary entitled “USD Interest Collection Account”, “CAD Interest Collection Account”, “Euro Interest Collection Account” and “GBP Interest Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which are established and maintained pursuant to Section 8.1(a) hereof and the Account Control Agreement.

“Interest Coverage Ratio” means respect to any Collateral Obligation for any Relevant Test Period, either (a) the meaning of “Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Collateral Obligation, or (b) in the case of any Collateral Obligation with respect to which the related Underlying Instruments do not include a definition of “Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments; provided that, in the case of newly originated Collateral Obligations, the Interest Coverage Ratio for the trailing twelve months may be determined on a pro forma basis with respect to current indebtedness of the related Obligor.

“Interest Rate” means, for any Accrual Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Base Rate for such Accrual Period and such Lender.

“Investor Report” means a quarterly investor report in the form published as of the date of this Agreement on the website https://eur-lex.europa.eu/legal-content/EN/TXT/PDF/?uri=OJ:L:2020:289:FULL&from=EN as Annex XII (or, to the extent agreed with the Agent (as instructed by the EU/UK Institutional Investor Lenders), any updated form published by the ESMA and/or as otherwise required under the EU Securitisation Regulation by any applicable Competent Authority from time to time).

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Lender” means each Conduit Lender, each Committed Lender, each Revolving Lender, each Multicurrency Lender, each Dollar Lender, the Swingline Lender and each Term Lender, as the context may require.

“Lender Agent” has the meaning set forth in the Preamble.

“Lender Group” means each Lender and related Lender Agent from time to time party hereto.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Lien Release Dividend” has the meaning assigned to that term in Section 7.10.

“Lien Release Dividend Date” means the date specified by the Borrower, which date may be any Business Day, provided written notice is given in accordance with Section 7.10.

“Liquidity” means with respect to any Recurring Revenue Loan for any Relevant Test Period, either (1) the amount of (i) Unrestricted Cash and cash equivalents plus (ii) any unfunded revolving commitments for which such Obligor can satisfy the conditions to draw any such amounts or (2) upon the request of the Borrower and approved in writing by the Agent (which may be approved via email), the meaning of “Liquidity” or any comparable definition in the applicable Underlying Instruments.

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Bank agrees to make purchases from or advances to, or purchase assets from, any Conduit Lender in order to provide liquidity support for such Conduit Lender’s Loans hereunder.

“Liquidity Bank” means the Person or Persons who provide liquidity support to any Conduit Lender pursuant to a Liquidity Agreement in connection with the issuance by such Conduit Lender of commercial paper notes.

“Loan” means a Revolving Loan, a Swingline Loan or a Term Loan.

“Loan Date” has the meaning set forth in Section 2.1(a).

“Loan Report” means a quarterly loan level disclosure report in the form published as of the date of this Agreement on the website https://eur-lex.europa.eu/legal-content/EN/TXT/PDF/?uri=OJ:L:2020:289:FULL&from=EN as Annex IV (or, to the extent agreed with the Agent (as instructed by the EU/UK Institutional Investor Lenders), any updated form published by the ESMA and/or as otherwise required under the EU Securitisation Regulation by any applicable Competent Authority from time to time).

“Loan Request” has the meaning set forth in Section 2.2(a).

“LSTA Index” means the S&P/LSTA Leveraged Loan Price Index or, if such index is not available, any other successor index selected by the Agent and the Borrower.

“Maintenance Covenant” means a covenant by any Obligor to comply with one or more financial covenants during each reporting period (but not more frequently than quarterly), whether or not such Obligor has taken any specified action.

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the FRS Board.

“Market Value” means, with respect to any Collateral Obligation that is a Broadly Syndicated Loan, at any date of determination thereof selected by the Agent, the product of (i) the lowest bid side market price most recently quoted by Loan Pricing Corporation, Mark-it Partners or Interactive Data Corporation and obtained by the Servicer or quoted by another nationally recognized broker-dealer or nationally recognized quotation servicer (expressed as a percentage) of such Collateral Obligation multiplied by (ii) the Principal Balance.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, financial condition, or business of the Borrower or the Servicer; (b) the ability of the Borrower, the Servicer or the Retention Holder to perform their respective obligations under this Agreement or any of the other Transaction Documents; (c) the validity or enforceability of this Agreement, any of the other Transaction Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the collateral assignments and Liens granted by the Borrower in this Agreement.

“Material Modification” means any amendment, waiver, consent or other modification or supplement of any Eligible Collateral Obligation entered into after the Cut-Off Date which:

(i)        reduces or forgives any or all of the principal amount or non-default interest due under such Collateral Obligation;

(ii)       delays or extends the stated maturity date for such Collateral Obligation; provided that, any such amendment, waiver, consent or other modification or supplement shall not be a Material Modification hereunder if the stated maturity of such Collateral Obligation is extended for six (6) months or less in connection therewith, so long as the Servicer provides a written certification to the Agent for the benefit of the Lenders that such extension is not due to a deterioration of the related Obligor’s credit (measured from the applicable Cut-Off Date) or similar credit-related reasons;

(iii)      results in any less financial information in respect of reporting frequency, scope or otherwise being provided with respect to the related Obligor or reduces the frequency or total number of any appraisals required thereunder that, in the case of a reduction in scope, has a material adverse effect on the ability of the Servicer or the Agent (as determined by the Agent in its reasonable discretion) to make any determinations or calculations required or permitted hereunder;

(iv)     waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Obligation (other than any deferral or capitalization already allowed by the terms of any PIK Loan or Permitted PIK Loan as of the Cut-Off Date or the terms of any Partial PIK Loan as of the date such Collateral Obligation constitutes a Partial PIK Loan pursuant to the terms hereof), or reduces the spread or coupon with respect to such Collateral Obligation (other than in connection with applicable pricing grids or benchmark replacement interest rate provisions, or as a result of an increase in the credit quality of such Eligible Collateral Obligation (as certified in writing by the Servicer to the Agent for the benefit of the Lenders), in each case, to the extent already permitted by the terms of the related Underlying Instruments);

(v)       contractually or structurally subordinates such Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” as defined in the Underlying Instruments for such Loan or such comparable definition if “permitted liens” is not defined therein) on any of the Related Property securing such Collateral Obligation; or

(vi)      substitutes, alters, releases or terminates the underlying collateral securing such Collateral Obligation and any such substitution, alteration, release or termination, as determined by the Agent, materially and adversely affects the value of such Eligible Collateral Obligation; provided that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the related Obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the related loan facility with the net proceeds;

provided that, for the avoidance of doubt, “Material Modification” shall not include any change to the base rate in respect of a Collateral Obligation from LIBOR, SOFR or SONIA to an alternative rate, including any applicable spread or payment frequency adjustments thereto that in the Servicer’s commercially reasonable judgment is consistent with the successor for LIBOR, SOFR or SONIA; provided further that, pursuant to Section 7.5(i)(ix), the Borrower shall promptly notify the Agent of the occurrence of any Material Modification with respect to a particular Eligible Collateral Obligation.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Servicer has actual knowledge of the occurrence of any Evaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.9; and (vii) the date of any Optional Sale.

“Middle Market Loan” means any Collateral Obligation that is not a Broadly Syndicated Loan.

“MML Advance Rate Adjustment Factor” means for any Middle Market Loan, the amount equal to (i) the Senior Net Leverage Ratio (or in the case of a Second Lien Loan, the Total Net Leverage Ratio) as of the Relevant Test Period most recently ended prior to the Approval Date divided by (ii) the Senior Net Leverage Ratio (or in the case of a Second Lien Loan, the Total Net Leverage Ratio) as of the Relevant Test Period most recently ended prior to the relevant date of determination; provided that such amount shall not be greater than 1.0 at any time.

“Monthly Asset Amount” means, for any Distribution Date, the arithmetical average of (i) the aggregate Principal Balance of all Collateral Obligations and the cash and the principal balance of any Permitted Investments on deposit in the Principal Collection Account, measured as of the first day of the related Collection Period and (ii) the aggregate Principal Balance of all Collateral Obligations and the cash and the principal balance of any Permitted Investments on deposit in the Principal Collection Account, measured as of the related Determination Date.

“Monthly Report” means a report prepared by the Collateral Administrator, on behalf of the Borrower, substantially in the form of Exhibit D.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Rating” means, with respect to any Collateral Obligation, either (i) the public rating issued by Moody’s (based on tranche rating and not corporate family rating) or (ii) any written credit estimate issued by Moody’s received by the Borrower or the Servicer.

“Multicurrency Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “Multicurrency Lender”.

“Multicurrency Loan” means each Loan made in an Eligible Currency.

“Non-Approval Collateral Obligation” means, as of the applicable Cut-Off Date, any Type A Broadly Syndicated Loan; provided that the Diversity Score is greater than 12 after giving pro forma effect to the acquisition thereof.

“Non-Approval Event” means, an event that (x) will be deemed to have occurred if the ratio (measured on a rolling basis of any twenty Asset Approval Requests) of (i) the number or Dollar amount of Asset Approval Requests for loans that satisfy the requirements of an Eligible Collateral Obligation with respect to which the Agent has not delivered Approval Notices (including any Approval Notices specifying additional conditions that are not accepted by the Borrower) over (ii) the total number or aggregate Dollar amount of Asset Approval Requests is greater than 70% and (y) will be continuing until the conditions set forth in clause (x) of this definition are no longer true.

“Non-USD Accounts” means the accounts other than the USD Accounts.

“Non-USD Custodial Account” means the accounts which are created and maintained on the books and records of the Securities Intermediary entitled the “CAD Custodial Account”, “Euro Custodial Account”, “GBP Custodial Account” and “NZD Custodial Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which are established and maintained pursuant to Section 8.1(a) hereof and the Account Control Agreement.

“Non-ESG Collateral Obligation” means any loan, debt obligation or debt security of an Obligor whose principal business activity is any of the following:

(a)           the production or marketing of controversial weapons (including antipersonnel landmines, cluster weapons or nuclear, chemical or biological weapons and/or their critical components) or the development of nuclear weapons programs;

(b)           the manufacture of fully completed and operational assault weapons or firearms;

(c)            the production or marketing of thermal coal or generating electricity from thermal coal;

(d)           the production of tobacco;

(e)            unsustainable palm oil production; or

(f)             production of pornography or provision of any form of adult entertainment. “Note” means a promissory grid note, in the form of Exhibit A, made payable to a Lender Agent, on behalf of the related Lender(s) or made payable to the order of the Swingline Lender. “Note Agent” has the meaning set forth in Section 14.1.

“Notice and Request for Consent” has the meaning set forth in Section 7.10(a)(i).

“NYFRB” means the Federal Reserve Bank of New York.

“NZD” means the lawful money of New Zealand.

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Lender Agents, the Collateral Agent, the Document Custodian, the Collateral Administrator, the Securities Intermediary, the Agent or any other Affected Person or Indemnitee arising under or in connection with this Agreement, the Notes and each other Transaction Document.

“Obligor” means any Person that owes payments under any indebtedness and, solely for purposes of calculating the Excess Concentration Amount pursuant to clause (d) or clause (e) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor; provided that, for purposes of this definition, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or common control by, a common financial sponsor.

“Officer’s Certificate” means a certificate signed by an Executive Officer.

“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Omnibus Amendment Effective Date” means August 28, 2024.

“Operating Lease Implementation” means the implementation by an Obligor of IFRS 16/ASC 842.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel acceptable to the Agent.

“Optional Sale” has the meaning set forth in Section 7.8.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Loan Amount” means, as of any date of determination, an amount equal to the aggregate principal balance of all Loans outstanding under this Agreement.

“Partial PIK Loan” means a Collateral Obligation that would otherwise be a PIK Loan, which provides for and is currently paying periodic payments of interest thereon in cash no less frequently than semiannually and the portion of interest being paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of less than (i) if such Collateral Obligation is a Fixed Rate Collateral Obligation, 2.25% per annum over the Benchmark relating to the Eligible Currency of such Collateral Obligation or (ii) otherwise, 2.25% per annum over the applicable index rate.

“Participant” has the meaning set forth in Section 15.5.

“Participant Register” has the meaning set forth in Section 15.5.

“Participation Interest” means a participation interest in a loan, debt obligation or other obligation that satisfies each of the following criteria: (i) such loan would constitute a Collateral Obligation were it acquired directly, (ii) the Selling Institution is a lender in respect of such loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition (or, in the case of a participation in a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation, (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants and (viii) the Borrower has owned such participation without elevating it to a full assignment for not more than ninety (90) days. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“Payment Recipient” has the meaning assigned to it in Section 11.13(a).

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

“Permitted Investment” means, at any time:

(a)             direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b)             demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Agent or any Lender Agent, or any Affiliate in each case, acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by S&P and “P-1” by Moody’s;

(c)             commercial paper that (i) is payable in an Eligible Currency and (ii) is rated at least “A-1” by S&P and “P-1” by Moody’s; or

(d)             shares or other securities of money market funds which funds have, at all times, credit ratings of “Aaa-mf” by Moody’s and “AAAm” by S&P.

Permitted Investments may be purchased by or through the Collateral Agent or any of its Affiliates. All Permitted Investments shall be held in the name of the Securities Intermediary. No Permitted Investment shall have an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Agent or any of their respective affiliates, or any entity for whom the Collateral Agent or the Agent or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition).

“Permitted Lien” means (i) the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Liens for Taxes and mechanics’ or suppliers’ liens for services or materials supplied, in either case, not yet due and payable and for which adequate reserves have been established in accordance with Appropriate Accounting Principles, (iii) as to Related Security (1) the Liens in favor of the Borrower herein and (2) any Liens on the Related Security permitted pursuant to the applicable Underlying Instruments or that are otherwise reasonable or customary for loans similar to such Collateral Obligation, (iv) as to agented loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor, (v) Liens arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith and (vi) as to any Account, customary Liens in favor of the Securities Intermediary to the extent permitted in the Account Control Agreement.

“Permitted PIK Loan” means a Collateral Obligation that would otherwise be a PIK Loan, which provides for and is currently paying periodic payments of interest thereon in cash no less frequently than semiannually and the portion of interest being paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Collateral Obligation is a Fixed Rate Collateral Obligation, 2.25% per annum over the Benchmark relating to the Eligible Currency of such Collateral Obligation or (ii) otherwise, 2.25% per annum over the applicable index rate.

“Permitted RIC Distribution” means distributions on any Distribution Date to the Equityholder (from the Collection Account or otherwise) to the extent required to allow the Equityholder to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant); provided that, (a) no Tier One Event of Default has occurred and is continuing, (b) the Borrower has provided to the Agent no less than two (2) Business Days’ prior written notice of such distribution and (c) Section 10.16 is satisfied in connection with such distribution; provided further that, the aggregate amount of all such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115.0% of the amounts that the Borrower would have been required to distribute to the Equityholder in respect of such taxable year (or calendar year, as relevant) to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year; (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto); and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of the foregoing clause (i), clause (ii) or clause (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code. Notwithstanding anything herein to the contrary, after the occurrence and during the continuation of a Tier Two Event of Default, Permitted RIC Distributions shall be permitted pursuant to Section 8.3(a)(i) from Interest Collections only; provided that, no Tier One Event of Default has occurred and is continuing and the amount of Permitted RIC Distributions made in any calendar quarter during the continuation of a Tier Two Event of Default shall not exceed the lower of (1) $1,500,000 (or such greater amount consented to in writing by the Agent in its sole discretion and the Required Lenders) and (2) one-fourth of the amount permitted under the 115.0% limitation set forth in the foregoing proviso.

“Permitted Working Capital Revolver” means, in respect of an Obligor under a Collateral Obligation, a revolving lending facility secured on a first lien basis solely by all or a portion of the current assets of the related Obligor, which current assets subject to such security interest do not constitute a material portion of the Obligor’s total assets (it being understood that such revolving lending facility may be secured on a junior lien basis by other assets of the related Obligor).

“Person” means an individual, partnership, exempted limited partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“PIK Loan” means a Collateral Obligation (other than any Permitted PIK Loan or Partial PIK Loan) that, pursuant to the related Underlying Instruments as in effect on the applicable Cut-Off Date, permits the deferral and/or capitalization of any portion of accrued and unpaid interest or other periodic distribution otherwise due; provided that, any interest not payable in Cash shall not be included in the calculation of the Interest Coverage Ratio; provided further such Collateral Obligation shall not constitute a “PIK Loan” if the portion of interest being paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Collateral Obligation is a Fixed Rate Collateral Obligation, 4.00% per annum over the Benchmark relating to the Eligible Currency of such Collateral Obligation or (ii) otherwise, 4.00% per annum over the applicable index rate.

“Primary Servicer Fee” means the senior fee payable to the Servicer or successor Servicer (as applicable) in accordance with the terms hereof on each Distribution Date in arrears in respect of each Collection Period for services rendered during the related Collection Period, which fee shall be equal to the product of (a) the Primary Servicer Fee Percentage per annum, (b) the average of the values of (x) the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Collection Period and (y) the cash representing Principal Collections on such days and (c) the actual number of days in such Collection Period divided by 365.

“Primary Servicer Fee Percentage” means 0.35%.

“Prime Rate” means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day. If The Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, then the Agent in its reasonable discretion may select a comparable index or source to use as the basis for the Prime Rate.

“Principal Allocation Formula” means, with respect to a prepayment of the Loans as specifically set forth herein, to each of the Revolving Loans and Term Loans in accordance with their respective Principal Sharing Percentages (determined immediately prior to the application provided for in this definition); provided, in each case, that if the Principal Allocation Formula would result in the allocation of a payment of principal to the Revolving Loans in excess of the aggregate outstanding principal amount thereof, then the amount of such excess shall be deposited into the Collection Account.

“Principal Balance” means with respect to any Collateral Obligation and as of any date, (a)  if such Collateral Obligation is denominated and payable in Dollars, the outstanding principal balance of such Collateral Obligation, and (b) if such Collateral Obligation is denominated and payable in any Eligible Currency other than Dollars, the equivalent in Dollars (as determined by the Servicer using the Applicable Conversion Rate) of the outstanding principal balance of such Collateral Obligation, in each case exclusive of (A) any deferred or capitalized interest on any PIK Loan, Permitted PIK Loan or Partial PIK Loan that accrues after the applicable Cut-Off Date and (B) any unfunded amounts with respect to any Variable Funding Asset; provided that for purposes of calculating the “Principal Balance” of any PIK Loan, Permitted PIK Loan or Partial PIK Loan, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest; provided further that the “Principal Balance” of any Variable Funding Asset as of any date shall be equal to the outstanding principal balance thereof plus amounts on deposit in respect thereof in the Unfunded Exposure Account. The “Principal Balance” of any Equity Security shall be zero.

“Principal Collections” means (x) any and all amounts of collections received with respect to the Collateral other than Interest Collections and Excluded Amounts, including (but not limited to) (i) all collections attributable to principal on such Collateral, (ii) the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments and (iii) all Repurchase Amounts, in each case other than Retained Interests and (y) the proceeds of Loans which have not been used to settle pending acquisitions of Eligible Collateral Obligations and deposits by the Equityholder pursuant to Section 8.1(d).

“Principal Collection Account” means, collectively, the accounts which are created and maintained on the books and records of the Securities Intermediary entitled “USD Principal Collection Account”, “CAD Principal Collection Account”, “Euro Principal Account” and “GBP Principal Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which are established and maintained pursuant to Section 8.1(a) hereof and the Account Control Agreement.

“Principal Sharing Percentage” means, with respect to any payment of principal of the Loans that is to be allocated according to the Principal Allocation Formula, a fraction, expressed as a percentage:

(a)	the numerator of which is:

(i)        the aggregate principal amount of the Term Loans or Revolving Loans, as applicable, outstanding on such date; and

(b)	the denominator of which is the sum of:

(i)        the aggregate principal amount of the Term Loans outstanding on such date; and

(ii)       the aggregate principal amount of the Revolving Loans outstanding on such date.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Pro Rata Share” means, with respect to a Dollar Lender, subject to Section 2.9(a)(ii), the percentage obtained by dividing the Revolving Commitment of such Dollar Lender (as determined pursuant to the definition of Commitment) by the aggregate Revolving Commitments of all the Dollar Lenders (as determined pursuant to the definition of Commitment).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Price” means (a) with respect to any Middle Market Loan acquired by the Borrower in connection with its primary origination for a purchase price (as a percentage of par) equal to or greater than 97%, 100%; and (b) with respect to any other Collateral Obligation, the actual price paid by the Borrower for such Collateral Obligation expressed as a percentage of par.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 17.23.

“Ramp-Up Period” means the period from and including the Eighth Amendment Effective Date to ~~July 28~~August 6, ~~2025~~2026.

“Rating Agencies” means S&P, Morningstar Credit Ratings, LLC, Moody’s and any other rating agency that has been requested to issue a rating with respect to the commercial paper notes issued by any Conduit Lender.

“Recipient” means (a) the Agent, (b) any Lender Agent, (c) any Lender and (d) any other recipient of a payment hereunder.

“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Servicer with respect to such Collateral Obligation or Obligors.

“Recurring Revenue” means the definition of annualized recurring revenue used in the Underlying Instruments for each such Eligible Collateral Obligation, or any comparable term for “Revenue”, “Recurring Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Eligible Collateral Obligation or if there is no such term in the Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Servicer (including, without limitation, software as a service subscription revenue), of the related obligor and any of its parents or subsidiaries that are obligated with respect to such Eligible Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with Appropriate Accounting Principles).

“Recurring Revenue Loan” means a First Lien Loan that is issued to an Obligor that provides software and technology services, healthcare information technology or digital infrastructure and related services and (i) is structured based on a multiple of the related Obligor’s Recurring Revenue, (ii) requires the Obligor to comply with a maximum Recurring Revenue Multiple or minimum Recurring Revenue financial covenant, (iii) at the time of origination of the Loan, does not include and would not customarily be expected to include (as determined by the Servicer) a financial covenant based on “debt to EBITDA”, “debt to EBIT” or a similar multiple of debt to operating cash flow and (iv) is not subordinate to a working capital loan.

“Recurring Revenue Multiple” means either (a) the meaning of “Recurring Revenue Multiple” or comparable definition set forth in the Underlying Instrument for such Recurring Revenue Loan, or (b) in the case of any Recurring Revenue Loan with respect to which the related Underlying Instrument does not include a definition of “Recurring Revenue Multiple” or comparable definition, an amount equal to the difference of “total indebtedness” (as defined in the Underlying Instruments or comparable definition thereof, including such Eligible Collateral Obligation) less unencumbered cash and cash equivalents divided by Recurring Revenue.

“Reference Time” means, with respect to any setting of the then-current Benchmark, (i) if such Benchmark is based on Term SOFR, then two Business Days prior to such setting, or (ii) in the case of any other Benchmark, the time determined by the Agent in its reasonable discretion.

“Reinvestment” has the meaning given in Section 8.3(b).

“Reinvestment Date” has the meaning given in Section 8.3(b)(i).

“Reinvestment Request” has the meaning given in Section 8.3(b)(i).

“Related Collateral Obligation” means any Collateral Obligation where the Equityholder or any Subsidiary of the Equityholder owns a Variable Funding Asset pursuant to the same Underlying Instruments; provided that any such asset will cease to be a Related Collateral Obligation once all commitments by the Equityholder or any such Subsidiary to make advances or fund such Variable Funding Asset to the related Obligor expire or are irrevocably terminated or reduced to zero.

“Related Parties” means, collectively, the Borrower, the Servicer and the Equityholder.

“Related Property” means, with respect to a Collateral Obligation, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Obligation, including, without limitation, any pledge of the stock, membership or other ownership interests in the related Obligor or its subsidiaries, all Warrant Assets with respect to such Collateral Obligation and all proceeds from any sale or other disposition of such property or other assets.

“Related Security” means, with respect to each Collateral Obligation:

(a)           any Related Property securing a Collateral Obligation, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Loan Date and all liquidation proceeds thereof;

(b)          all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c)           all Collections with respect to such Collateral Obligation and any of the foregoing;

(d)           any guarantees or similar credit enhancement for an Obligor’s obligations under any Collateral Obligation, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);

(e)           all Records with respect to such Collateral Obligation and any of the foregoing; and

(f)            all recoveries and proceeds of the foregoing.

“Relevant Governmental Body” means:

(a)             with respect to a Benchmark Replacement in respect of Loans denominated in United States dollars, the Federal Reserve Board, the NYFRB or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB or, in each case, any successor thereto;

(b)             with respect to a Benchmark Replacement in respect of Loans denominated in CAD, the Bank of Canada / la Banque du Canada, or a committee officially endorsed or convened by the Bank of Canada / la Banque du Canada or, in each case, any successor thereto; and

(c)             with respect to a Benchmark Replacement in respect of Loans denominated in any Eligible Currency;

(i)        the central bank for the Currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (x) such Benchmark Replacement or (y) the administrator of such Benchmark Replacement, or

(ii)       any working group or committee officially endorsed or convened by: (w) the central bank for the currency in which such Benchmark Replacement is denominated, (x) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (y) a group of those central banks or other supervisors or (z) the Financial Stability Board or any part thereof.

“Relevant Recipients” has the meaning assigned to such term in Section 10.26(a).

“Relevant Test Period” means with respect to any Collateral Obligation, the relevant test period for the calculation of Senior Net Leverage Ratio, Total Net Leverage Ratio, Interest Coverage Ratio or EBITDA as applicable, for such Collateral Obligation in accordance with the related Underlying Instruments or, if no such period is provided for therein, each period of the last four (4) consecutive fiscal quarters of the principal Obligor on such Collateral Obligation for which financial statements were required to be delivered under the related Underlying Instruments; provided that with respect to any Collateral Obligation for which the relevant test period is not provided for in the related Underlying Instruments, if an Obligor is a newly-formed entity as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the fourth (4th) fiscal quarter from the date of formation, and shall subsequently include each period of the last four (4) consecutive reported fiscal quarters of such Obligor.

“Reporting Agent” means any entity that shall be appointed as agent by or on behalf of the Borrower to deliver, prepare and/or make available the documents, reports and other information required pursuant to Article 7 of the EU Securitisation Regulation.

“Reporting Date” means the twentieth (20th) calendar day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day.

“Reporting Deadline” has the meaning assigned to such term in Section 10.26(a)(i).

“Reporting Website” means the reporting website of the agent appointed by the Designated Reporting Entity in accordance with Section 10.26.

“Repurchase Amount” means, for any Warranty Collateral Obligation for which a payment or substitution is being made pursuant to Section 7.9 as of any time of determination, the sum of (i) an amount equal to the purchase price paid by the Borrower for such Collateral Obligation (excluding purchased accrued interest and original issue discount) less all payments of principal received in connection with such Collateral Obligation since the date it was added to the Collateral and (ii) any accrued and unpaid interest thereon since the last Distribution Date.

“Repurchased Collateral Obligation” means, with respect to any Collection Period, any Collateral Obligation as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Borrower on or before the immediately prior Reporting Date and any Collateral Obligation purchased by the Equityholder pursuant to the Contribution Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.

“Requested Conversion Portion” has the meaning assigned to such term in Section 2.4(c).

“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Servicer.

“Required Lenders” means the Lender or Lenders (other than Defaulting Lenders) holding, collectively, more than 50% of the aggregate Undrawn Commitments and aggregate principal amount of all of the Loans outstanding at such time; provided that (i) at any time when two or more such Lenders are party to this Agreement, at least two unaffiliated Lenders with combined Undrawn Commitments and aggregate principal amount of greater than 50% of all the Loans outstanding, shall be required to constitute “Required Lenders” ~~and~~, (ii) for purposes of any voting or consent provisions hereunder, if such provisions only impact the Revolving Lenders or the Term Lenders, as applicable, subject to clause (i) above, such threshold shall be greater than 50% and shall only be measured by the Revolving Commitments or the Term Commitments, as applicable, or the aggregate principal amount of all Revolving Loans or Term Loans, as applicable, outstanding at such time and (iii) for purposes of any voting or consent provisions hereunder, if such provisions only impact the Class A-1 Lenders or the Class A-2 Lenders, as applicable, subject to clause (i) above, such threshold shall be greater than 50% and shall only be measured by the Class A-1 Commitments or the Class A-2 Commitments, as applicable, or the aggregate principal amount of all Class A-1 Loans or Class A-2 Loans, as applicable, outstanding at such time; provided further that if any Lender shall be a Defaulting Lender at such time, then each Lender’s percentage, for purposes of this definition, shall be the percentage equal to a fraction the numerator of which is the amount of such Lender’s Commitment (or, in the event that such Lender’s Commitments have been terminated, such Lender’s outstanding Loans under that Commitment) and the denominator of which is the aggregate amount of the Commitments (or, in the event such Lender’s Commitments have been terminated, the aggregate amount of the outstanding Loans under those Commitments) of the Lenders (excluding in the numerator and the denominator each such Defaulting Lender’s unfunded Commitments).

“Resignation Effective Date” has the meaning set forth in Section 14.8.

“Resolution Authority” means any body which has authority to exercise any Write-Down and Conversion Powers.

“Responsible Officer” means, with respect to any Person (other than the Collateral Agent, the Document Custodian, the Collateral Administrator or the Securities Intermediary), any duly authorized officer or authorized signatory, as applicable, of such Person or of the general partner, administrative manager, manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer or authorized signatory, as applicable, of such Person or of the general partner, administrative manager, manager or managing member of such Person to whom such matter is referred because of such officer’s or authorized signatory’s knowledge of familiarity with the particular subject and (x) in the case of the Securities Intermediary, any officer authorized to act for and on behalf of the Securities Intermediary or to whom any matter is referred within such Person because of such person’s knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Agreement or the Account Control Agreement and (y) in the case of the Collateral Agent or the Collateral Administrator, any officer assigned to the applicable corporate trust group (or any successor thereof), as applicable, authorized to act for and on behalf of the Collateral Agent or the Collateral Administrator, as applicable, including any vice president or assistant vice president of the Collateral Agent or the Collateral Administrator customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any matter is referred within such corporate trust group (or any successor thereof), because of such Person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement, and (z) in the case of the Document Custodian, any officer authorized to act for and on behalf of the Document Custodian or to whom any matter is referred within such Person because of such Person’s knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Agreement.

“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

“Retention Holder” means Ares Strategic Income Fund, and any successor thereto, as permitted by the EU Retention Requirements and the UK Retention Requirements.

“Retention Holder Originated Collateral Obligation” means each Collateral Obligation which the Retention Holder (i) purchased or will purchase on its own account prior to selling or transferring such Collateral Obligation to the Borrower; or (ii) either itself or through related entities (including the Borrower), directly or indirectly, was involved or will be involved in the original agreement which created or will create such Collateral Obligation.

“Retention Letter” means a letter relating to the retention of net economic interest in substantially the form of Exhibit J, from the Retention Holder and addressed to the Borrower, the Agent and any EU/UK Institutional Investor Lender on the Effective Date and for the benefit of any future EU/UK Institutional Investor Lender, which shall include such letter entered into as of the Effective Date, and each letter amending, restating, replacing, supplementing, updating or otherwise modifying such letter.

“Retention Requirements” means, together, the EU Retention Requirements and the UK Retention Requirements.

“Revenue Recognition Implementation” means the implementation by an Obligor of IFRS 15/ASC 606.

“Revised BSL Advance Rate” means, as of any date of determination with respect to any Collateral Obligation that is a Broadly Syndicated Loan, the product of (1) the Advance Rate applicable to such Collateral Obligation as of the related Approval Date multiplied by (2) the BSL Advance Rate Adjustment Factor.

“Revised MML Advance Rate” means, as of any date of determination with respect to any Collateral Obligation that is a Middle Market Loan (other than a Recurring Revenue Loan) for which an Evaluation Event (i) pursuant to clause (e) of the definition thereof has occurred and the Senior Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, for such Collateral Obligation as of the most recent Relevant Test Period is less than 7.5x, the Revised MML Advance Rate shall be the product of (1) the Advance Rate applicable to such Collateral Obligation as of the related Approval Date multiplied by (2) the MML Advance Rate Adjustment Factor; or (ii) other than pursuant to clause (e) of the definition thereof has occurred or if the Senior Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, for such Collateral Obligation as of the most recent Relevant Test Period is greater than or equal to 7.5x, at the election of the Agent, the Revised MML Advance Rate shall be determined by the Agent, in its commercially reasonable discretion; provided further that, at the election of the Borrower, the Revised MML Advance Rate shall be determined by the Valuation Dispute Resolution Process.

“Revolving Collateral Obligation” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation; provided that any such asset will cease to be a Revolving Collateral Obligation once all commitments by the Borrower to make advances or fund such Revolving Collateral Obligation to the related Obligor expire or are irrevocably terminated or irrevocably reduced to zero.

~~“Revolving Commitment” means, for each Revolving Lender, (a) prior to the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, the commitment of such Revolving Lender to make Revolving Loans to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Revolving Lender’s name on Schedule 5 or pursuant to the assignment executed by such Revolving Lender and its assignee(s) and delivered pursuant to Article XV (as such Revolving Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Revolving Lender’s pro rata share of all Loans outstanding of the applicable class.~~

“Revolving Commitment” means a Class A-1 Revolving Commitment or a Class A-2 Revolving Commitment.

“Revolving Lender” means each Person that is listed as a “Revolving Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto in respect of the Revolving Loans and, in each case, their respective successors.

“Revolving Loans” ~~has the meaning assigned to such term in Section 2.1~~means a Class A-1 Revolving Loan or a Class A-2 Revolving Loan.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) August 1, 2028 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Lender Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default.

“Risk Retention Retained Interest” has the meaning set forth in the Retention Letter.

“S&P” means S&P Global Ratings and any successor thereto.

“S&P Industry Classification” means the industry classifications set forth in Schedule 2, as such industry classifications shall be updated upon the Borrower’s request, subject to the Agent’s consent (not to be unreasonably withheld, delayed or conditioned) if S&P publishes revised industry classifications.

“S&P Rating” means, with respect to any Collateral Obligation, either (i) the public rating issued by S&P (based on tranche rating not corporate family rating) or (ii) any written credit estimate issued by S&P received by the Borrower or the Servicer.

“Sanctions” means any economic or financial sanctions or trade embargoes (or similar measures) imposed, administered or enforced from time to time by (a) the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), (b) the United Nations Security Council, (c) the European Union or any member state thereof, (d) His Majesty’s Treasury of the United Kingdom or (e) the Japanese Ministry of Finance, the Japanese Ministry of Economy, Trade and Industry, or any other applicable Japanese governmental authority.

“Sanctioned Person” means any Person that is a designated target of any Sanctions or otherwise a subject of any Sanctions, including as a result of being (a) owned or controlled directly or indirectly by any Persons (or Person) that are designated targets of any Sanctions, or (b) organized or operating under the laws of, or a citizen or resident of, any country or territory that is subject to any comprehensive territory-wide Sanctions (currently, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request and each Reinvestment Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests and each Reinvestment Request.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal and/or interest in accordance with the terms of the related Underlying Instrument.

“Second Amendment Effective Date” means February 9, 2024.

“Second Lien Loan” means any commercial loan (or participation interest therein) (a) that is not (and cannot by its terms become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of the loan (other than pursuant to customary waterfall provisions contained in the applicable Underlying Instruments) but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a first lien loan of such Obligor; (b) that is secured by a valid second-priority perfected security interest (subject to Permitted Liens and liens in connection with a Permitted Working Capital Facility that are permitted under the applicable Underlying Instrument and are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body) or lien in, to or on specified collateral securing the Obligor’s obligations under such Second Lien Loan; (c) with respect to which the Servicer has determined in accordance with the Servicer Standard that the value of the collateral securing such Second Lien Loan, together with the enterprise value of the related Obligor and/or any reasonably expected future cash flows as of the applicable Cut-Off Date, as applicable, equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a lien or security interest in the same collateral as such Second Lien Loan; and (d) is not secured solely or primarily by common stock or other equity interests.

“Secured Parties” means, collectively, the Collateral Agent, the Document Custodian, the Collateral Administrator, the Securities Intermediary, each Lender, the Agent, each Lender Agent, each other Affected Person and Indemnitee and their respective permitted successors and assigns.

“Securities Intermediary” means U.S. Bank National Association, or any subsequent institution acceptable to the Agent at which the Accounts are kept.

“Securitisation Regulations” means, together, the EU Securitisation Regulation and the UK Securitisation Regulation, and “Securitisation Regulation” means either of them.

“Selling Institution” means, with respect to any Participation Interest, an entity (including, but not limited to, the Equityholder under the Contribution Agreement) obligated to make payments to the Borrower under the terms of such Participation Interest, which entity has a long-term debt rating of at least “A” as of the applicable Cut-Off Date.

“Senior Net Leverage Ratio” means, with respect to any Collateral Obligation for any Relevant Test Period, either (a) the meaning of “Senior Net Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Collateral Obligation, or (b) in the case of any Collateral Obligation with respect to which the related Underlying Instruments do not include a definition of “Senior Net Leverage Ratio” or comparable definition, the ratio of (i) the senior Indebtedness (including, without limitation, such Collateral Obligation) of the applicable Obligor as of the date of determination minus the unrestricted cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments.

“Servicer” means initially Ares Strategic Income Fund or any successor Servicer appointed pursuant to this Agreement.

“Servicer Event of Default” means the occurrence of one of the following events:

(a)           any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom (after giving effect to the greater of (x) a grace period of two (2) Business Days and (y) any related grace period or applicable notice period or requirement);

(b)           failure on the part of (x) the Servicer duly to observe or to perform in any material respect (or, if any such covenant or agreement is already qualified by the words “material”, “materially” or “Material Adverse Effect”, in any respect) any other covenant or agreement of the Servicer or (y) the Transferor duly to observe or perform in any material respect (or, if any such covenant or agreement is already qualified by the words “material”, “materially” or “Material Adverse Effect”, in any respect) any covenant or agreement of the Transferor contained in Section 5.1, Section 6.1 or Section 6.2 of the Contribution Agreement, in each case, which failure continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the date on which written notice of such failure shall have been given to the Servicer by the Borrower or the Agent (with a copy to each Lender Agent);

(c)            the occurrence of an Insolvency Event with respect to the Servicer;

(d)           any representation, warranty or statement of (x) the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto or (y) the Transferor made or deemed to have been made under Section 4.1 or Section 4.2 of the Contribution Agreement, in each case, shall prove to be incorrect as of the time when the same shall have been made (i) which incorrect representation, warranty or statement has a Material Adverse Effect on (1) the validity, enforceability or collectability of this Agreement or any other Transaction Document, as applicable, or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Transaction Document, as applicable, and (ii) within thirty (30) days after written notice thereof shall have been given to the Servicer by the Borrower or the Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured (if such failure can be remedied);

(e)            an Event of Default occurs with respect to the Servicer;

(f)             the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $10,000,000, individually or in the aggregate; or the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;

(g)           the rendering against the Servicer of one or more final, non-appealable judgments, decrees or orders for the payment of money in excess of $10,000,000 (exclusive of judgment amounts to the extent covered by applicable insurance), individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h)           a Change of Control occurs;

(i)              the Servicer shall be indicted, or any of its senior executive officers shall be convicted, of a criminal offense under the laws of the United States or a state thereof or the laws of any other jurisdiction in which it conducts business, materially related to the Servicer’s asset management business, unless, in the case of an indictment of the Servicer, the individuals engaged in the conduct giving rise to such indictment, or, in the case of a conviction of a senior executive officer of the Servicer, such individuals, as applicable, have, within thirty (30) days after such occurrence, been removed from performing work in fulfillment of the Servicer’s obligations under this Agreement;

(j)             reserved;

(k)            Ares Strategic Income Fund ceases to be the Servicer or another affiliate of Ares Strategic Income Fund ceases to be the Servicer, in each case, other than in the case where a successor Servicer becomes the Servicer in accordance with this Agreement; and

(l)             the Servicer determines (as evidenced by an opinion of counsel rendered for the benefit of the Agent and the Lenders) that the performance of any of its material obligations under the Transaction Documents is or would be prohibited under Applicable Law.

“Servicer Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations in accordance with Applicable Law, the terms of this Agreement, the Underlying Instruments, all customary and usual servicing practices for loans like the Collateral Obligations and, to the extent consistent with the foregoing, the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“Significant Event” means any significant event in respect of the Facility or the Risk Retention Retained Interest such as:

(a)             a material breach of the obligations provided for in Transaction Documents, including any remedy, waiver or consent subsequently provided in relation to such a breach;

(b)             a change in the structural features that can materially impact the performance of this Facility;

(c)             a change in the risk characteristics of this Facility or of the Collateral Obligations that could materially impact the performance of this Facility; or

(d)           any material amendment to any Transaction Document.

“Significant Event Report” means a written report of a Significant Event provided by the Designated Reporting Entity.

“Similar Law” means any federal, state or local law, regulation or other legal constraint that is materially similar to the fiduciary and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

“Sixth Amendment Effective Date” means August 1, 2025.

“SOFR” means the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the SOFR Administrator’s, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “Solvent” means as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c)such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“SONIA” means, for any GBP Business Day, a rate per annum equal to the GBP Overnight Index Average for such GBP Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding GBP Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the GBP Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the GBP Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Unavailability Period” means the period (if any) (a) beginning on the date specified in a notice given by the Agent to the Borrower and the Lenders (with a copy to the Collateral Agent) stating that a Benchmark Transition Event has occurred with respect to SONIA, and (b) ending on the date that SONIA has been replaced with a Benchmark Replacement pursuant to Section 17.3.

“Specified Industry” means an S&P Industry Classification of Insurance Brokerage, IT Services, Software or Health Care Technology; or as otherwise specified by the Agent at the time of the Approval Notice in its sole discretion.

“Structured Finance Obligation” means any obligation owing or issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including (but not limited to) collateral debt obligations, collateral loan obligations, mortgage backed securities, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership, exempted limited partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or interests as have more than 50% of the ordinary voting power for the election of directors, managers or general partners, as applicable; provided that a Person whose Equity Securities were acquired by the Borrower or the Equityholder, as the case may be, in a workout or restructuring of a Collateral Obligation shall not be deemed to be a “Subsidiary” for purposes of this Agreement.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.9 and the Contribution Agreement.

“Supported QFC” has the meaning set forth in Section 17.23.

“Swap Contracts” means, as to any Person, all payment and collateralization obligations of such Person in respect of (a)any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”), any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.1, and all such swingline loans collectively as the context requires. For the avoidance of doubt, unless otherwise specified a Swingline Loan shall constitute a Loan hereunder.

“Swingline Commitment” means the commitment of the Swingline Lender to fund Swingline Loans, subject to the terms and conditions herein, in an amount equal to $130,000,000 (without regard to any future reimbursement of Swingline Loans by the Lenders), as such amount may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement. The Swingline Commitment is a sub-limit of the Revolving Commitment of the Swingline Lender, in its capacity as a Dollar Lender hereunder, and is not in addition thereto. The total Revolving Commitment, including the Swingline Commitment, of the Swingline Lender, in its capacity as a Dollar Lender hereunder, shall never be greater than $380,000,000.

“Swingline Lender” has the meaning set forth in the Preamble.

“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as ExhibitA-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Swingline Refund Date” has the meaning specified in Section 2.11.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Target Portfolio Amount” means the Facility Amount divided by 60%.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means~~, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans to the Borrower during the period from the Effective Date until the Term Commitment Termination Date, including pursuant to an Assignment Agreement or on any Conversion Date, in the amount of the total Term Loans as set forth on Schedule 5, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement; provided that any reduction of a Term Loan shall result in a dollar for dollar reduction of the applicable~~ a Class A-1 Term Commitment or a Class A-2 Term Commitment.

“Term Commitment Termination Date” means the earliest of (i) the date on which the Term Commitments become due and payable pursuant to Section 13.1, (ii) the permanent reduction of the Facility Amount in whole in accordance with Section 2.5(a) or (iii)(x) with respect to Term Loans made prior to the First Amendment Effective Date, the Term Commitment Termination Date shall be the First Amendment Effective Date ~~and~~, (y) with respect to Term Loans made on or after the First Amendment Effective Date and prior to the Eighth Amendment Effective Date, the Term Commitment Termination Date shall be July 26, 2024 and (z) with respect to Term Loans made on the Eighth Amendment Effective Date, the Term Commitment Termination Date shall be the Business Day succeeding the Eighth Amendment Effective Date.

“Term Lender” means each Person that is listed as a “Term Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto pursuant to this Agreement in respect of a Term Loan, any Person that shall have converted all or a portion of its Revolving Loans into Term Loans pursuant to Section 2.4(c) of this Agreement and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto.

“Term Loans” means a Class A-1 Term Loan~~” has the meaning assigned to such term in Section 2.1(b)~~ or a Class A-2 Term Loan.

“Term SOFR” means, with respect to any Term SOFR Loan or ABR Loan, the greater of (i) the Floor and (ii) the Term SOFR Reference Rate for a tenor of three (3) months at approximately 5:00 a.m. (Chicago time) two U.S. Government Securities Business Days prior to the commencement of such Accrual Period (such day, a “Term SOFR Determination Day”), as such rate is published by the CME Term SOFR Administrator. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, “Term SOFR” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR for such Term SOFR Determination Day will be the Term SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five Business Days prior to such Term SOFR Determination Day.

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Term SOFR Reference Rate” means, for any day and any time, the forward-looking term rate based on SOFR as determined by the Agent.

“Third Amendment Effective Date” means February 27, 2024.

“Tier One Event of Default” means any Event of Default, including for purposes of this definition any Unmatured Event of Default, pursuant to clause (a), clause (d), clause (e), clause (i), clause (l), clause (p) or clause (q) of the definition thereof.

“Tier Two Event of Default” means any Event of Default that is not a Tier One Event of Default.

“Total Class A-1 Revolving Commitment” means $1,268,750,000. For the avoidance of doubt, the Total Class A-1 Revolving Commitment amount contained in this “Total Class A-1 Revolving Commitment” may be reduced from time to time pursuant to Section 2.5.

“Total Class A-1 Term Commitment” means $556,250,000. For the avoidance of doubt, the Total Class A-1 Term Commitment amount contained in this “Total Class A-1 Term Commitment” may be reduced from time to time pursuant to Section 2.5.

“Total Class A-2 Revolving Commitment” means $406,250,000. For the avoidance of doubt, the Total Class A-2 Revolving Commitment amount contained in this “Total Class A-2 Revolving Commitment” may be reduced from time to time pursuant to Section 2.5.

“Total Class A-2 Term Commitment” means $93,750,000. For the avoidance of doubt, the Total Class A-2 Term Commitment amount contained in this “Total Class A-2 Term Commitment” may be reduced from time to time pursuant to Section 2.5.

“Total Net Leverage Ratio” means respect to any Collateral Obligation for any Relevant Test Period either (a) the meaning of “Total Net Leverage Ratio” or any comparable definition set forth in the Underlying Instruments for such Collateral Obligation, or (b) in the case of any Collateral Obligation with respect to which the related Underlying Instruments do not include a definition of “Total Net Leverage Ratio” or comparable definition, the ratio of (i) Indebtedness (including, without limitation, such Collateral Obligation) of the applicable Obligor as of the date of determination minus the unrestricted cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments.

“Total Revolving Commitment” means, as of any date of determination, the aggregate amount of the Total Class A-1 Revolving Commitments and Total Class A-2 Revolving Commitments on such date, which as of the Eighth Amendment Effective Date is $1,675,000,000.

“Total Term Commitment” means, as of any date of determination, the aggregate amount of the Total Class A-1 Term Commitments and Total Class A-2 Term Commitments on such date, which as of the ~~Third~~Eighth Amendment Effective Date is $~~350,000,000~~650,000,000.

“Trade Ticket” means any trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol).

“Tranche Size” means, in respect of any Collateral Obligation, the aggregate principal amount of all of the borrowing facilities available to the Obligor under the terms of the relevant Underlying Instrument as of the original effective date of the Underlying Instrument. For purposes of determining the Tranche Size in respect of any Collateral Obligation: (1) for Collateral Obligations that are, in accordance with then-prevailing market practice, typically bought and sold together, the respective aggregate principal amount of the borrowing facilities available to the Obligor under the facilities evidenced by the relevant Underlying Instrument shall be aggregated (and, for the avoidance of doubt, the respective aggregate principal amounts of all revolving facilities, term loan “A” tranches, term loan “B” tranches and similar loan tranches issued under a single credit agreement shall be aggregated); (2) the respective principal amounts of lines of credit and delayed draws that, in accordance with then-prevailing market practice, trade with any Collateral Obligation shall be aggregated; and (3) the respective principal amount of any borrowing facilities that are, under then prevailing market practice, considered add-on facilities in respect of any Collateral Obligation shall be aggregated with the principal amount of such Collateral Obligation; provided that, in the case of clauses (1), (2) and (3) above, such facilities are pari passu in terms of repayment seniority.

“Transaction Documents” means this Agreement, the Notes, the Contribution Agreement, the Collateral Agent and Document Custodian Fee Letter, each Fee Letter, the Account Control Agreement, the Retention Letter and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered by the Borrower or the Servicer in connection with this Agreement.

“Transaction Summary” means a transaction summary in respect of the transaction constituted by the Transaction Documents attached hereto as Annex B.

“Transparency Reports” means the Investor Reports and the Loan Reports together or any of them.

“Transparency Requirements” means the requirements of Article 7 of the EU Securitisation Regulation, together with any guidance published in relation thereto by ESMA, including any regulatory and/or implementing technical standards; provided that any reference to the Transparency Requirements shall be deemed to include any successor or replacement provisions of Article 7 of the EU Securitisation Regulation included in any European Union directive or regulation.

“Type A Broadly Syndicated Loan” means any Broadly Syndicated Loan that (i) is a First Lien Loan; (ii) has (x) a Moody’s Rating of “B3” or above (if rated by Moody’s) and (y) an S&P Rating of “B-” or above (if rated by S&P); (iii) has a market price determined by a nationally recognized pricing service based on at least three bid-side quotes; and (iv) a Purchase Price greater than 90%.

“Type B Broadly Syndicated Loan” means any Broadly Syndicated Loan that satisfies all of the criteria for a Type A Broadly Syndicated Loan other than clause (iii) of the definition thereof.

“Type C Broadly Syndicated Loan” means any Broadly Syndicated Loan that is a not a Type A Broadly Syndicated Loan or a Type B Broadly Syndicated Loan.

“Type A Middle Market Loan” means any Middle Market Loan (other than a Recurring Revenue Loan) that (i) is a First Lien Loan; (ii) has a Senior Net Leverage Ratio less than 5.5x; (iii) has an Effective LTV of less than 50%; (iv) has an Interest Coverage Ratio above 1.75x; (v) has an Obligor with a trailing twelve month EBITDA of greater than $40,000,000; (vi) has EBITDA adjustments less than 20.0% (or, if the related Obligor has a trailing twelve month EBITDA of greater than $75,000,000, 25.0%); (vii) has a Purchase Price greater than 95.0%; (viii) is not a Covenant Lite Loan or a PIK Loan; (ix) has an Obligor domiciled in the United States; and (x) is not subject to a Permitted Working Capital Revolver with a maximum principal balance in excess 0.5x EBITDA.

“Type B Middle Market Loan” means any Middle Market Loan that is not a Type A Middle Market Loan nor a Recurring Revenue Loan; provided that, such Middle Market Loan (i) is a First Lien Loan; (ii) has a Senior Net Leverage Ratio less than 7.5x; and (iii) has an Effective LTV of less than 70%.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolutions of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“UK Financial Institution” means any BRRD Undertakings (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Securitisation Regulation” means Regulation (EU) 2017/2402 which forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 of the United Kingdom, in each case, as amended, including any implementing regulation, technical standards and official guidelines related thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underlying Instrument” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Undrawn Commitment” means, with respect to any Revolving Lender or Term Lender at any time, an amount (which may not be less than zero) equal to (i) such Lender’s Revolving Commitment or Term Commitment, as applicable, at such time minus (ii) the aggregate outstanding principal amount of Revolving Loans or Term Loans, as applicable, held by such Revolving Lender or Term Lender at such time.

“Unfunded Exposure Account” means, collectively, the accounts which are created and maintained on the books and records of the Securities Intermediary entitled “USD Unfunded Exposure Account”, “CAD Unfunded Exposure Account”, “Euro Unfunded Exposure Account” and “GBP Unfunded Exposure Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which are established and maintained pursuant to Section 8.1(a) hereof and the Account Control Agreement.

“Unfunded Exposure Amount” means, on any date of determination, an amount calculated in Dollars equal to the excess, if any, of (i) the aggregate of all Exposure Amounts minus (ii) the amount on deposit in the Unfunded Exposure Account calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Conversion Rate).

“Unfunded Exposure Equity Amount” means, on any date of determination, an amount calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Conversion Rate) equal to the sum, for each Loan owned by the Borrower of the product of (a) the Exposure Amount with respect to such Loan multiplied by (b) the difference of (x) 100% minus (y) the Advance Rate for such Loan.

“Unfunded Exposure Equity Shortfall” means, on any date of determination, an amount equal to the excess, if any, of (i) the aggregate of all Unfunded Exposure Equity Amounts over (ii)the amount on deposit in the Unfunded Exposure Account calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Conversion Rate).

“Unfunded Swingline Refund Amount” has the meaning set forth in Section 2.11(b).

“Unmatured Servicer Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Event of Default.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“Unrestricted Cash” has the meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Collateral Obligation, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

“Upfront Fee” has the meaning assigned to such term in the Fee Letter.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

“USD Accounts” means the USD Interest Collection Account, the USD Principal Collection Account, the USD Custodial Account and the USD Unfunded Exposure Account, collectively.

“U.S. Borrower” means any borrower that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 17.23.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.3(f).

“Valuation Dispute Adjustment Factor” means, with respect to any Collateral Obligation subject to the Valuation Dispute Resolution Process, the amount that equals (i) the valuation of such Collateral Obligation set forth in the relevant valuation report for such Collateral Obligation delivered by the applicable Approved Valuation Provider, determined as of such date, divided by (ii) the Purchase Price as of the Approval Date; provided that such amount shall not be greater than 1.0 at any time.

“Valuation Dispute Resolution Process” means, with respect to any Collateral Obligation that is a Middle Market Loan, the following process for determining a revised Advance Rate for such Collateral Obligation after the occurrence of an Evaluation Event: initially, (i) the Advance Rate shall be the Revised MML Advance Rate; provided that if (w) the Borrower does not agree with the Agent’s determination of the Revised MML Advance Rate; (x) the Evaluation Event is of the type described in clause (e), (f) or (g) of the definition thereof with respect to such Collateral Obligation; and (y) in the case of a Middle Market Loan that is not a Recurring Revenue Loan, the Senior Net Leverage Ratio (or, in the case of a Second Lien Loan, the Total Net Leverage Ratio) thereof as of such date is less than the higher of (1) 7.5x and (2) 125.0% of the Senior Net Leverage Ratio or Total Net Leverage Ratio, as applicable, thereof as measured on the applicable Cut-Off Date; and (z) in the case of a Recurring Revenue Loan, the Debt-to-Recurring Revenue Ratio is less than or equal to 2.5x then the Borrower may dispute the Agent’s determination of the Advance Rate by furnishing a valuation report for such Collateral Obligation from an applicable Approved Valuation Provider; and (ii) the Agent shall multiply (1) the Advance Rate in effect immediately prior to the occurrence of such Evaluation Event by (2) the Valuation Dispute Adjustment Factor, and the product thereof shall thereafter be the Advance Rate for such Collateral Obligation; provided that, in the event the Agent does not agree with the value of such Collateral Obligation provided by such Approved Valuation Provider, then the Agent may request from the Borrower within twenty (20) Business Days and the Borrower shall obtain and deliver within sixty (60) calendar days of the related Evaluation Event, a valuation of the related Middle Market Loan from a different Approved Valuation Provider at the Agent’s expense, and shall multiply (1) the Advance Rate in effect immediately prior to the occurrence of such Evaluation Event by (2) the Valuation Dispute Adjustment Factor, and the product thereof shall thereafter be the Advance Rate for such Collateral Obligation; provided further that, in no event shall the Borrower be permitted to use the Valuation Dispute Resolution Process for more than three (3) Collateral Obligations that are Middle Market Loans per fiscal quarter.

“Variable Funding Asset” means any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation.

“Warrant Asset” means any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by the Borrower as an “equity kicker” from the Obligor in connection with a Collateral Obligation.

“Warranty Collateral Obligation” has the meaning set forth in Section 7.9.

“Withholding Agent” means the Borrower, the Agent and the Collateral Agent.

“Write-Down and Conversion Powers” means (a) with respect to any Bail-In Legislation described in the EU Bail-In Legislation Schedule, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers under the UK Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of email or a .pdf or similar format.

Section 1.2                Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.

(b)               Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c)               The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d)               The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Securities, Chattel Paper, Control, Documents, Equipment, Financial Assets, Funds-Transfer system, General Intangibles, Indorse and Indorsed, Instruments, Inventory, Investment Property, Proceeds, Securities Accounts, Securities Intermediary, Security Certificates, Security Entitlements, Security Interest and Uncertificated Securities.

(e)               For the avoidance of doubt, on each Measurement Date, the Borrower shall cause the Servicer to re-determine the status of each Eligible Collateral Obligation as of such calculation date and to provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Administrator and Agent and, as a consequence thereof, (A) Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date and (B) Collateral Obligations that were previously excluded from the Aggregate Eligible Collateral Obligation Amount on a prior Measurement Date may, upon receipt of a related Approval Notice, be included in the Aggregate Eligible Collateral Obligation Amount on such Measurement Date.

(f)                Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.

(g)               Unless otherwise specified herein, all calculations required to be made hereunder with respect to the Collateral Obligations, the Facility Amount and the Borrowing Base shall be made on a settlement date basis and after giving effect to (x) all purchases or sales to be entered into on such settlement date and (y) all Loans requested to be made on such settlement date plus the balance of all unfunded Loans to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Obligations or any funding with respect to a Variable Funding Asset included in the Collateral.

(h)               Any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material to the ability of either of the Borrower or the Servicer (in any capacity) to perform its obligations under any Transaction Document to which it is a party or to the rights and remedies of the Secured Parties under the Transaction Documents, in each case, as determined by the Agent in its commercially reasonable discretion.

(i)                 Any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after due inquiry which, in the case of the Servicer, shall be determined in accordance with the Servicer Standard; provided that, in the case of knowledge with respect to information provided by third parties (including Obligors), the Servicer shall not be required to conduct any inquiry if such inquiry would not be required under the Servicer Standard.

(j)                 For purposes of this Agreement, an Event of Default or Servicer Event of Default shall be deemed to be continuing until it is waived in accordance with Section 17.2.

(k)               Unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, the Borrower and the Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to the Agent a written reconciliation in form and substance reasonably satisfactory to the Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles.

(l)                 Unless otherwise expressly stated in this Agreement, if any date stated herein falls on a date that is not a Business Day, then such date shall refer to the immediately following Business Day.

(m)             Any direction required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of any Collateral Obligation or Related Security may be in the form of a Trade Ticket or other Borrower Order from the Borrower on which the Collateral Agent and Collateral Administrator may conclusively rely, and which Trade Ticket or Borrower Order shall constitute a certification that all conditions precedent relating to such purchase, acquisition, sale, disposition or other transfer have been satisfied. Furthermore, with respect to any instruction to the Collateral Agent hereunder relating to the transfer of amounts on deposit in any of the Accounts, a copy of such instruction shall also be required to be given to the Collateral Administrator. Any direction or instruction referred to hereunder or any other Transaction Document shall be deemed to constitute a Borrower Order for all purposes hereunder or thereunder.

ARTICLE II

THE FACILITY, LENDING PROCEDURES AND NOTES

Section 2.1                 Loans. (a) On the terms and subject to the conditions set forth in this Agreement, (i) each Revolving Lender with a Class A-1 Revolving Commitment hereby agrees to make advances to or on behalf of the Borrower (individually, a “Class A-1 Revolving Loan” and collectively the “Class A-1 Revolving Loans”) ~~and~~; (ii) each Revolving Lender with a Class A-2 Revolving Commitment hereby agrees to make advances to or on behalf of the Borrower (individually, a “Class A-2 Revolving Loan” and collectively the “Class A-2 Revolving Loans”); and (iii) the Swingline Lender hereby agrees to make Swingline Loans to or on behalf of the Borrower (individually, a “Swingline Loan” and collectively the “Swingline Loans”), in each case, from time to time on any Business Day (each such date on which a Loan is made, an “Loan Date”) during the period from the Effective Date to the end of the Revolving Period; provided that there shall be no more than two (2) Loan Dates (unless otherwise consented to by the Agent and each affected Lender) during any calendar week (for the avoidance of doubt, a Swingline Refund Date is not in and of itself a Loan Date); provided further that pursuant to Section 2.2(e) the Borrower shall be deemed to request that the Lenders make advances to the Unfunded Exposure Account on the last day of the Revolving Period to reduce the Exposure Amount Shortfall to zero; provided further that the Class A-1 Revolving Loans and Class A-2 Revolving Loans shall be made on a pro rata basis. The Multicurrency Loans shall be made solely by the Multicurrency Lenders and the Dollar Loans shall be made solely by the Dollar Lenders and the Multicurrency Lenders, as applicable, in each case in accordance with Section 2.2(d). Swingline Loans will only be funded in Dollars.

(b)               (i) Each Term Lender with a Class A-1 Term Commitment hereby agrees to make advances to or on behalf of the Borrower (individually, a “Class A-1 Term Loan” and collectively the “Class A-1 Term Loans”) on the related Funding Date, and (ii) each Term Lender with a Class A-2 Term Commitment hereby agrees to make advances to the Borrower (individually, a “Class A-2 Term Loan” and collectively the “Class A-2 Term Loans”) on the related Funding Date (1)(x) pursuant to an Assignment Agreement or (y) upon a request by the Borrower pursuant to Section 2.2(a) or (2) on any Conversion Date during the period from the Effective Date until the Term Commitment Termination Date, in each case, in an aggregate principal amount at any one time outstanding up to but not exceeding (i) such Term Lender’s Term Commitment and (ii) as to all Term Lenders, the Total Term Commitment at such time; provided that the Class A-1 Term Loans and Class A-2 Term Loans shall be made on a pro rata basis. The Multicurrency Loans shall be made solely by the Multicurrency Lenders and the Dollar Loans shall be made solely by the Dollar Lenders and the Multicurrency Lenders, as applicable, in each case in accordance with Section 2.2(d).

(c)               Under no circumstances shall any Lender make a Revolving Loan, a Term Loan or a Swingline Loan if, after giving effect to such Loan and any purchase of Eligible Collateral Obligations in connection therewith, (i) an Unmatured Event of Default or an Event of Default would exist, (ii) if immediately after giving effect thereto, a Borrowing Base Deficiency would exist, (iii) the Outstanding Loan Amount would exceed the Facility Amount, (iv) the Foreign Currency Loan Amount would exceed the Foreign Currency Sublimit on such day or (v) a violation of Applicable Law would occur. Subject to the terms of this Agreement, during the Revolving Period, the Borrower may borrow, reborrow, repay and prepay (subject to the provisions of Section 2.4) one or more Revolving Loans.

Section 2.2                Funding of Loans. (a) Subject to the satisfaction of the conditions precedent set forth in Section 6.2, the Borrower may request Revolving Loans, Term Loans or Swingline Loans hereunder by giving notice to the Agent, each Lender Agent, the Swingline Lender (in the case of any Swingline Loan), the Collateral Administrator and the Collateral Agent of the proposed Revolving Loan, Term Loan or Swingline Loan:

(i)          for any Revolving Loan denominated in Dollars, (A) in the case of a Term SOFR Loan, not later than 11:00 a.m., New York City time, three (3) Business Days prior to the proposed Loan Date; provided that, such notice may be received not later than 1:00 p.m., New York City time, one (1) Business Day prior to the proposed Loan Date for funding on a best-efforts basis with respect to Société Générale as Lender; provided further that, each Lender other than Société Générale shall have the option, as specified in a written notice to the Borrower and the Agent (with a copy to the Collateral Agent), to fund Term SOFR Loans denominated in Dollars on a best-efforts basis pursuant to the foregoing proviso and (B) in the case of an ABR Loan, not later than 11:00 a.m., New York City time, one (1) Business Day prior to the proposed Loan Date;

(ii)         for any Revolving Loan denominated in an Eligible Currency other than Dollars, not later than 11:00 a.m., in the Applicable Time Zone, three (3) Business Days prior to the proposed Loan Date;

(iii)        for any Term Loan denominated in Dollars, (A) in the case of a Term SOFR Loan, not later than 11:00 a.m., New York City time, three (3) Business Days prior to the proposed Loan Date; provided that, such notice may be received not later than 1:00 p.m., New York City time, one (1) Business Day prior to the proposed Loan Date for funding on a best-efforts basis with respect to Société Générale as Lender; provided further that, each Lender other than Société Générale shall have the option, as specified in a written notice to the Borrower and the Agent (with a copy to the Collateral Agent), to fund Term SOFR Loans denominated in Dollars on a best-efforts basis pursuant to the foregoing proviso; and (B) in the case of an ABR Loan, not later than 11:00 a.m., New York City time, one (1) Business Day prior to the proposed Loan Date; and

(iv)         for any Swingline Loan, not later than 11:00 a.m., New York City time, one (1) Business Day prior to the proposed Loan Date.

Such notice (herein called the “Loan Request”) shall be in the form of Exhibit C-1 and shall include (among other things) the proposed Loan Date and amount of such proposed Revolving Loan, Term Loan or Swingline Loan, and shall, if applicable, be accompanied by an Asset Approval Request setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Loan Date (if applicable). Following receipt of a Loan Request, the Agent shall promptly distribute to the other parties hereto the allocation of such Revolving Loan, Term Loan or Swingline Loan among the Lenders in accordance with the Lenders’ respective Commitments. In the event of any change to the wiring instructions of the Collateral Agent set forth on Schedule 1 to the Loan Request, the Agent shall provide written notice of such change to each Lender Agent at least two (2) Business Days prior to any proposed Loan Date. The amount of any Revolving Loan, Term Loan or Swingline Loan shall at least be equal to the least of (w) 500,000 CADs, $500,000, 500,000 Euros or 500,000 GBPs (or such lower amount agreed to by the Agent and each affected Lender), (x) the (1) Borrowing Base on such day minus (2) the Loans outstanding on such day, (y) with respect to Multicurrency Loans, the Foreign Currency Sublimit on such day minus the Foreign Currency Loan Amount on such day and (z) the (1) Facility Amount on such day minus (2) the Loans outstanding on such day before giving effect to the requested Loan as of such date. Any Loan Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower; provided that in the event that the Borrower has submitted a Loan Request but fails to borrow, the Borrower shall pay any breakage costs actually incurred by the Lender in connection with such Loan Request. Neither the Agent nor the Collateral Agent shall have any obligation to lend funds hereunder in its capacity as Agent or Collateral Agent, as applicable. Subject to receipt by the Lenders and the Collateral Agent of a Loan Request timely delivered in accordance with this Section 2.2(a), and the Collateral Agent’s receipt of such funds from the Lenders, the Collateral Agent shall make the proceeds of such requested Revolving Loans, Term Loans or Swingline Loans available to the Borrower by deposit to the applicable Account as may be designated by the Borrower (in the applicable Loan Request) in same day funds no later than 2:00 p.m. for funds denominated in Dollars (or 11:00 a.m. for funds denominated in any Eligible Currency other than Dollars), New York City time, on such Loan Date.

(b)              Committed Lender’s Commitment. Notwithstanding anything contained in this Agreement to the contrary, (i) no Committed Lender shall be obligated to provide its Lender Agent or the Borrower with funds in connection with a Revolving Loan in an amount that would result in the portion of the Revolving Loans then funded by it exceeding its Revolving Commitment then in effect, (ii) no Committed Lender shall be obligated to provide its Lender Agent or the Borrower with funds in connection with a Term Loan in an amount that would result in the portion of the Term Loans then funded by it exceeding its Term Commitment then in effect and (iii) the Swingline Lender shall not be obligated to provide the Borrower with funds in connection with a Swingline Loan in an amount that would result in the Swingline Loans outstanding on the corresponding Loan Date (on a pro forma basis after taking into account any refund to occur on such date pursuant to Section 2.11) to exceed its Swingline Commitment then in effect. The obligation of the Committed Lender in each Lender Group or Swingline Lender to remit any Revolving Loan, Term Loan or Swingline Loan shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to its Lender Agent or the failure of any Swingline Lender shall not relieve any other Committed Lender of its obligation hereunder.

(c)          Reserved.

(d)          Currency Commitment Provisions.

(i)           Each Lender hereby agrees that (A) each Multicurrency Loan shall be funded in its entirety by the Multicurrency Lenders or (B) each Loan funded in Dollars shall be funded in its entirety by the Dollar Lenders or the Multicurrency Lenders, as applicable.

(ii)         On each FX Evaluation Date, (A) the Servicer shall calculate the Borrowing Base and deliver such calculation to the Agent and (B) the Agent shall deliver in accordance with Section 17.4 to the Collateral Administrator and the Lenders such calculation of the Borrowing Base. If on any date any Lender has provided written notice to the Agent that such Lender requests a reallocation under this Section 2.2(d)(ii) and the Agent shall agree in its sole discretion to such reallocation, the Agent shall deliver, as directed by such Lender in accordance with Section 17.4 to each Lender Agent (with a copy to the Servicer, the Collateral Administrator and the Collateral Agent) a notice in the form of Exhibit C-4 (each, an “FX Reallocation Notice”). Each Lender agrees to comply with the direction provided in the FX Reallocation Notice. Each such purchase and sale of Loans outstanding shall occur on the second Business Day following delivery of the related FX Reallocation Notice (or, if the related FX Reallocation Notice is delivered to any Lender after 4:00 p.m. in the Applicable Time Zone, on the third Business Day following delivery of such FX Reallocation Notice).

(iii)        Notwithstanding anything to the contrary herein, at no time shall (x) any Multicurrency Lender have any obligation to fund any Multicurrency Loan in any currency other than Euros, GBPs, CADs or Dollars or (y) any Dollar Lender have any obligation to fund any Loan in an Eligible Currency other than Dollars.

(e)               Notwithstanding anything to the contrary herein (including, without limitation, the occurrence of an Event of Default), if, upon the earlier to occur of the end of the Revolving Period or the Facility Termination Date, the amount on deposit in the Unfunded Exposure Account is less than the aggregate of all Exposure Amounts, the Borrower shall be deemed to have requested a Loan in an amount of such shortfall (the “Exposure Amount Shortfall”), which Loan shall be deposited into the Unfunded Exposure Account.

Section 2.3                Notes. The Borrower shall, upon request of any Lender Group or Swingline Lender, on or after such Lender Group or Swingline Lender becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Loans of such Lender Group or Swingline Lender. Each such Note shall be payable to the Lender Agent for such Lender Group or to the order of the Swingline Lender, as applicable, in a face amount equal to the applicable Lender Group’s Commitment or the Swingline Lender’s Swingline Commitment as of the Effective Date or the effective date on which such Lender Group or Swingline Lender becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Lender Agent and the Swingline Lender to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Lender Agent, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Loans evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.

Section 2.4                Repayment, Prepayments and Conversion. (a) The Borrower shall repay the Revolving Loans, Term Loans and the Swingline Loans outstanding (i) on each Distribution Date to the extent required to be repaid hereunder and funds are available therefor pursuant to Section 8.3, (ii) in full on the Facility Termination Date and (iii) to cure any Borrowing Base Deficiency.

(b)               Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loan, Term Loan or Swingline Loan using Principal Collections on deposit in the applicable Principal Collection Account or other funds available to the Borrower on such date; provided that:

(i)          all such voluntary prepayments shall require prior written notice (which may be conditional) to the Agent (or the Swingline Lender, in the case of a Swingline Loan) (with a copy to the Collateral Agent, the Collateral Administrator and each Lender Agent) by 11:00 a.m. in the Applicable Time Zone one (1) Business Day prior to such voluntary prepayment;

(ii)         all such voluntary partial prepayments shall be in a minimum amount of 500,000 CADs, $500,000, 500,000 Euros or 500,000 GBPs (or such lower amount agreed to by the Agent and each affected Lender); ~~and~~

(iii)        each prepayment shall be applied in accordance with the written direction of the Agent on the Business Day received by the Collateral Agent if received by 3:00 p.m., New York City time, on such day, or if received later, on the immediately succeeding Business Day, by the Collateral Agent as Amount Available constituting Principal Collections pursuant to Section 8.3(a) as if (x) the date of such prepayment were a Distribution Date and (y) such prepayment occurred during the Collection Period to which such Distribution Date relates.; and

(iv)        all such voluntary partial prepayments shall be applied on a pro rata basis between (x) in the case of a prepayment of Revolving Loans, the Class A-1 Revolving Loans and the Class A-2 Revolving Loans or (y) in the case of a prepayment of Term Loans, the Class A-1 Term Loans and the Class A-2 Term Loans.

Each such prepayment shall be subject to the payment of any amounts required by Section 2.5(b) as well as any actually-incurred breakage costs (if any) resulting from a prepayment or payment.

(c)          Conversion of Revolving Loans to Term Loans.

(i)          At any time during the Revolving Period, the Agent may request (with notice to the Borrower, the Servicer and the Collateral Agent) that any portion (such portion, the “Requested Conversion Portion”) of the outstanding Revolving Loans be converted to a Term Loan equal to such Requested Conversion Portion, subject to the prior written consent of the Borrower and the applicable Revolving Lender(s) in accordance with Section 2.4(c)(ii); provided that, on October 26, 2024, $100,000,000 of the outstanding Revolving Loans shall be automatically converted to Term Loans without the prior written consent of the Borrower.

(ii)         If, on a proposed Conversion Date, the Borrower and each applicable Revolving Lender has given its prior written consent to conversion of the Requested Conversion Portion into a Term Loan as of such Conversion Date, then, on such Conversion Date, (A) the outstanding principal amount of the applicable Revolving Lender’s Revolving Loans shall be reduced by the Requested Conversion Portion and the amount of such reduction shall be converted into a Term Loan equal to such Requested Conversion Portion and (B) the Revolving Commitments of such Lender shall be permanently reduced by such Requested Conversion Portion.

(iii)         For all purposes hereunder, the Revolving Loans converted on each Conversion Date shall, as of such date, constitute and be referred to and treated for all purposes as a Term Loan hereunder. Any converting Lender and the Borrower shall cooperate to evidence the repayment and cancellation of any related Note evidencing such Lender’s Revolving Loans (or portion thereof) being converted into a Term Loan.

(d)               Conversion of Term Loans to Revolving Loans. At any time during the Revolving Period, any Term Lender affiliated with the Agent (and the Agent itself) may convert (with the prior written consent of the Borrower, and notice to the Servicer and the Collateral Agent) any portion of such Lender’s Term Loan to a Revolving Loan.

Section 2.5                 Permanent Reduction of Facility Amount. (a) The Borrower may at any time upon five Business Days’ prior written notice (which may be conditional) to the Agent, each Lender Agent and the Collateral Agent, permanently reduce the Facility Amount, subject to Section 2.5(c), in whole or in part, upon payment of any Daily Commitment Fees, by any pro rata amount that the Facility Amount exceeds the aggregate outstanding principal amount of all Loans (after giving effect to any concurrent prepayment thereof); provided that, no Daily Commitment Fees shall be payable if a Non-Approval Event has occurred and is continuing. In connection with any permanent reduction of the Facility Amount under this Section 2.5(a), the Revolving Commitment of each Revolving Lender shall automatically, and without any further action by any party, be reduced pro rata with all other Revolving Lenders such that the sum of all Revolving Commitments, taken together with the Term Loans, will equal the newly reduced Facility Amount.

(b)               The Borrower may upon at least two (2) Business Days’ notice (which notice may be conditional, and shall contain a certificate of an authorized officer of the Borrower certifying as to the satisfaction of the requirements set forth in this Section 2.5(b) with respect to such proposed prepayment) to the Agent (with a copy to the Collateral Agent), prepay and permanently reduce all or any portion of the Loans then outstanding, by paying to the Collateral Agent for the account of the Lenders the principal amount to be prepaid (from amounts on deposit in the applicable Principal Collection Account) together with accrued interest (including any accrued and unpaid interest amounts) thereon and fees owing under the Fee Letter, if any, up to or on the date of prepayment (from amounts on deposit in the Collection Account constituting Interest Collections) and the Agent shall provide written instructions to the Collateral Agent with respect to the application of such amounts; provided that, no such fees owing under the Fee Letter that would otherwise be payable in connection with a prepayment and permanent reduction of the Loans then outstanding shall be payable if a Non-Approval Event has occurred and is continuing. Any prepayments of Loans made pursuant to this Section 2.5(b) shall (y) be allocated between the Revolving Loans and the Term Loans based on, with respect to principal, the Principal Allocation Formula, and with respect to interest and any other payments on a pro rata basis and (x) result in the reduction and termination, of the Revolving Commitments and Term Commitments on a dollar-for-dollar basis.

(c)               In connection with any prepayment or cancellation of Commitments pursuant to this Section 2.5, any Lender affiliated with the Agent (and the Agent itself) shall have the option to purchase a Term Loan pro rata at par in order to maintain their current percentage of the aggregate amount of the existing Commitments after giving effect to such prepayment or cancellation (such purchases and sales of Term Loans being a “Rebalancing”). In connection with any Rebalancing, each Term Lender shall sell its pro rata portion of such Term Loan to the Lender that is an Affiliate of the Agent (or is itself the Agent).

(d)              Additional Prepayment Provisions.

(i)           The Borrower may effect a prepayment of all or any portion of the Loans then outstanding pursuant to Section 2.5(a) or (b).

(ii)          Amounts prepaid or repaid in respect of the Term Loans may not be reborrowed.

Section 2.6                Change in Advance Rate. The Advance Rate previously assigned by the Agent to any Eligible Collateral Obligation shall not change, except for the following events:

(a)              during the Revolving Period, if the Diversity Score increases resulting in a change to the Advance Rate, as long as (i) the Borrower notifies the Agent of such increase of Diversity Score and (ii) the Borrower notifies the Agent that no Evaluation Event has occurred relating to such Eligible Collateral Obligation, the Advance Rate applicable to such Eligible Collateral Obligation shall be revised upward pursuant to the guidelines set forth in the definition of Advance Rate;

(b)              during the Revolving Period, if the Diversity Score decreases resulting in a change to the Advance Rate, upon notice from the Agent to the Borrower, the Agent may revise the Advance Rate applicable to such Eligible Collateral Obligation lower pursuant to the guidelines set forth in the definition of Advance Rate;

(c)              except as set forth in the foregoing clauses (A) and (B), if no Evaluation Event occurs with respect to an Eligible Collateral Obligation, the Advance Rate for such Eligible Collateral Obligation shall be the Advance Rate assigned to such Eligible Collateral Obligation as of the related Cut-Off Date;

(d)              if an Evaluation Event occurs with respect to an Eligible Collateral Obligation, the Agent shall have the right to adjust the Advance Rate for such Eligible Collateral Obligation in accordance with the following; provided that, after giving effect to any such adjustment, the Advance Rate shall not exceed the Advance Rate applicable to such Eligible Collateral Obligation immediately prior to such Evaluation Event:

(x)              if an Eligible Collateral Obligation is not a Broadly Syndicated Loan or Recurring Revenue Loan, and an Evaluation Event occurs with respect to such Collateral Obligation, then the Agent may revise the Advance Rate applicable to such Eligible Collateral Obligation to equal the Revised MML Advance Rate; and

(y)              if an Eligible Collateral Obligation is a Recurring Revenue Loan and an Evaluation Event occurs with respect to such Collateral Obligation, then the Agent may revise the Advance Rate applicable to such Eligible Collateral Obligation in its sole discretion; or

(e)               if an Eligible Collateral Obligation is a Broadly Syndicated Loan, then the Agent shall revise the Advance Rate applicable to such Eligible Collateral Obligation to equal the Revised BSL Advance Rate; provided that the BSL Advance Rate Adjustment Factor shall be updated no less than weekly.

Section 2.7                Increase in Facility Amount. The Borrower may, at any time after the Effective Date, deliver a written notice to the Agent (who shall forward a written copy to each Lender Group and the Collateral Agent) (x) certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing and (y) requesting an increase of the Facility Amount to an amount not to exceed $2,500,000,000 (the amount so requested being the “Increased Facility Amount”)~~; provided that, if the Facility Amount equals or exceeds$1,825,000,000, any such increase to the Facility Amount shall be applied solely to the Revolving Commitments~~. The Facility Amount shall, with the prior written consent of the Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), be so increased to the Increased Facility Amount on the later of (x) the fifth (5th) Business Day immediately following the receipt of such written notice by the Agent, each Lender Group and the Collateral Agent and (y) the date on which Lenders (which may include new Lenders) have executed such documentation as the Agent may reasonably require to evidence increased Commitments or new Commitments which, together with all other Commitments in effect at such date, equal in the aggregate the Increased Facility Amount. Without limiting the foregoing, the Borrower may, with the prior written consent of the Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion) and notice to the Collateral Agent, (i) increase the Commitment of the existing Lender Groups (pro rata) with the consent of each such Lender Group, (ii) add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group with the consent of such Lender Group, in each case, which shall increase the Facility Amount by the amount of the increased or new Commitment of each such existing or additional Lender Group. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment. The Agent shall provide to the Lenders prompt written notice of any increase effectuated under this Section 2.7 and an updated copy of Schedule 5.

Section 2.8                Facility Termination Date. Each Term Loan shall be paid in full by the Borrower on the Facility Termination Date.

Section 2.9                Defaulting Lender. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)           any payment of principal, interest, fees or other amounts received by the Collateral Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Agent and with written instruction to the Collateral Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent or the Swingline Lender, as applicable, hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Agent in its sole discretion)), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined (x) by the Agent or the Borrower or (y) by the Swingline Lender and the Borrower in accordance with Section 2.11, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Loans under this Agreement or for the refunding of any Swingline Loan, as applicable; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders or Swingline Lender, as applicable, on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.9 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(ii)          during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans pursuant to Section 2.11, the Pro Rata Share of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that, each such reallocation shall be given effect only if the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans shall not exceed the positive difference, if any, of (A) the Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Loans of that Lender;

(iii)         promptly on demand by the Swingline Lender or the Agent from time to time, the Borrower shall prepay Swingline Loans in an amount of all Fronting Exposure with respect to the Swingline Lender (after giving effect to clause (ii) above); and

(iv)        such Defaulting Lender shall not be entitled to receive any Daily Commitment Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b)                If the Agent, the Swingline Lender and the Borrower determine in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of Class A-1 Loans or Class A-2 Loans, as applicable, outstanding of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Class A-1 Loans and the Class A-2 Loans to be held on a pro rata basis by the Class A-1 Lenders or the Class A-2 Lenders, as applicable, whereupon that Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.10              Borrowing Base Deficiency. Subject to Section 13.1(e), if any Borrowing Base Deficiency exists, then the Borrower may eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination thereof) of the following actions: (a) deposit into or credit to the Collection Account cash and Permitted Investments, (b) repay Loans, (c) sell Collateral Obligations in accordance with Section 7.8 or (d) during the Revolving Period, pledge additional Collateral Obligations as Collateral.

Section 2.11               Refunding of Swingline Loans.

(a)               Each Swingline Loan shall be refunded by the Revolving Lenders on the fifth (5th) Business Day after the corresponding Loan Date of such Swingline Loan (each such date, a “Swingline Refund Date”). Such refundings shall be made by the Revolving Lenders in accordance with their respective Pro Rata Shares and shall thereafter be reflected as Revolving Loans by the Revolving Lenders on the books and records of the Agent. Each Revolving Lender shall fund its respective Pro Rata Share of Revolving Loans as required to repay Swingline Loans outstanding to the Swingline Lender no later than 11:00 a.m. on the applicable Swingline Refund Date.

(b)              If any Revolving Lender did not fund its Pro Rata Share of a Swingline Loan on the applicable Swingline Refund Date (such amount which was not funded, the “Unfunded Swingline Refund Amount”), the Borrower shall be deemed (without any additional action required) to request a Revolving Loan in an amount equal to the Unfunded Swingline Refund Amount. The Agent shall give notice of any such deemed Revolving Loan request to the Revolving Lenders. When received, the proceeds of such Revolving Loan shall be applied to refund each Swingline Lender which was not refunded on the Swingline Refund Date.

(c)              Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 3.2. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.11, an Insolvency Event relating to the Borrower shall have occurred, each Lender will, on the date the applicable Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Pro Rata Share of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

(d)             Notwithstanding anything to the contrary contained in this Section 2.11, the Swingline Lender shall not be obligated to make any portion of a Swingline Loan attributable to any Defaulting Lender, unless the Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Swingline Lender to eliminate the Swingline Lender’s Fronting Exposure (after giving effect to Section 2.9(a)(ii)) with respect to any such Defaulting Lender.

ARTICLE III

INTEREST, ETC.

Section 3.1                 Interest and Daily Commitment Fee. (a) The Borrower hereby promises to pay, on the dates specified in Section 3.2, Interest on the unpaid principal amount of each Loan (or each portion thereof) for the period commencing on the applicable Loan Date until such Loan is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law.

(b)              The Borrower shall pay (x) the aggregate Daily Commitment Fee on the dates specified in the applicable Fee Letter and (y) the Upfront Fee on the Effective Date and any other date specified in the applicable Fee Letter.

Section 3.2                Interest Distribution Dates. Interest accrued on each Loan (including any previously accrued and unpaid Interest) shall be payable, without duplication:

(a)                  on the Facility Termination Date;

(b)                  on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan; and

(c)                  on each Distribution Date.

Section 3.3                Interest Calculation. Each Loan or Note shall bear interest on each day during each Accrual Period at a rate per annum equal to the product of (a) the Interest Rate for such Accrual Period multiplied by (b) the outstanding Loans attributable to such Loan or Note on such day. All Interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Interest is payable over a year comprised of 365 days; provided that interest computed by reference to Term SOFR hereunder shall be (a) computed on the basis of a year of 360 days, (b) shall be payable for the actual number of days elapsed (including the first day but excluding the last day), (c) computed on a daily basis based on the outstanding principal amount of the applicable Loan or other amount as of the applicable date of determination. Calculations by the Agent shall be conclusive absent manifest error.

Section 3.4                Computation of Interest, Fees, Etc. Each Lender Agent (on behalf of its respective Lender Group) and the Agent shall determine the applicable Interest and all fees to be paid by the Borrower on each Distribution Date for the related Accrual Period and shall advise the Collateral Agent and the Collateral Administrator thereof in writing no later than the Determination Date immediately prior to such Distribution Date. Such reporting may also include an accounting of any amounts due and payable pursuant to Sections 4.3 and 5.1 as well as any actually-incurred breakage costs that have not already been reimbursed to the applicable Lender.

Section 3.5                Temporary Disruption of Term SOFR. Subject to Section 17.2(b), if:

(a)               the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Term SOFR and such inability to ascertain is not expected to be permanent; or

(b)               the Agent has been advised by the Required Lenders that Term SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan);

then the Agent shall give notice thereof to the Borrower and the Lenders (with a copy to the Collateral Agent) as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any outstanding Term SOFR Loan shall on and from such day be converted by the Agent to, and shall constitute, an ABR Loan.

Section 3.6                Illegality. If any Lender determines that any Applicable Law has made it unlawful, or if any governmental authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund any Loan, then, on notice thereof by such Lender to the Borrower through the Agent (with a copy to the Collateral Agent), any obligation of such Lender to make, maintain or fund Loans or to convert Loans will be suspended until such Lender notifies the Agent and the Borrower (with a copy to the Collateral Agent) that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Term SOFR Loans of such Lender will be immediately converted into ABR Loans. Upon any such conversion, the Borrower will pay accrued interest on the amount so converted.

Section 3.7                Breakage. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Accrual Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (b) the conversion of any Term SOFR Loan other than on the last day of an Accrual Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Term SOFR Loan other than on the last day of an Accrual Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.9, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

ARTICLE IV

PAYMENTS; TAXES

Section 4.1                Making of Payments. Subject to, and in accordance with, the provisions hereof, all payments of principal of or Interest on the Loans and other amounts due to the Lenders shall be made pursuant to Section 8.3(a) by no later than 5:00 p.m., New York City time, each Distribution Date when due in the applicable Eligible Currency in immediately available funds. Payments received by any Lender or Lender Agent after 5:00 p.m., New York City time, on any day will be deemed to have been received by such Lender or Lender Agent on its next following Business Day. Each Lender Agent shall allocate to the Lenders in its Lender Group each payment in respect of the Loans received by such Lender Agent as provided by Section 8.3 or Section 2.4. Payments in reduction of the principal amount of the Loans shall be allocated and applied to Lenders pro rata based on their respective portions of such Loans, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Lender Agent and the Borrower. Payments of Interest shall be allocated and applied to Lenders pro rata based upon the respective amounts of interest and fees due and payable to them. All amounts owing and payable to the Lenders under this Agreement and the other Transaction Documents may be paid by remitting such amounts to the Agent, who shall remit such amounts to the Lenders, as applicable.

Section 4.2                Due Date Extension. If any payment of principal or Interest with respect to any Loan falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Interest shall accrue and be payable for the period of such extension at the rate applicable to such Loan.

Section 4.3                Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)               Payment of Other Taxes by the Borrower. Without duplication of other amounts payable by the Borrower under this Section 4.3, the Borrower shall timely pay to the relevant Official Body in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)               Indemnification by the Borrower. The Borrower shall indemnify each Recipient within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent and each Lender Agent), or by the Agent on its own behalf or on behalf of another Recipient, shall be conclusive absent manifest error.

(d)               Indemnification by the Lenders. Each Lender shall severally indemnify the Agent and the Collateral Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent or the Collateral Agent, as applicable, for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.5 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent or the Collateral Agent, as applicable, in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent or the Collateral Agent, as applicable, shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent or the Collateral Agent, as applicable, under this Section 4.3(d).

(e)               Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to an Official Body pursuant to this Section 4.3, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f)                Status of Lenders.

(i)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Agent and the Collateral Agent, at the time or times reasonably requested by the Borrower, the Agent or the Collateral Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Agent or the Collateral Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Agent or the Collateral Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower, the Agent or the Collateral Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.3(f)(ii)(A), Section 4.3(f)(ii)(B) and Section 4.3(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing, if the Borrower is a U.S. Borrower:

(A)           any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower, the Agent and the Collateral Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Agent and the Collateral Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Agent or the Collateral Agent) whichever of the following is applicable:

(I)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)	executed copies of IRS Form W-8ECI;

(III)   in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower, as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS FormW-8BEN-E a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Agent and the Collateral Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Agent or the Collateral Agent) executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower, the Agent or the Collateral Agent to determine the withholding or deduction required to be made;

(D)           if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, the Agent and the Collateral Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the Agent or the Collateral Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Agent or the Collateral Agent as may be necessary for the Borrower, the Agent and the Collateral Agent to (x) comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or (y) determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 4.3(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E)           on or before the date each of the Agent and the Collateral Agent becomes a party to this Agreement, each of the Agent and the Collateral Agent shall provide to the Borrower, two duly-signed, properly completed copies of the documentation prescribed in clause (i) or clause (ii) below, as applicable (together with all required attachments thereto): (i) IRS Form W-9 or any successor thereto, or (ii) (A) IRS Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower to be treated as a U.S. Person for U.S. federal withholding purposes. At any time thereafter, each of the Agent and the Collateral Agent shall provide updated documentation with respect to such documentation previously delivered (or a successor form thereto) when any such documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide the applicable successor form, or promptly notify the Borrower, the Agent and the Collateral Agent in writing of its legal inability to do so.

(g)               Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it (on a standalone or an affiliated group basis) has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.3 (including by the payment of additional amounts pursuant to this Section 4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.3(g) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 4.3(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.3(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.3(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)               Survival. Each party’s obligations under this Section 4.3 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

ARTICLE V

INCREASED COSTS, ETC.

Section 5.1                   Increased Costs, Capital Adequacy. (a) If, due to either (i) the introduction of or any change following the date hereof (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application arising following the date hereof of any Applicable Law, in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the date hereof from any central bank or other Official Body (whether or not having the force of law), (A) there shall be any increase in the cost to the Agent, any Lender Agent, any Lender, successor or assign thereof (each of which shall be an “Affected Person”) of agreeing to make or making, funding or maintaining any Loan (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Person hereunder), as the case may be, (B) there shall be any reduction in the amount of any sum received or receivable by an Affected Person under this Agreement or under any other Transaction Document, or (C) any Recipient is subject to any Taxes (other than (1) Indemnified Taxes and (2) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then, in each case, the Borrower shall, from time to time, after written demand by the Agent with a copy to the Collateral Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Person, pay to the Agent, on behalf of such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs or reduced payments within thirty (30) days after such demand.

(b)               If either (i) the introduction of or any change following the date hereof in or in the interpretation, administration or application arising following the date hereof of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Person with any law, guideline, rule, regulation, directive or request following the date hereof, from any central bank, any Official Body or agency, including, without limitation, compliance by an Affected Person with any request or directive regarding capital adequacy or liquidity coverage, has or would have the effect of reducing the rate of return on the capital of any Affected Person, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Person could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Person with respect to capital adequacy and liquidity coverage), by an amount deemed by such Affected Person to be material, then, from time to time, after demand by such Affected Person with a copy to the Collateral Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Agent on behalf of such Affected Person such additional amounts as will compensate such Affected Person for such reduction.

(c)               If an Affected Person shall at any time (without regard to whether any Basel III Regulations or Dodd-Frank Regulations are then in effect) suffer or incur (i) any explicit or implicit charge, assessment, cost or expense by reason of the amount or type of assets, capital or supply of funding such Affected Person or any of its Affiliates is required or expected to maintain in connection with the transactions contemplated herein, without regard to (A) whether such charge, assessment, cost or expense is imposed or recognized internally, externally or inter-company or (B) whether it is determined in reference to a reduction in the rate of return on such Affected Person’s or Affiliate’s assets or capital, an inherent cost of the establishment or maintenance of a reserve of stable funding, a reduction in the amount of any sum received or receivable by such Affected Person or its Affiliates or otherwise or (ii) any other imputed cost or expense arising by reason of the actual or anticipated compliance by such Affected Person or any of its Affiliates with the Basel III Regulations or Dodd-Frank Regulations, then, upon demand by or on behalf of such Affected Person through the Agent, the Borrower shall pay to the Agent, for the benefit of such Affected Person, such amount as will, in the determination of such Affected Person, compensate such Affected Person therefor. A certificate of the applicable Affected Person setting forth the amount or amounts necessary to compensate the Affected Person under this Section 5.1(c) shall be delivered to the Borrower (with a copy to the Collateral Agent) and shall be conclusive absent manifest error.

(d)               In determining any amount provided for in this Section 5.1, the Affected Person may use any reasonable averaging and attribution methods. The Agent, on behalf of any Affected Person making a claim under this Section 5.1, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

ARTICLE VI

CONDITIONS TO LOANS

Section 6.1                   Effectiveness. This Agreement shall become effective on the first day (the “Effective Date”) on which the Agent, on behalf of the Lenders, shall have received the following documents and each of the other conditions listed below is satisfied, each in form and substance reasonably satisfactory to the Agent:

(a)               Transaction Documents. This Agreement and each other Transaction Document in each case duly executed by each party thereto;

(b)               Notes. For each Lender Group that has requested the same, a Note duly completed and executed by the Borrower and payable to the Lender Agent for such Lender Group;

(c)               Establishment of Accounts. Evidence that each Account (other than the Accounts denominated in NZD, which accounts shall be opened as soon as practicable following the Effective Date pursuant to Section 8.1(a)) has been established;

(d)               Resolutions. Certified copies of the resolutions of the board of managers (or similar items) of the Borrower, the Equityholder, the Retention Holder and the Servicer approving the Transaction Documents to be executed, delivered and performed by it hereunder and the transactions contemplated hereby, certified by its secretary, assistant secretary, manager or director, as applicable;

(e)               Organizational Documents. (x) The certificate of formation or registration (or similar organizational document) of each of the Borrower, the Equityholder, the Retention Holder and the Servicer certified by the applicable Official Body of its jurisdiction of organization and (y) a certified, executed copy of the organizational documents of each of the Borrower, the Equityholder, the Retention Holder and the Servicer;

(f)                Good Standing Certificates. Good standing certificates for each of the Borrower, the Equityholder, the Retention Holder and the Servicer issued by the applicable Official Body of its jurisdiction of organization or registration.

(g)               Incumbency. A certificate of the manager, director, secretary or assistant secretary of each of the Borrower, the Equityholder, the Retention Holder and the Servicer certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it;

(h)               Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder, shall have been submitted for filing;

(i)                Opinions. Legal opinions of Latham & Watkins LLP, as counsel for the Borrower, the Equityholder and the Servicer, Richards, Layton & Finger, P.A., as counsel for the Equityholder, and Nixon Peabody LLP, as counsel for the Collateral Agent and the Collateral Administrator, each in form and substance reasonably satisfactory to the Agent covering such matters as the Agent may reasonably request;

(j)                Full Force and Effect. The Agent shall have received each of the Transaction Documents duly executed and delivered by the parties thereto, which shall each be in full force and effect;

(k)               Liens. The Agent shall have received (i) the results of a recent search by a Person satisfactory to the Agent, of the UCC, judgment, security interest and tax lien filings which may have been filed with respect to personal property of the Borrower and bankruptcy and pending lawsuits with respect to Borrower and the results of such search shall be satisfactory to the Agent and (ii) copies of UCC termination statements to be filed on the Effective Date, if any, necessary to release all security interests and other rights of any Person in any Collateral previously granted by the Borrower and any executed pay-off letters reasonably requested by the Agent;

(l)                 KYC Information. The Borrower shall have provided to each Lender Agent, the Collateral Administrator and the Collateral Agent any documentation and other information requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations including the PATRIOT Act;

(m)              No Material Adverse Effect. As of the Effective Date, no Material Adverse Effect shall have occurred and no litigation shall have commenced which, if successful, would reasonably be expected to have a Material Adverse Effect;

(n)               Beneficial Ownership Certification. At least five (5) days prior to the Effective Date, if the Borrower or the Servicer qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such party shall be delivered;

(o)               Financial Statements. The Agent has received the most-recently available copies of the financial statements and reports described in Section 7.5(i) certified by a Responsible Officer of the Servicer to be true and correct and such financial statements fairly present in all material respects the financial condition of such Person as of the applicable date of issuance;

(p)               Payment of Fees. The Agent shall have received evidence, to its sole satisfaction, that all Fees and expenses due to the Lenders on the Effective Date have been paid in full;

(q)               Foreign Currency Funding. With respect to any Eligible Collateral Obligation (i) purchased with the proceeds of any Loan, such Loan shall be denominated in the same Eligible Currency as such Collateral Obligation, (ii) purchased with available Principal Collections, such Principal Collections shall be denominated in the same Eligible Currency as the Collateral Obligation acquired in connection with such reinvestment and (iii) denominated in an Eligible Currency other than Dollars, clause (i) of the definition of Excess Concentration Amount must be satisfied as of the related Cut-Off Date;

(r)               Closing Certificates. The Agent shall have received from each of the Borrower, the Equityholder, the Retention Holder and the Servicer a certificate executed by a Responsible Officer thereof, certifying that (i) its representations and warranties set forth in the Transaction Documents to which it is a party are true and correct in all material respects (or if any such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) as of the Effective Date and (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the execution and delivery of the Transaction Documents and the borrowing hereunder on the Effective Date (if any);

(s)               Transaction Summary. Each of the parties hereto, as applicable, shall have acknowledged receipt of the Transaction Summary pursuant to Section 10.26; and

(t)                 Other. Such other approvals, documents, opinions, certificates and reports as the Agent may reasonably request.

Section 6.2                Loans and Reinvestments. The making of any Loan (including the initial Loan hereunder) and any Reinvestment are all subject to the condition that the Effective Date shall have occurred and to the following further conditions precedent that:

(a)               No Event of Default, Etc. Each of the Transaction Documents shall be in full force and effect (unless terminated in accordance with their terms) and (i) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Loan or Reinvestment (other than any Reinvestment being effected in connection with the cure of any Borrowing Base Deficiency pursuant to Section 2.10); (ii) no Servicer Event of Default or Unmatured Servicer Event of Default shall have occurred and be continuing or will result from the making of such Loan or Reinvestment; (iii) the representations and warranties of the Borrower and the Servicer contained herein and of the Borrower and the Servicer in the other Transaction Documents shall be true and correct in all material respects as of the related Funding Date (or if such representations and warranties specifically refer to an earlier date, such earlier date), with the same effect as though made on the date of (and after giving effect to) such Loan or Reinvestment (or, if applicable, such earlier specified date); and (iv) after giving effect to such Loan or Reinvestment (and any purchase of Eligible Collateral Obligations in connection therewith), no Borrowing Base Deficiency shall exist and the Foreign Currency Loan Amount shall not exceed the Foreign Currency Sublimit;

(b)               Requests. (i) In connection with the funding of any Revolving Loan or Term Loan pursuant to Section2.2(a), the Collateral Agent, Collateral Administrator, each Lender Agent and the Agent shall have received the Loan Request for such Revolving Loan or Term Loan in accordance with Section 2.2(a), together with all items required to be delivered in connection therewith, (ii) in connection with the funding of any Swingline Loan pursuant to Section 2.2(a), the Collateral Agent, the Swingline Lender and the Agent shall have received the Loan Request for such Swingline Loan in accordance with Section 2.2(a), together with all items required to be delivered in connection therewith and (iii) in connection with any Reinvestment, the Collateral Agent, Collateral Administrator, each Lender Agent and the Agent shall have received the Reinvestment Request for such reinvestment in accordance with Section 8.3(b), together with all items required to be delivered in connection therewith;

(c)            Revolving Period. The Revolving Period shall not have ended;

(d)              Document Checklist. The Agent, the Collateral Administrator, the Document Custodian and each Lender Agent shall have received a Document Checklist for each Eligible Collateral Obligation to be added to the Collateral on the related Funding Date;

(e)               Borrowing Base Confirmation. The Collateral Agent, the Collateral Administrator, each Lender Agent and the Agent shall have received an Officer’s Certificate of the Borrower or the Servicer (which may be included as part of the Loan Request or Reinvestment Request) computed as of the date of such request and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such date (if any), demonstrating that the aggregate principal amount of all outstanding Loans shall not exceed the Borrowing Base and there is no Borrowing Base Deficiency and the Foreign Currency Loan Amount will not exceed the Foreign Currency Sublimit, calculated as of the Funding Date as if the Collateral Obligations purchased by the Borrower on such Funding Date were owned by the Borrower;

(f)                Reserved;

(g)               Reserved;

(h)               Agent Approval. In connection with the acquisition of any Collateral Obligation (other than a Non-Approval Collateral Obligation) by the Borrower, the Borrower shall have received a copy of an Approval Notice with respect to such Collateral Obligation;

(i)                Permitted Use. The proceeds of any Loan will be used solely by the Borrower for general corporate purposes consistent with the terms hereof, which, for the avoidance of doubt, include dividends and distributions to the Equityholder permitted pursuant to Section 10.16, or to acquire Collateral Obligations as identified on the applicable Asset Approval Request or to satisfy any unfunded commitments in connection with any Variable Funding Asset;

(j)                Payment of Fees. The Agent shall have received evidence, to its sole satisfaction, that all Fees and expenses due to the Lenders on the Effective Date have been paid in full;

(k)               Borrower’s Certification. The Borrower shall have delivered to the Collateral Agent, each Lender Agent, the Swingline Lender (in the case of any Swingline Loan) and the Agent an Officer’s Certificate (which may be included as part of the Loan Request or Reinvestment Request) dated the date of such requested Revolving Loan, Term Loan, Swingline Loan or Reinvestment certifying that the conditions described in Sections 6.2(a) through (j) have been satisfied;

(l)             KYC Information. The Borrower shall have provided to each Lender Agent, the Collateral Administrator and the Collateral Agent any documentation and other information requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations including the PATRIOT Act;

(m)           Foreign Currency Funding. With respect to any Eligible Collateral Obligation (i) purchased with the proceeds of any Loan, such Loan shall be denominated in the same Eligible Currency as such Collateral Obligation, (ii) purchased with available Principal Collections, such Principal Collections shall be denominated in the same Eligible Currency as the Collateral Obligation acquired in connection with such reinvestment and (iii) denominated in an Eligible Currency other than Dollars, clause (i) of the definition of Excess Concentration Amount must be satisfied as of the related Cut-Off Date; and

(n)               Other. With respect to any Revolving Loan or Term Loan, the Agent shall have received such other approvals, documents, opinions, certificates and reports as they may request, which request is reasonable as to scope, content and timing.

Section 6.3                Transfer of Collateral Obligations and Permitted Investments. (a) The Collateral Agent (or the Securities Intermediary on its behalf) and the Document Custodian shall hold all Certificated Securities (whether Collateral Obligations or Permitted Investments) and Instruments delivered to it in physical form. All physical assets must be sent by trackable courier service (e.g. UPS or Federal Express).

(b)               On the Effective Date (with respect to each Collateral Obligation and Permitted Investment owned by the Borrower on such date) and each time that the Borrower shall (or shall cause the Servicer to) direct or cause the acquisition of any Collateral Obligation or Permitted Investment, the Borrower shall (or shall cause the Servicer to), if such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation has not already been delivered to the Collateral Agent (or the Securities Intermediary on its behalf) or the Document Custodian, as applicable, in accordance with the requirements set forth in the definition of “Collateral Obligation File”, cause the delivery of such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation in accordance with the requirements set forth in the definition of “Collateral Obligation File” to the Collateral Agent (or the Securities Intermediary on its behalf) or the Document Custodian, as applicable, to be maintained by the Collateral Agent (or the Securities Intermediary on its behalf) or the Document Custodian, as applicable (in each case for the benefit of the Secured Parties).

(c)               The Borrower shall (or shall cause the Servicer to) cause all Collateral Obligations or Permitted Investments acquired by the Borrower to be transferred to the Collateral Agent (or the Securities Intermediary on its behalf) or the Document Custodian, as applicable, for credit by it to the applicable Custodial Account, if applicable, and shall cause all Collateral Obligations and Permitted Investments acquired by the Borrower to be delivered to the Collateral Agent (or the Securities Intermediary on its behalf) or the Document Custodian, as applicable, by one of the following means and shall take any and all other actions necessary to create and perfect in favor of the Collateral Agent a valid security interest in each Collateral Obligation and Permitted Investment, which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower (whether now existing or hereafter acquired):

(i)           in the case of an Instrument or a Certificated Security in registered form by having it Indorsed to the Collateral Agent or in blank by an effective Indorsement or registered in the name of the Collateral Agent and by (A) delivering such Instrument or Security Certificate to the Collateral Agent (or the Securities Intermediary on its behalf) or the Document Custodian, as applicable, and (B) causing the Collateral Agent (or the Securities Intermediary on its behalf) or the Document Custodian, as applicable, to maintain (for the benefit of the Secured Parties) continuous possession of such Instrument or Certificated Security;

(ii)         in the case of an Uncertificated Security, by (A) causing the Collateral Agent (or the Securities Intermediary on its behalf) to become the registered owner of such Uncertificated Security and causing such registration to remain effective or (B) by causing such Uncertificated Security to be credited to a Securities Account over which the Collateral Agent has Control and, with respect to such Uncertificated Security, the Securities Intermediary and the Borrower and have agreed that such Uncertificated Security constitutes a Financial Asset;

(iii)        in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to the Account in the name of the Borrower; and

(iv)        in the case of General Intangibles (including any Collateral Obligation or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the Collateral Obligation or Permitted Investment (or a description of “all assets” of the Borrower, as applicable) as the collateral at the filing office in the applicable jurisdiction.

ARTICLE VII

ADMINISTRATION AND MANAGEMENT OF COLLATERAL OBLIGATIONS

Section 7.1               Retention and Termination of the Servicer. The servicing, administering and collection of the Collateral Obligations shall be conducted by the Person designated as Servicer from time to time in accordance with this Section 7.1. Subject to early termination due to the occurrence of a Servicer Event of Default or as otherwise provided below in this ArticleVII, the Borrower hereby designates Ares Strategic Income Fund, and Ares Strategic Income Fund hereby agrees to serve, as Servicer until the termination of this Agreement. For the avoidance of doubt, the Servicer is not a Lender Agent of the Agent, any Lender Agent, the Collateral Agent, the Collateral Administrator or any Lender.

Section 7.2                Resignation and Removal of the Servicer; Appointment of Successor Servicer. (a) If a Servicer Event of Default shall occur and be continuing, the Agent by written notice given to the Servicer (with a copy to the Collateral Agent and each Lender), may terminate all of the rights and obligations of the Servicer and appoint a successor (with the consent of the Required Lenders) pursuant to the terms hereof. In addition, if the Servicer is terminated upon the occurrence of a Servicer Event of Default, the Servicer shall, if so requested by the Agent, acting at the direction of the Required Lenders, deliver to any successor Servicer copies of its Records within five (5) Business Days after demand therefor and a computer tape (or any other means of electronic transmission acceptable to such successor Servicer) containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with managing the Collateral Obligations.

(b)              The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer, unless the effectiveness of any material change in Applicable Law renders the performance by the Servicer of its duties hereunder to be a violation of such Applicable Law.

(c)              Any Person (i) into which the Servicer may be merged or consolidated in accordance with the terms of this Agreement, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) acquiring by conveyance, transfer or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer in any of the foregoing cases, shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

(d)               Subject to the last sentence of this Section 7.2(d), until a successor Servicer has commenced servicing activities in the place of Ares Strategic Income Fund, Ares Strategic Income Fund shall continue to perform the obligations of the Servicer hereunder. On and after the termination of the Servicer pursuant to this Section 7.2, the successor Servicer appointed by the Agent (with the consent of the Required Lenders) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Servicer agrees to cooperate and use reasonable efforts in effecting the transition of the responsibilities and rights of managing of the Collateral Obligations, including the transfer to any successor Servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Collateral Obligations and the delivery to any successor Servicer in an orderly and timely fashion of all files and records in its possession or reasonably obtainable by it with respect to the Collateral Obligations containing all information necessary to enable the successor Servicer to service the Collateral Obligations. Notwithstanding anything contained herein to the contrary (except Section 7.2(c)) and to the extent permitted by Applicable Law without causing the Servicer to have liability, the termination of the Servicer shall not become effective until an entity acceptable to the Agent in its sole discretion shall have assumed the responsibilities and obligations of the Servicer.

(e)               At any time, the Agent or any Lender may irrevocably waive any rights granted to such party under Section 7.2(a). Any such waiver shall be in writing and executed by such party that is waiving its rights hereunder. A copy of such waiver shall be promptly delivered by the waiving party to the Servicer and the Agent.

Section 7.3                Duties of the Servicer. The Servicer shall manage, service, administer and make collections on the Collateral Obligations and perform the other actions required to be taken by the Servicer in accordance with the terms and provisions of this Agreement and the Servicer Standard.

(a)               The Servicer shall take or cause to be taken all such actions, as may be reasonably necessary or advisable to attempt to recover Collections from time to time, all in accordance with (i) Applicable Law, (ii) the applicable Collateral Obligation and its Underlying Instruments and (iii) the Servicer Standard. The Borrower hereby appoints the Servicer, from time to time designated pursuant to Section 7.1, as agent for itself and in its name to enforce and administer its rights and interests in the Collections and the related Collateral Obligations.

(b)               The Servicer shall administer the Collections in accordance with the procedures described herein. The Servicer shall (i) instruct all Obligors (and related agents) to deposit Collections directly into the Collection Account; (ii) deposit all Collections received directly by it into the Collection Account within two (2) Business Days of receipt thereof; and (iii) cause the Equityholder and its Affiliates to deposit all Collections received thereby into the Collection Account within two (2) Business Days of receipt thereof. The Servicer shall identify all Collections as either Principal Collections or Interest Collections, as applicable. The Servicer shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer.

(c)               The Servicer shall maintain for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Agent, make available, or, upon the Agent’s demand following the occurrence and during the continuation of a Servicer Event of Default, deliver to the Agent (with copies to the Collateral Agent) copies of all Records in its possession which evidence or relate to the Collections.

(d)               The Servicer shall, as soon as practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Obligation that do not constitute Collections or were paid in connection with a Retained Interest.

(e)               On each Measurement Date, the Servicer (on behalf of the Borrower) shall re-determine the status of each Eligible Collateral Obligation as of such date and provide notice of any change in the status of any Eligible Collateral Obligation to the Agent (with a copy to the Collateral Administrator) and, as a consequence thereof, Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date.

(f)                The Servicer may, with the prior written consent of the Agent, execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys in fact; provided that, it shall remain liable for all such duties as if it performed such duties itself.

Section 7.4                 Representations and Warranties of the Servicer. The Servicer represents, warrants and covenants as of the Effective Date and each Funding Date as to itself:

(a)               Organization and Good Standing. It (i) has been duly organized, and is validly existing as a statutory trust under the laws of its jurisdiction of organization and (ii) has all requisite statutory trust power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(b)               Due Qualification. It (i) is in good standing as a statutory trust under the laws of its jurisdiction of organization, (ii) is duly qualified to do business in its jurisdiction of organization and (iii) has obtained all qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses or approvals could not reasonably be expected to have a Material Adverse Effect.

(c)               Power and Authority. It (i) has all necessary statutory trust power and authority to (a) execute and deliver each Transaction Document to which it is a party, and (b) perform its obligations under the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary statutory trust action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d)              Binding Obligations. Each Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Insolvency Events and general principles of equity (whether considered in a suit at law or in equity).

(e)               No Violation. The execution, delivery and performance of each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) violate any governing documents of the Servicer, (ii) violate in any material respect any Applicable Law or (iii) violate any Contractual Obligation of the Servicer, except where such violation of a Contractual Obligation could not reasonably be expected to have a Material Adverse Effect.

(f)                No Proceedings. There is no litigation, proceeding or investigation filed or pending against the Servicer before any Official Body (i)asserting the invalidity of any Transaction Documents to which the Servicer is a party, (ii)seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Servicer is a party or (iii) that would reasonably be expected to have a Material Adverse Effect.

(g)               No Consents. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Official Body (if any) required for the due execution, delivery and performance by the Servicer of each Transaction Document to which the Servicer is a party have been obtained or made except where such failure could not reasonably be expected to have a Material Adverse Effect.

(h)               Compliance with Law. The Servicer has complied in all material respects with all Applicable Law to which it may be subject.

(i)               Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished to the Agent or any Lender in connection with this Agreement (other than projections, pro forma financial information, forward looking information, general economic data or industry information and, with respect to information prepared by the Servicer or an Affiliate or agent thereof for internal use or consideration, statements as to, or the failure to make a statement as to, the value of, collectibility of, prospects of or potential risks or benefits associated with such loan or the related Obligor) provided or prepared by the Borrower, the Servicer or the Equityholder, are, as of their respective delivery dates, (or in the case of reports, financial statements or similar information or records, the stated date thereof), true, complete and correct in all material respects; provided that, to the extent any such information was furnished by, or based on information furnished by, an Obligor or any other third party, such information is true, correct and complete in all material respects to the actual knowledge of a Responsible Officer of the Servicer as of the date provided, each case.

(j)                 Financial Statements. The Borrower has delivered to each Lender complete and correct copies of (A) the audited consolidated financial statements of the Equityholder, for the fiscal year most recently ended and (B) the unaudited consolidated financial statements of the Equityholder and the Borrower for the fiscal quarter most recently ended, in each case, when required to be delivered under Section 7.5(i). Such financial statements (including the related notes) fairly present the financial condition of the Equityholder and the Borrower as of the respective dates thereof and the results of operations for the periods covered thereby, each in accordance with Appropriate Accounting Principles. There has been no Material Adverse Effect with respect to the Equityholder or the Borrower since the most recent Determination Date with respect to the most recently delivered financial statements under this clause (j).

(k)               Eligibility of Collateral Obligations. All Collateral Obligations included as Eligible Collateral Obligations in the most recent calculation of any Borrowing Base required to be determined hereunder were Eligible Collateral Obligations as of the date of such calculation.

(l)                 Collections. The Servicer acknowledges that all Collections received by it or its Affiliates (other than any Excluded Amount) are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account.

(m)             Solvency. The transactions under the Transaction Documents to which the Servicer is a party do not and will not render the Servicer and its Subsidiaries, taken as a whole, not Solvent.

(n)              No Injunctions. No injunction, writ, restraining order or other order of any nature materially adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.

(o)              Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of any Lender Agent or Lender.

(p)               Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws. The Servicer represents and warrants that (i) neither it nor, to its knowledge, any of its Affiliates, Subsidiaries, directors, or officers, nor, to its knowledge, any of its or its Affiliates’ or Subsidiaries’ employees or agents, have engaged in any activity or conduct that would be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, and (ii) it has instituted and maintains policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.

(q)               Compliance with Sanctions. The Servicer represents and warrants that (a) neither it nor, to its knowledge, any of its Affiliates, Subsidiaries, directors, officers or employees, nor, to its knowledge, any of its agents (including any such agents or Affiliates or Subsidiaries that will act in any capacity in connection with, or benefit from, this Agreement), (i) is a Sanctioned Person, or (ii) is in violation of any Sanctions, (b) no Loan, use of proceeds or other transaction contemplated by this Agreement will directly or, to its knowledge, indirectly result in the violation of any Sanctions by any party to this Agreement, and (c) it has instituted and maintains policies and procedures designed to promote and achieve compliance with all applicable Sanctions.

(r)               Blocking Regulations and Anti-Boycott Regulations. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the representations and warranties in Section 7.4(p) (Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws) and Section 7.4(q) (Compliance Sanctions) (i) are not being made by or in respect of, and shall not apply to, any person if and to the extent that the making of such representations and warranties by or in respect of such person would constitute or give rise to a violation by such person of (or conflict with and thereby expose such person to any liability under) the Blocking Regulations or the Anti-Boycott Regulations and (ii) shall only apply for the benefit of any Lender to the extent such representations and warranties would not result in a violation of (or conflict with and thereby expose such Lender to any liability under) the Blocking Regulations or the Anti-Boycott Regulations.

Section 7.5              Covenants Relating to the Servicer. Until the date on or after the Facility Termination Date on which the Loans shall have been repaid in full, all Interest shall have been paid, and no other Obligations (other than contingent Obligations for which no claim has been made) shall be owing to the Secured Parties under this Agreement:

(a)          Compliance with Agreements and Applicable Law. The Servicer will comply in all material respects with all Applicable Law, including those with respect to the performance of its obligations under this Agreement and the other Transaction Documents.

(b)          Preservation of Company Existence. The Servicer will (i) preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing as a statutory trust in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

(c)          Books and Records. The Borrower shall cause the Servicer to keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with Appropriate Accounting Principles, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Obligations.

(d)          Other. The Servicer will promptly furnish to the Borrower and the Agent such other information, documents, records or reports respecting the Collateral as the Agent may from time to time reasonably request in order to protect the interests of the Agent, the Collateral Agent or the Secured Parties under or as contemplated by this Agreement, in each case, to the extent such information, documents, records or reports have been (or will be) prepared or received by the Servicer.

(e)          ERISA. The Borrower shall cause the Servicer to give the Agent and each Lender Agent prompt written notice of any event that would result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA. The Borrower shall not permit the Servicer to, cause or permit to occur an event that would result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA.

(f)           Performance and Compliance with Collateral. The Servicer will exercise its rights hereunder in order to permit the Borrower to duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral in all material respects and will take all necessary action to preserve the first priority security interest (subject to Permitted Liens) of the Collateral Agent for the benefit of the Secured Parties in the Collateral and shall comply with the Servicer Standard in all material respects with respect to all Collateral Obligations.

(g)          Liens. The Servicer shall not create, incur, assume or permit to exist any Lien with respect to the Collateral Obligations (or any portion thereof) pledged hereunder or any other Collateral pledged hereunder other than Permitted Liens.

(h)          Servicer Obligations. (i) The Servicer shall not agree to any amendment, waiver or other modification of any Transaction Document to which it is a party and to which the Agent is not a party in a manner materially adverse to the Agent or any Lender without the prior written consent of the Agent; (ii) upon the occurrence and during the continuation of an Event of Default or if such Material Modification would result in an Event of Default, neither the Borrower (nor the Servicer on behalf of the Borrower) shall agree to a Material Modification with respect to any Collateral Obligation without the prior written consent of the Agent and the Required Lenders; and (iii) the Servicer shall not interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Affected Person hereunder or under any other Transaction Documents.

(i)           Reporting. The Servicer will furnish to the Agent or cause to be furnished to the Agent, which the Agent will then furnish or cause to be furnished to the Lenders unless otherwise set forth below:

(i)      as soon as available, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Equityholder, a copy of the audited consolidated balance sheet of the Equityholder and its consolidated Subsidiaries as at the end of such year, the related consolidated statements of income for such year, and the related consolidated statements of changes in net assets and of cash flows for such year, and for any unaudited balance sheet, report or statement, a certification stating that information contained in such unaudited balance sheet, report, or statement fairly presents the financial condition of the Equityholder and its consolidated subsidiaries as of and for the periods then ended, subject to year-end adjustment; provided that, the financial statements required to be delivered pursuant to this clause (i) which are made available via EDGAR (or any successor system of the Securities Exchange Commission) in the Equityholder’s annual report on Form 10-K, shall be deemed delivered to the Agent on the date such documents are made available;

(ii)       within sixty (60) days after the end of each of the first three quarters of each fiscal year of the Equityholder, an unaudited financial report of the Equityholder and its Subsidiaries, on a consolidated basis, containing a consolidated statement of assets and liabilities, consolidated statements of operations and cash flows regarding the Equityholder’s investments, in each case for the period then ended, all certified by one of its senior financial officers as presenting fairly in all material respects the financial condition and results of operations of the Equityholder and its consolidated Subsidiaries on a consolidated basis in accordance with Appropriate Accounting Principles consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that, the financial statements required to be delivered pursuant to this clause (ii) which are made available via EDGAR (or any successor system of the Securities Exchange Commission) in the Equityholder’s quarterly report on Form 10-Q, shall be deemed delivered to the Agent on the date such documents are made available;

(iii)     upon the related Collateral Obligation becoming subject to an Evaluation Event, the updated Information Package with respect to such Collateral Obligation and, to the extent available, any of the information referenced in items 1, 2 and 3 of Exhibit C-3;

(iv)     as soon as possible after the Borrower obtains actual knowledge of the occurrence of (a) any Unmatured Event of Default or Event of Default or (b) any matter (including the commencement of, or any material development in, any material litigation or proceeding affecting the Borrower, the Servicer or any Eligible Collateral Obligation) that has resulted or could reasonably be expected to result in a Material Adverse Effect in each case including (x) breach or non-performance of, or any default under, a Contractual Obligation or Swap Contract of the Borrower; (y) any dispute, litigation, investigation, proceeding or suspension between the Borrower, the Servicer and any Official Body; and (z) any material change in accounting policies or financial reporting practices by the Borrower or a statement of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto;

(v)     notice of any material change in accounting policies or financial reporting practices by the Borrower except as required or permitted by Appropriate Accounting Principles;

(vi)     promptly after any request by the Agent, copies of any detailed audit reports, management letters or recommendations submitted to the Borrower by independent accountants in connection with the accounts or books of the Borrower;

(vii)   promptly after written request therefor, (a) such other business and financial information regarding the Borrower or any Collateral Obligation or any related Obligor as the Agent may from time to time reasonably request; provided that such information is in the possession of the Borrower or the Servicer, as applicable, or reasonably obtainable thereby without undue burden or expense; and (b) to the Agent only, copies of all quarterly and annual financials, any other periodic reports and any compliance certificates or similar items of each Obligor delivered or made available to the Borrower or the Servicer pursuant to the applicable Underlying Instruments;

(viii)   documents required to be delivered pursuant to this section may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the internet; or (b) on which such documents are posted on the Borrower’s behalf on an internet or intranet website, if any, to which the Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent);

(ix)      promptly, in reasonable detail, written notice of (a) any Adverse Claim known to it that is made or asserted against any of the Collateral and (b) any Material Modification with respect to a particular Eligible Collateral Obligation and copies of any material documentation with respect to; and

(x)      within fifteen (15) Business Days of the Borrower’s receipt, copies of any financial reports, loan performance reports (including periodic reports tracking compliance with relevant loan covenants) and materials prepared and delivered by the related Obligor generally in connection with debt refinancing, loan amendments, issuance of additional indebtedness, mergers and acquisitions, corporate restructuring, business sale, spin-offs, leveraged buyouts, IPOs with respect to, as applicable, each Collateral Obligation or the related Obligor

(xi)      promptly (a) following a request by any EU/UK Institutional Investor Lender, a confirmation of the Retention Letter from the Retention Holder; and (b) on becoming aware of the occurrence thereof, written notice of (x) any failure by the Retention Holder to hold the Risk Retention Retained Interest in accordance with paragraph (3)(a) of the Retention Letter or (y) any failure by the Retention Holder to comply with any of its undertakings under Section 3 of the Retention Letter.

(j)          Commingling. The Borrower shall not permit the Servicer to, and shall not permit any Affiliate of the Servicer to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account.

(k)          Proceedings. The Servicer will furnish to the Agent, promptly (and in any event within five(5) Business Days) after the Servicer receives notice or obtains knowledge thereof, notice of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign affecting the Collateral, the Transaction Documents, or the Collateral Agent’s interest in the Collateral, in each case, that could reasonably be expected to have a Material Adverse Effect.

Section 7.6            Collateral Reporting. The Servicer shall cooperate with the Collateral Administrator in the performance of the Collateral Administrator’s duties under Section 11.3. Without limiting the generality of the foregoing, the Servicer shall supply in a timely fashion any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Collateral Obligations and reasonably necessary to complete the reports and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Administrator to perform its obligations hereunder.

Section 7.7            Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records. (a) The Borrower shall, and shall cause the Servicer to, at the Borrower’s expense, permit representatives of the Agent at any time and from time to time as the Agent shall reasonably request (A) to inspect and make copies of and abstracts from its records relating to the Collateral Obligations, and (B) to visit its properties in connection with the collection, processing or managing of the Collateral Obligations for the purpose of examining such records, and to discuss matters relating to the Collateral Obligations or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. The Borrower agrees, and will cause the Servicer, to render to the Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that such assistance shall not interfere in any material respect with the Servicer’s business and operations. So long as no Unmatured Event of Default, Event of Default, Unmatured Servicer Event of Default or Servicer Event of Default has occurred and is continuing, such visits and inspections shall occur only (i) upon five Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. During the existence of an Unmatured Event of Default, an Event of Default, an Unmatured Servicer Event of Default or a Servicer Event of Default, there shall be no limit on the timing or number of such inspections and no prior notice will be required before any inspection.

(b)          The Borrower shall, and shall cause the Servicer to, at the Borrower’s expense, provide to the Agent access to the documentation evidencing the Collateral Obligations and all other documents regarding the Collateral Obligations included as part of the Collateral and the Related Security in each case, in its possession, in such cases where the Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon five Business Days’ prior written notice (so long as no Unmatured Event of Default, Event of Default or Servicer Event of Default has occurred and is continuing), (ii) during normal business hours and (iii) up to once per calendar year (so long as no Unmatured Event of Default, Event of Default or Servicer Event of Default has occurred and is continuing). From and after the Effective Date and periodically thereafter at the reasonable discretion of the Agent, the Agent may review the Borrower’s and the Servicer’s collection and administration of the Collateral Obligations in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as this Agreement and may, no more than twice in any calendar year, conduct an audit of the Collateral Obligations and Records in conjunction with such review.

(c)          Nothing in this Section 7.7 shall derogate from the obligation of the Borrower and the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as a result of any such obligation shall not constitute a breach of this Section 7.7.

Section 7.8               Optional Sales. (a) The Borrower shall have the right to sell all or a portion of the Collateral Obligations (each, an “Optional Sale”), subject to the following terms and conditions:

(i)      immediately after giving effect to such Optional Sale (together with such other Optional Sales and other actions to be effected in connection with any cure of a Borrowing Base Deficiency in accordance with Section 2.10):

(A)       the Borrowing Base is greater than or equal to the Loans outstanding (or, if the foregoing condition is not satisfied, the Borrowing Base is maintained or improved and the Agent has given its prior written consent) and the Foreign Currency Loan Amount will not exceed the Foreign Currency Sublimit; and

(B)          no Event of Default, Unmatured Event of Default, Unmatured Servicer Event of Default or Servicer Event of Default shall have occurred and be continuing (other than any Unmatured Event of Default that would be cured or improved after giving effect to such Optional Sale);

provided that, notwithstanding the above, the Borrower may make (i) any Optional Sale of any Collateral Obligation that, in the Servicer’s reasonable judgment, has a significant risk of declining in credit quality and, with the lapse of time, becoming a Defaulted Collateral Obligation, if after giving effect to such Optional Sale, (a) no Event of Default is continuing and (b) the aggregate Principal Balance of all such Collateral Obligations (other than Broadly Syndicated Loans) sold pursuant to this proviso in any twelve-month period does not exceed 20% of the Aggregate Eligible Collateral Obligation Amount plus Principal Collections on deposit in the Principal Collection Account in effect on the date of such sale; (ii) any Optional Sale of any Collateral Obligation if (x) the sale price is equal to or greater than the acquisition price of such Collateral Obligation and (y) the proceeds from such Optional Sale are applied to reduce the Loans; (iii) any Optional Sale made to reduce the Loans outstanding to be less than the Borrowing Base (so long as, immediately following such Optional Sale and any repayment of the Loans, the Loans outstanding do not exceed either the Borrowing Base or the Facility Amount); (iv) any Optional Sale of a Collateral Obligation that has a Collateral Obligation Amount of zero; (v) any Optional Sale of any portion of a Collateral Obligation constituting an Excess Concentration Amount; or (vi) any Optional Sale for which the Agent has provided consent;

(ii)       at least one (1) Business Day prior to the date of any Optional Sale, the Borrower shall cause the Servicer to give the Agent, each Lender Agent, the Collateral Administrator and the Collateral Agent written notice of such Optional Sale, which notice shall identify the related Collateral subject to such optional sale and the expected proceeds from such Optional Sale and include (x) an Officer’s Certificate computed as of the date of such request and after giving effect to such Optional Sale, demonstrating compliance with clause (a)(i)(A) and clause (a)(i)(B) above and all other conditions set forth herein are satisfied and (y) a certificate of the Servicer substantially in the form of Exhibit F-3 requesting the release of the related Collateral Obligation File in connection with such Optional Sale;

(iii)       such Optional Sale shall be made by the Servicer, on behalf of the Borrower (A) in accordance with the Servicer Standard, (B) reflecting arm’s length market terms and (C) in a transaction in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided in connection with the sale of assets of such type);

(iv)       if such Optional Sale is to an Affiliate of the Borrower or the Servicer, it shall be, in each case except as otherwise expressly permitted under the Transaction Documents, (i) for fair market value, (ii) on terms no less favorable to the Borrower than would be the case if such Person were not an Affiliate or as otherwise expressly permitted in this Agreement and (iii) effected in accordance with all Applicable Laws; and

(v)       on the date of such Optional Sale, all proceeds from such Optional Sale will be sent directly into the Collection Account.

(b)         In connection with any Optional Sale, following deposit of all proceeds from such Optional Sale into the applicable Principal Collection Account, the Collateral Agent shall be deemed to release and transfer to the Borrower (or the purchaser thereof from the Borrower) without recourse, representation or warranty all of the right, title and interest of the Collateral Agent for the benefit of the Secured Parties in, to and under such Collateral Obligation(s) and related Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of this Agreement.

(c)          The Borrower hereby agrees to pay the reasonable and documented outside counsel legal fees and out-of-pocket expenses of the Agent, the Collateral Agent, the Collateral Administrator, each Lender Agent and each Lender in connection with any Optional Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, in the Collateral in connection with such Optional Sale).

(d)          In connection with any Optional Sale, the Collateral Agent shall, at the sole expense of the Borrower, execute such instruments of release prepared by the Servicer with respect to the portion of the Collateral subject to such Optional Sale to the Borrower or in recordable form if necessary, as the Borrower or the Servicer on its behalf, may reasonably request.

Section 7.9            Repurchase or Substitution of Warranty Collateral Obligations. In the event of a breach of Section 9.5, Section 9.13 or Section 9.26 or of a material breach of any other representation, warranty, undertaking or covenant set forth in ARTICLE IX or ARTICLE X, with respect to a Collateral Obligation (or the Related Security and other related collateral constituting part of the Collateral related to such Collateral Obligation), in each case, as of the related Cut-Off Date (each such Collateral Obligation, a “Warranty Collateral Obligation”), no later than thirty (30) days after the earlier of (x) knowledge of such breach on the part of the Borrower or the Servicer and (y) receipt by the Borrower or the Servicer of written notice thereof given by the Agent (with a copy to each Lender Agent and the Collateral Agent), the Borrower shall either (a) repay Loans outstanding in the applicable Eligible Currency in an amount equal to the aggregate Repurchase Amount of such Warranty Collateral Obligation(s) to which such breach relates on the terms and conditions set forth below or (b) substitute for such Warranty Collateral Obligation one or more Eligible Collateral Obligations with an Aggregate Eligible Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30-day period, either (i) the representations and warranties in ARTICLE IX or ARTICLE X with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had become part of the Collateral on such day, as applicable or (ii) no Borrowing Base Deficiency exists. It is understood and agreed that the obligations of the Borrower to substitute any such Warranty Collateral Obligation is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Collateral Obligation which is not collected, not paid, or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor.

Section 7.10            Lien Release Dividends.

(a)          Notwithstanding any provision contained in this Agreement to the contrary, on a Lien Release Dividend Date, the Borrower may distribute to the Equityholder any Collateral Obligation that was sold by the Equityholder to the Borrower, or any portion thereof (each, a “Lien Release Dividend”), subject to the following terms and conditions, the satisfaction of which shall have been certified to the Agent (with a copy to the Collateral Agent) by the Borrower, the Servicer and the Equityholder:

(i)     the Borrower and the Equityholder shall have given the Agent, with a copy to the Collateral Agent, at least five (5) Business Days’ prior written notice of its intent to effect a Lien Release Dividend, in the form of Exhibit L (a “Notice and Request for Consent”), and the Agent shall have delivered to the Borrower its prior written consent, not to be unreasonably withheld, conditioned or delayed;

(ii)    the proposed Lien Release Dividend Date shall take place during the Revolving Period and on any such Lien Release Dividend Date, no more than four Lien Release Dividends shall have been made during the 12-month period immediately preceding the proposed Lien Release Dividend Date;

(iii)    both immediately prior and after giving effect to the Lien Release Dividend on the Lien Release Dividend Date, (A) no Unmatured Event of Default or Event of Default shall exist (or, if any such Unmatured Event of Default or Event of Default would be cured after giving effect to such Lien Release Dividend, the Agent has provided its prior written consent, not to be unreasonably withheld, delayed or conditioned); (B) the representations and warranties contained in Article IX shall continue to be correct in all material respects (or if any such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct as of such earlier date as if made on such date; (C) the eligibility of any Collateral Obligation subject to a Lien Release Dividend remaining as part of the Collateral after giving effect to such Lien Release Dividend will be redetermined as of the applicable Lien Release Dividend Date; (D) no claim shall have been asserted or proceeding commenced challenging the enforceability or validity of any of the Underlying Instruments; and (E) there shall have been no material adverse change as to the Servicer or the Borrower;

(iv)   such Lien Release Dividend must be in compliance with Applicable Law and may not (A) be made with the intent to hinder, delay or defraud any creditor of the Borrower or (B) leave the Borrower, immediately after giving effect to the Lien Release Dividend, (x) insolvent, (y) with insufficient funds to pay its obligations as and when they become due or (z) with inadequate capital for its present and anticipated business and transactions;

(v) on or prior to the Lien Release Dividend Date, the Borrower shall have (A) delivered to the Agent, with a copy to the Collateral Agent, a list specifying all Collateral Obligations or portions thereof to be transferred pursuant to such Lien Release Dividend and the Agent shall have approved the same in its sole discretion and (B) obtained all authorizations, consents and approvals required to effectuate the Lien Release Dividend;

(vi)       a portion of a Collateral Obligation may be transferred pursuant to a Lien Release Dividend; provided that, (A) such transfer does not have an adverse effect on the portion of such Collateral Obligation remaining as a part of the Collateral, any other aspect of the Collateral, the Lenders, the Agent or any other Secured Party and (B) a new promissory note (other than with respect to a noteless Collateral Obligation) for the portion of the Collateral Obligation remaining as a part of the Collateral has been executed, and the original thereof has been endorsed and delivered to the Collateral Agent;

(vii)  each Collateral Obligation, or portion thereof, as applicable, shall be transferred at a value equal to the Principal Balance thereof, exclusive of any accrued and unpaid interest;

(viii)  both immediately prior and after giving effect to the Lien Release Dividend on the Lien Release Dividend Date, the Borrowing Base Condition shall be satisfied, and the Borrower shall provide to the Agent a calculation of the Borrowing Base (both prior and after giving effect to such Lien Release Dividend);

(ix)    (i) the Borrower shall have paid in full an aggregate amount equal to the sum of all amounts owing and outstanding with respect to the Collateral Obligations to be transferred pursuant to such Lien Release Dividend and incurred in connection with such transfer; and (ii) if such Lien Release Dividend Date occurs on a Distribution Date, the Borrower shall pay on such Distribution Date all amounts then due and payable under Section 8.3(a) as of such Distribution Date; provided that, if such Lien Release Dividend Date does not occur on a Distribution Date, the Servicer shall have provided a written certification to the Agent for the benefit of the Lenders that the Borrower is able to make all required payments pursuant to Section 8.3(a)(i) (other than clauses (O), (L)(1) and (L)(2) thereof) and Section 8.3(a)(ii) (other than clauses (J) and (K) thereof) on the next Distribution Date on a pro forma basis; and

(x)    the Borrower and the Servicer (on behalf of the Borrower) shall pay the reasonable legal fees and expenses of the Agent, the Lenders and the Collateral Agent in connection with any Lien Release Dividend (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral, on behalf of the Secured Parties, and any other party having an interest in the Collateral Obligations in connection with such Lien Release Dividend).

ARTICLE VIII

ACCOUNTS; PAYMENTS

Section 8.1            Accounts. (a) (b) In the case of USD Accounts, on or prior to the Effective Date, the Borrower shall establish each USD Account in the name of the Borrower, and each USD Account shall be established with the Securities Intermediary and (i) in the case of Non-USD Accounts, including the Accounts denominated in NZD, as soon as practicable following the Effective Date, the Borrower shall establish each Non-USD Account in the name of the Borrower, and each Non-USD Account shall be established with the Securities Intermediary. Funds held in the Collection Account shall be applied by the Collateral Agent pursuant to Section 8.3 and the applicable Monthly Report. If at any time a Responsible Officer of the Collateral Agent obtains actual knowledge that any Account denominated in Dollars ceases to be an Eligible Account (with notice to the Servicer, the Agent and each Lender Agent), then the Borrower shall cause the Servicer to transfer such account to another institution such that such account shall meet the requirements of an Eligible Account. With respect to any Non-USD Accounts, the amounts therein shall be held in a non-interest bearing account established with the Securities Intermediary. Funds held in the Non-USD Accounts by the Securities Intermediary need not be segregated from other funds except to the extent required by law. It is hereby understood and agreed that no Non-USD Account for any Eligible Currency other than Dollars shall be available for the receipt or payment of any amounts or other Collateral denominated in such applicable Eligible Currency until such time as the Securities Intermediary notifies the Borrower, the Servicer and the Agent that such Non-USD Account for such Eligible Currency is operational and available to receive or pay such amounts and other Collateral denominated in such Eligible Currency and the Securities Intermediary shall have no liability for any failure or delay in the receipt or payment of such amounts or other Collateral denominated in an Eligible Currency other than Dollars prior to the date that the Securities Intermediary notifies the Borrower, the Servicer and the Agent that such Non-USD Account with respect to such Eligible Currency is operational and available for deposits and payments.

Except as set forth below, amounts on deposit in the Unfunded Exposure Account may be withdrawn at the direction of the Borrower or at the direction of the Servicer (i) to fund any draw requests of the relevant Obligors under any Variable Funding Asset, or (ii) to make a deposit into the Principal Collections Account if, after giving effect to such withdrawal, the aggregate amount on deposit in the Unfunded Exposure Account is equal to or greater than the Aggregate Unfunded Amount.

Following the Facility Termination Date, the Borrower shall cause the Servicer to forward any draw request made by an Obligor under a Variable Funding Asset, along with wiring instructions for the applicable Obligor, to the Collateral Agent (with a copy to the Agent and each Lender Agent) along with a written instruction to the Collateral Agent to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied (which certification shall be deemed given upon delivery of any instruction order to withdraw such funds from the Unfunded Exposure Account), and the Collateral Agent shall fund such draw request in accordance with such instructions from the Servicer.

On the last day of the Revolving Period, the Borrower shall fund amounts in each respective currency to the respective Unfunded Exposure Account in an aggregate amount equal to the Unfunded Exposure Amount. All funding requests associated with the Unfunded Exposure Amount shall be made from the Unfunded Exposure Account after the end of the Revolving Period. All uninvested amounts on deposit in the USD Unfunded Exposure Account shall be invested in Permitted Investments selected by the Servicer on each Distribution Date (or pursuant to standing instructions provided by the Servicer).

Following the end of the Revolving Period, if the Borrower shall receive any Principal Collections from an Obligor with respect to a Variable Funding Asset and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Amount, the Borrower shall cause the Servicer to direct the Collateral Agent to and the Collateral Agent shall deposit into the Unfunded Exposure Account an amount of such Principal Collections equal to the lesser of (a) the aggregate amount of such Principal Collections and (b) the Unfunded Exposure Equity Shortfall.

(c)          All amounts held in any USD Account shall, to the extent permitted by Applicable Laws, be invested by the Collateral Agent, as directed by the Servicer in writing (or, if the Servicer fails to provide such direction, such amounts shall remain uninvested), in Permitted Investments that mature (i) with respect to the Collection Account, not later than one Business Day prior to the Distribution Date for the Collection Period to which such amounts relate and (ii) with respect to the Unfunded Exposure Account, on the immediately following Business Day. Any such written direction shall certify that any such investment is authorized by this Section 8.1 (which certification shall be deemed given upon delivery of any such written direction). The Borrower, the Servicer on behalf of the Borrower and the Agent each agrees that it shall not give any instruction to invest such funds other than in accordance with, or subject to an exemption from, the Retention Requirements. Except as specifically required below, Permitted Investments shall not be sold or disposed of prior to their maturity. If any amounts are needed for disbursement from the Collection Account and sufficient uninvested funds are not available therein to make such disbursement, the Collateral Agent shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account to make such disbursement in accordance with and upon the written direction of the Servicer or, if the Servicer shall fail to give such direction, the Agent. The Collateral Agent shall, upon written request, provide the Agent with all information in its possession regarding transfer into and out of the Collection Account (including, but not limited to, the identity of the counterparty making or receiving such transfer). In no event shall the Collateral Agent or the Collateral Administrator be liable for the selection of any investments or any losses in connection therewith, or for any failure of the Servicer or the Agent, as applicable, to timely provide investment instructions to the Collateral Agent. The Collateral Agent or the Collateral Administrator and their respective Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s or the Collateral Administrator’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments, and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement. For the avoidance of doubt, amounts in the Non-USD Accounts shall be held uninvested.

(d)          Neither the Borrower or the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in the Collection Account, except to the extent explicitly set forth in Section 8.1(a), Section 8.1(b), Section 8.2, Section 8.3(b) or Section 10.16.

Subject to the other provisions hereof, the Collateral Agent shall have sole Control (within the meaning of the UCC) over each Account and each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner that complies with this Section 8.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Accounts shall be deposited or transferred to the Collection Account and distributed pursuant to Section 8.3(a).

(e)          The Equityholder may, from time to time in its sole discretion (x) transfer to the Collateral Agent for deposit amounts into the Principal Collection Account and/or (y) transfer Eligible Collateral Obligations as equity contributions to the Borrower for deposit in the applicable Custodial Account. All such amounts will be included in each applicable compliance calculation under this Agreement as Principal Collections, including, without limitation, calculation of the Borrowing Base.

Section 8.2            Excluded Amounts. The Borrower may cause the Servicer to direct the Collateral Agent and the Securities Intermediary to withdraw from the applicable Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such notice. Upon confirmation that the Agent has approved the report, the Servicer shall send such report to the Collateral Administrator and the Collateral Agent.

Section 8.3            Distributions, Reinvestment and Dividends. (a) On each Distribution Date, the Collateral Agent shall distribute from the Collection Account, solely in accordance with the applicable Monthly Report approved by the Agent pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:

(i)     From the Interest Collection Account, the Amount Available constituting Interest Collections for such Distribution Date in the following order of priority:

(A)        FIRST, to the payment of Taxes and governmental fees owing by the Borrower, if any, which expenses shall not exceed $25,000 on any Distribution Date;

(B)         SECOND, based on amounts owed to such Persons pursuant to the Transaction Documents, to the payment of accrued and unpaid Administrative Expenses in the order set forth in the definition thereof, up to the Administrative Expenses Cap;

(C)         THIRD, to the Servicer (unless waived or deferred in whole or in part by the Servicer), any accrued and unpaid Primary Servicer Fee for the related Collection Period;

(D)         FOURTH, pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(i)(D), (1) to the Lenders, an amount equal to the Interest on the Loans accrued during the Accrual Period with respect to such Distribution Date (and any Interest with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date) and (2) to the Agent and the Lender Agents on behalf of their respective Lenders, all accrued and unpaid Fees due to the Lenders, the Lender Agents and the Agent;

(E)         FIFTH, if any Borrowing Base Deficiency exists as a result of a shortfall in the Unfunded Exposure Amount, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the aggregate amount of all Unfunded Exposure Equity Amounts;

(F)          SIXTH, (x) first, to the Lender Agents on behalf of their respective Revolving Lenders pro rata in accordance with the amount of the outstanding Revolving Loans in the amount necessary to (1) reduce the Revolving Loans outstanding to an amount sufficient to cure any Borrowing Base Deficiency and/or (2) cause the Foreign Currency Loan Amount not to exceed the Foreign Currency Sublimit; and (y) thereafter, to the Lender Agents on behalf of their respective Term Lenders pro rata in accordance with the amount of the outstanding Term Loans in the amount necessary to (1) reduce the Term Loans outstanding to an amount sufficient to cure any Borrowing Base Deficiency and/or (2) cause the Foreign Currency Loan Amount not to exceed the Foreign Currency Sublimit;

(G)         Reserved;

(H)         Reserved;

(I)         SEVENTH, to any Affected Persons, any Increased Costs then due and owing;

(J)         EIGHTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(A) above, to the payment of Taxes and governmental fees owing by the Related Parties or to the distribution to the Equityholder to provide for the payment of such Taxes on the Related Parties’ income attributable to the Collateral, if any, or, in accordance with Section 10.16, to the Equityholder in the form of a Permitted RIC Distribution; provided that, no such Permitted RIC Distribution shall be permitted after the occurrence and during the continuation of a Tier Two Event of Default unless sufficient proceeds shall remain for all payments to be made pursuant to clauses (K) through (N) (other than clauses (L)(1) and (L)(2)) below on such Distribution Date after giving pro forma effect to such Permitted RIC Distribution;

(K)         NINTH, first, to the extent not previously paid by or on behalf of the Borrower, to the payment of accrued and unpaid Administrative Expenses, in the order described in the definition thereof and without reference to the Administrative Expenses Cap; and, second, to each Indemnitee, any Indemnified Amounts then due and owing to each such Indemnitee;

(L)         TENTH, (1) during an Event of Default, to the Lenders pro rata to repay the Loans outstanding, until repaid in full, (2) during an Unmatured Event of Default, to remain in the Interest Collection Account as Interest Collections and (3) otherwise, at the election of the Servicer, to pay to the Servicer any deferred and unpaid Primary Servicer Fee or other amounts owed to the Servicer;

(M)         Reserved;

(N)         ELEVENTH, to pay any other amounts due under this Agreement and the other Transaction Documents and not previously paid pursuant to this Section 8.3(a); and

(O)         TWELFTH, the remaining Amount Available constituting Interest Collections to the Borrower for payment as directed by the Borrower, including as to make a distribution to the Equityholder.

(ii)    From the Principal Collection Account, the Amount Available constituting Principal Collections for such Distribution Date in the following order of priority:

(A)          FIRST, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (A) through clause (F), in that order, but, in each case, only to the extent not paid in full thereunder;

(B)           SECOND, prior to the end of the Revolving Period, at the discretion of the Servicer, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the aggregate amount of all Unfunded Exposure Equity Amounts;

(C)           THIRD, after the end of the Revolving Period, to the Lenders pro rata to repay the Loans outstanding, until repaid in full;

(D)           Reserved;

(E)           FOURTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (I) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;

(F)          FIFTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (J) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder; provided that, no Permitted RIC Distributions shall be payable under this Section 8.3(a)(ii) after the occurrence and during the continuation of an Event of Default;

(G)          SIXTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (K) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;

(H)          SEVENTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (L) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;

(I)            Reserved;

(J)           EIGHTH, during the Revolving Period, to remain in the Principal Collection Account as Principal Collections or, in accordance with Section 10.16, distributed to the Equityholder as a Permitted RIC Distribution; and

(K)          NINTH, after the end of the Revolving Period, the remaining Amount Available to the Borrower, including to make a distribution to the Equityholder.

(b)          Only during the Revolving Period, the Borrower may withdraw from the Collection Account on any Business Day (x) any Principal Collections, or (y) if after giving effect to such withdrawal, the Borrower is able to make all required payments pursuant to Section 8.3 on the next Distribution Date on a pro forma basis, Interest Collections, and apply such Collections to (A) prepay the Loans outstanding in accordance with Section 2.4, (B) make distributions in accordance with Section 10.16, or (C) acquire additional Collateral Obligations (each such reinvestment of Collections, a “Reinvestment”), subject, in the case of clause (C), to the following conditions:

(i)     the Borrower shall have given prior written notice to the Agent, the Collateral Agent, the Collateral Administrator and each Lender Agent of the proposed Reinvestment (x) for any Non-Approval Collateral Obligation, on the proposed date of such Reinvestment and (y) at or prior to 2:00 p.m., in the Applicable Time Zone, (A) two (2) Business Days prior to the proposed date of such Reinvestment (the “Reinvestment Date”) for Reinvestments in Dollar denominated Collateral Obligations and (B) five (5) Business Days prior to the proposed Reinvestment Date for Reinvestments in non-Dollar denominated Collateral Obligations. Such notice (the “Reinvestment Request”) shall be in the form of Exhibit C-2 and shall include (among other things) the proposed Reinvestment Date, the amount of such proposed Reinvestment and a Schedule of Collateral Obligations setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Reinvestment Date (if applicable);

(ii)    each condition precedent set forth in Section 6.2, other than those set forth in clauses (i) and (m) thereof, shall be satisfied;

(iii)    upon the written request of the Borrower (or the Servicer on its behalf) delivered to the Collateral Agent no later than 11:00 a.m. New York City time on the Reinvestment Date, the Collateral Agent shall have provided to the Agent and each Lender Agent by facsimile or e-mail (to be received no later than 2:00 p.m. in the Applicable Time Zone on that same day) a statement reflecting the total amount on deposit on such day in the Collection Account; and

(iv) (x) no EU/UK Retention Deficiency has occurred that is continuing; and (y) no EU Transparency Requirements Satisfaction Deficiency has occurred that is continuing.

Subject to the Collateral Agent’s receipt of an Officer’s Certificate of the Servicer as to the satisfaction of the conditions precedent set forth in Section 6.2 (other than clauses (i) and (m) thereof) and this Section 8.3 (which Officer’s Certificate shall be deemed given upon delivery of any instructions to the Collateral Agent to release funds hereunder), the Collateral Agent will release funds from the Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount of Collections on deposit in the Collection Account.

(c)          At any time, the Borrower may withdraw from the Principal Collection Account the proceeds of any Loan on deposit therein solely for the purpose of settling any pending acquisition of an Eligible Collateral Obligation.

(d)          Reserved.

(e)          For purposes of this Section 8.3, any amounts on deposit in the applicable Collection Account denominated in any Eligible Currency shall be applied on any applicable distribution date (i) first, to make payments in such Eligible Currency and (ii) second, to make payments in any other Eligible Currency (pro rata based on available amounts from each other Eligible Currency), as converted by the Collateral Agent (at the direction of the Servicer) using the Applicable Conversion Rate, provided that, if an Event of Default has occurred and is continuing, for the purposes of payments of principal of or Interest on the Loans and other amounts due to the Lenders pursuant to Section 8.3(a), any amounts on deposit in the applicable Collection Account shall be distributed to the Lenders on a pro rata basis. The Servicer shall instruct the Collateral Agent including by the delivery of the related Monthly Report, no later than three (3) Business Days prior to each Distribution Date, to convert amounts on deposit in the applicable Collection Account into the respective Eligible Currencies to the extent necessary to make payments pursuant to this Section 8.3, as applicable (as determined by the Servicer). All risk and expense incident to such conversion is the responsibility of the Borrower and the Collateral Agent shall have (x) no responsibility for fluctuations in exchange rates affecting any Collections or conversion thereof and (y) to the extent it complies with the instructions provided by the Servicer in a non-grossly negligent manner, no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions.

Section 8.4            Fees. The Borrower shall pay, pursuant hereto, the Daily Commitment Fee and any other fees (collectively, “Fees”) in the amounts and on the dates set forth herein or in one or more fee letter agreements, dated on or after the date hereof, signed by the Borrower, the Agent and/or any applicable Lender Group (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, a “Fee Letter”).

Section 8.5            Monthly Report. The Collateral Administrator shall prepare (based on information provided to it by the Servicer, the Agent, the Collateral Agent, the Lender Agents and the Lenders as set forth herein) a Monthly Report in the form of Exhibit D determined as of the close of business on each Determination Date and make available such Monthly Report to the Agent, each Lender Agent, the Borrower and the Servicer on each Reporting Date starting with the Reporting Date in September 2023. If any party receiving any Monthly Report disagrees with any items of such report, it shall contact the Collateral Administrator and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Agent) a copy of such notice and information to the Agent, each Lender Agent and the Servicer. Unless the Collateral Administrator is otherwise timely directed by the Agent, the Collateral Administrator shall distribute a revised Monthly Report on the Business Day after it receives such information. If the Collateral Administrator does not agree with any such correction or it is directed by the Agent that the Collateral Administrator should not make such correction, then the Collateral Administrator shall take such action as instructed by the Agent and shall have no responsibilities with respect to the applicable Monthly Report. The Agent’s reasonable determination with regard to any disputed item in the Monthly Report shall be final. Without limiting the generality of the foregoing, in connection with the preparation of a Monthly Report, the Agent and the Lender Agents shall be responsible for providing to the Collateral Administrator the information required by Section 3.4 for part (d) of Exhibit D for such Monthly Report on which the Collateral Agent may conclusively rely. The Servicer shall review and verify the contents of the aforesaid reports (including the Monthly Report), instructions, statements and certificates. Upon receipt of approval from the Servicer, such reports, instructions, statements and certificates shall be executed by the Borrower and the Servicer and, in the case of the Monthly Report, the Monthly Report shall constitute an instruction from the Borrower and the Servicer to the Collateral Agent to make the distributions required by Section 8.3 pursuant to such Monthly Report.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Loans hereunder, the Borrower hereby represents and warrants to the Agent, the Lender Agents and the Lenders as to itself, as of the Effective Date and each Funding Date, as follows:

Section 9.1            Organization and Good Standing. It has been duly organized, established or formed, as applicable, and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Collateral Obligations and its interest in the Related Security, and to grant to the Collateral Agent a security interest in the Collateral Obligations and the Related Security and the other Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 9.2            Due Qualification. It is duly qualified to do business and has obtained all necessary licenses and approvals and made all necessary filings and registrations in all jurisdictions, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 9.3            Power and Authority. It has the power, authority and legal right to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; has full power, authority and legal right to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral Obligations and the other Collateral and has duly authorized such grant by all necessary action.

Section 9.4            Binding Obligations. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by it and are enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law, and (C) implied covenants of good faith and fair dealing.

Section 9.5            Security Interest. This Agreement creates a valid and continuing Lien on the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by filing a UCC financing statement under such article), and is enforceable as such against creditors of and purchasers from the Borrower; the Collateral is comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations as set forth herein; with respect to Collateral that constitute Security Entitlements (a) all of such Security Entitlements have been credited to the Accounts and the Securities Intermediary has agreed to treat all assets credited to the Accounts as Financial Assets, (b) the Borrower has taken all steps necessary to enable the Collateral Agent to obtain Control with respect to the Accounts and (c) the Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties; the Borrower has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control (as defined in the Account Control Agreement), the Borrower may, or may cause the Servicer to, cause cash in the Accounts to be invested or distributed in accordance with this Agreement; all Accounts constitute Securities Accounts; the Borrower owns and has good and marketable title to the Collateral free and clear of any Lien (other than Permitted Liens); the Borrower has received all consents and approvals required by the terms of any Collateral Obligation to the transfer and granting of a security interest in the Collateral Obligations hereunder to the Collateral Agent, on behalf of the Secured Parties; the Borrower has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the State of Delaware; all original executed copies of each underlying promissory note constituting or evidencing any Collateral Obligation have been or, will be delivered either (A) to the Collateral Agent (or the Securities Intermediary on its behalf) or the Document Custodian, as applicable, or (B) by causing such promissory note to be delivered to the Document Custodian to be held for the benefit of the Secured Parties; with respect to Collateral that constitutes a Certificated Security, such Certificated Security has been delivered either (A) to the Collateral Agent (or the Securities Intermediary on its behalf) and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Agent or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent upon original issue or registration of transfer by the Borrower of such Certificated Security, in each case to be held by the Collateral Agent (or the Securities Intermediary on its behalf) for the benefit of the Secured Parties or (B) by causing such Certificated Security to be credited to a Securities Account for which the Collateral Agent has Control over such Securities Account; and in the case of an Uncertificated Security, by (A) causing the Collateral Agent (or the Securities Intermediary on its behalf) to become the registered owner of such Uncertificated Security and causing such registration to remain effective, or (B) by causing such Uncertificated Security to be credited to a Securities Account over which the Collateral Agent has Control.

Section 9.6            No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it is bound or any of its properties or revenues are subject; or result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument; or violate or exceed in any material respect any limits or restrictions contained in, or constitute speculation, leverage or concentration of exposure prohibited by any applicable constitutions, charters, laws, rules, regulations, government codes, constituent or governing instruments, trust documents, resolutions, guidelines, policies, investment management agreements, ordinances, orders, writs, judgments, decrees, charges, rulings or similar documents or determinations (including, any Similar Law) to which it, or its properties or revenues are subject; or in any way materially adversely affect its ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

Section 9.7            No Proceedings. There are no proceedings or investigations pending or, to its knowledge, threatened against it, before any court or Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents or (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on any of the Collateral.

Section 9.8            No Consents. It is not required to obtain the material consent of any other Person or any material approval, authorization, consent, license, approval or authorization, or registration or declaration with, any Official Body having jurisdiction over it or its properties in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party, in each case other than consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof.

Section 9.9            Solvency. It is Solvent and will remain Solvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, it will have an adequate amount of capital to conduct its business for the foreseeable future.

Section 9.10             Compliance with Laws. It has complied and will comply in all material respects with all Applicable Laws (including in particular the Securitisation Regulation), judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and all Collateral.

Section 9.11             Taxes. For U.S. federal income tax purpose, it is, and always has been, an entity disregarded as separate from the Equityholder. It has filed on a timely basis all federal and other material Tax returns (including non-U.S., state, local and otherwise) required to be filed, if any, and has paid all federal and other material Taxes due and payable by it and any assessments made against it or any of its property and all other material Taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with Appropriate Accounting Principles have been provided on its books). Other than Permitted Liens, no lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any Tax, assessment or other governmental charge. Any material Taxes, fees and other governmental charges payable by it in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of each Collateral Obligation and the Related Security to it have been paid or shall have been paid if and when due.

Section 9.12             Monthly Report. Each Monthly Report is accurate in all material respects as of the date thereof, subject, in the case of information contained therein (which shall include any statements and calculations to the extent such statements or calculations are inaccurate solely as a result of such information) received from any un-Affiliated third party, to the standard set forth in Section 9.14 with respect to information received from an un-Affiliated third party.

Section 9.13             No Liens, Etc. The Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability and the Borrower has the full right, power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of each Loan, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in such Collateral, free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability, to the extent (as to perfection and priority) that a security interest in said Collateral may be perfected under the applicable UCC. The Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed by way of collateral security any of the Collateral and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Borrower or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto or as necessary or advisable in connection with the Contribution Agreement. There are no judgments or Liens for Taxes with respect to it and no claim is being asserted with respect to the Taxes of it, other than Permitted Liens.

Section 9.14             Information True and Correct. All information (other than any information provided to it by an un-Affiliated third party) heretofore or hereafter furnished by or on behalf of it in writing to any Lender, the Collateral Agent, the Collateral Administrator, any Lender Agent or the Agent in connection with this Agreement or any transaction contemplated hereby is and will be (when taken as a whole), as of the date such information is furnished, true and correct in all material respects (or if not prepared by or under its direction, is true and correct in all material respects to its knowledge) and does not omit to state any material fact necessary to make the statements contained therein not misleading (or, if not prepared by or under its direction, does not omit to state such a fact to its knowledge), in each case after giving effect to all supplements and updates thereto. With respect to any information received from any un-Affiliated third party, it (i) will not furnish (and has not furnished) any such information to any Lender, the Collateral Agent, the Collateral Administrator, any Lender Agent or the Agent in connection with this Agreement or any transaction contemplated hereby that it knows (or knew) to be incorrect at the time such information is (or was) furnished in any material respect and (ii) has informed (or will inform) the applicable Lender, the Collateral Agent, the Collateral Administrator, the applicable Lender Agent or the Agent, as applicable, of any such information which it found to be incorrect in any material respect after such information was furnished.

Section 9.15            No Sovereignty. Neither it nor or any of its assets, properties or revenues has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Applicable Law of any jurisdiction.

Section 9.16            Collateral. Except as otherwise expressly permitted or required by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by it to any Person.

Section 9.17          Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of it, no selection procedures were employed which are intended to be adverse to the interests of any Lender Agent or Lender.

Section 9.18           Indebtedness. It has no Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents and (iii) Indebtedness incurred under the terms of any Variable Funding Asset.

Section 9.19            No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects its performance of its obligations under this Agreement or any Transaction Document to which it is a party.

Section 9.20            No Subsidiaries. It has no Subsidiaries.

Section 9.21            ERISA Compliance. It does not sponsor or maintain any Benefit Plans.

Section 9.22            Investment Company Status. It is not an “investment company” as such term is defined in the 1940 Act.

Section 9.23          Set-Off, Etc. No Collateral Obligation has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by it or the Obligor thereof, and no Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by it or the Obligor with respect thereto, except, in each case, pursuant to the Transaction Documents and for amendments, extensions and modifications, if any, to such Collateral otherwise permitted hereby.

Section 9.24            Collections. It acknowledges that all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account in accordance with Section 10.10.

Section 9.25             Value Given. It has given fair consideration and reasonably equivalent value to the Equityholder (including, for this purpose, equity of the Borrower) or the applicable third party seller in exchange for the purchase of the Collateral Obligations (or any number of them). No such transfer has been made for or on account of an antecedent debt and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

Section 9.26            Regulatory Compliance. It is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U (12 C.F.R. Part 221) of the FRS Board) and none of the proceeds of the Loans will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the FRS Board from time to time.

Section 9.27            Separate Existence. It is operated as an entity with assets and liabilities distinct from those of any of its Affiliates or any Affiliates of the Servicer, and it hereby acknowledges that the Agent, each of the Lender Agents and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon its identity as a separate legal entity. Since its formation, it has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.

There is not now, nor will there be at any time in the future, any agreement or understanding between the Borrower and the Servicer (other than as expressly set forth herein and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

Section 9.28           Transaction Documents. The Transaction Documents delivered to the Agent, together with the constituent documents of the Borrower represent all material agreements between the Equityholder, on the one hand, and the Borrower on the other. Upon the purchase and/or contribution of each Collateral Obligation (or an interest in a Collateral Obligation) pursuant to this Agreement or the Contribution Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral Obligation and all assets relating thereto, free and clear of any Adverse Claim. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Contribution Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.

Section 9.29            Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws. It represents and warrants that (a) neither it, nor, to its knowledge, any of its Affiliates, Subsidiaries, directors, or officers, nor, to its knowledge, any of its or its Affiliates’ or Subsidiaries’ employees or agents, have engaged in any activity or conduct that would breach Anti-Corruption Laws or Anti-Money Laundering Laws and (b) it has instituted and maintains policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.

Section 9.30             Compliance with Sanctions. It represents and warrants that (a) neither it, nor, to its knowledge, any of its Affiliates, Subsidiaries, directors, officers or employees, nor, to its knowledge, any of its agents (including any such agents or Affiliates or Subsidiaries that will act in any capacity in connection with, or benefit from, this Agreement) (i) is a Sanctioned Person or (ii) is in violation of any Sanctions, (b) no Loan, use of proceeds or other transaction contemplated by this Agreement will directly or, to its knowledge, indirectly result in the violation of any Sanctions and (c) it has instituted and maintains policies and procedures designed to promote and achieve compliance with all applicable Sanctions.

Section 9.31             Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if any, is true and correct in all material respects.

Section 9.32             Similar Law. It is not a plan subject to any Similar Law or an entity subject to any Similar Law by reason of the investment in it of one or more “governmental plans” (as defined by Section 3(33) of ERISA) or other plans or during any period that the assets, properties or revenues of it are subject to any Similar Law, by reason of the investment in it of one or more “governmental plans” (as defined by Section 3(33) of ERISA) or other plans, neither the entering into and performance of the Agreement nor any other transactions entered into under the Transaction Documents will constitute or result in a violation of any Similar Law. The representations in this Section 9.32 shall be deemed repeated on each day that an Obligation is outstanding.

Section 9.33             Blocking Regulations and Anti-Boycott Regulations. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the representations and warranties in Section 9.29 (Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws) and Section 9.30 (Compliance Sanctions) (i) are not being made by or in respect of, and shall not apply to, any person if and to the extent that the making of such representations and warranties by or in respect of such person would constitute or give rise to a violation by such person of (or conflict with and thereby expose such person to any liability under) the Blocking Regulations or the Anti-Boycott Regulations and (ii) shall only apply for the benefit of any Lender to the extent such representations and warranties would not result in a violation of (or conflict with and thereby expose such Lender to any liability under) the Blocking Regulations or the Anti-Boycott Regulations.

ARTICLE X

COVENANTS

From the date hereof until the first day following the Facility Termination Date on which  all Obligations shall have been finally and fully paid and performed (other than (i) as expressly survive the termination of this Agreement, and (ii) contingent Obligations for which no claim has been made), the Borrower hereby covenants and agrees with the Lenders, the Lender Agents and the Agent that:

Section 10.1            Protection of Security Interest of the Secured Parties. (a) At or prior to the Effective Date, it shall have filed or caused to be filed a UCC-1 financing statement, naming the Borrower as debtor, naming the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the Collateral, with the office of the Secretary of State of the State of Delaware. From time to time thereafter, it shall file (and it hereby authorizes the Collateral Agent to so file) such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Collateral Agent in favor of the Secured Parties under this Agreement in the Collateral and in the proceeds thereof. It shall deliver (or cause to be delivered) to the Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that it fails to perform its obligations under this subsection, the Collateral Agent or the Agent may (but shall have no obligation to) do so, in each case at the expense of the Borrower however neither the Collateral Agent nor the Agent shall have any liability in connection therewith. The rights granted to the Collateral Agent in this Section 10.1 shall not constitute a duty of the Collateral Agent to file any financing statements or continuations thereof.

(b)          It shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by it (or by the Collateral Agent on its behalf) in accordance with subsection (a) above seriously misleading or change its jurisdiction of organization, unless it shall have given the Agent, each Lender Agent and the Collateral Agent at least 30 days prior written notice thereof (or such shorter period as the Agent may agree in its sole discretion), and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent, each Lender Agent and Agent together with an Officer’s Certificate to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed).

(c)          It shall maintain its computer systems, if any, so that, from and after the time of the first Loan under this Agreement, its master computer records (including archives) that shall refer to the Collateral indicate clearly that such Collateral is subject to the first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties. Indication of the Collateral Agent’s (for the benefit of the Secured Parties) security interest shall be deleted from or modified on its computer systems when, and only when, the Collateral in question shall have been paid in full, the security interest under this Agreement has been released in accordance with its terms, upon such Collateral Obligation becoming a Repurchased Collateral Obligation, Substituted Collateral Obligation or otherwise as expressly permitted by this Agreement.

Section 10.2            Other Liens or Interests. (a) Except for the security interest granted hereunder and as otherwise permitted pursuant to Section 7.8, Section 7.9 and Section 10.16, it will not pledge or collaterally assign to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens) and (b) it shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under it (other than Permitted Liens).

Section 10.3            Costs and Expenses. It shall pay (or cause to be paid) all of its reasonable costs, charges and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

Section 10.4            Reserved.

Section 10.5            Separate Existence. (a) It shall at all times: (i) maintain at least one Independent Manager; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person (although, in connection with certain advertising and marketing, it may be identified as a subsidiary of the Equityholder); (iv) hold title to its assets in its own name; (v) file its own tax returns, if any, as may be required under Applicable Law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division or disregarded entity for tax purposes of another taxpayer, and pay any taxes so required to be paid under Applicable Law, except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves on its books in accordance with Appropriate Accounting Principles; (vi) except as contemplated by the Transaction Documents, not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence (although, in connection with certain regulatory filings, advertising and marketing, it may be identified as a subsidiary of the Equityholder); (viii) maintain separate financial statements except to the extent that its financial and operating results are consolidated with those of the Equityholder or its direct or indirect parent (if any) in consolidated financial statements; provided that all audited financial statements of the Equityholder that are consolidated to include the Borrower will contain detailed notes clearly stating that (x) all of the Borrower’s assets are owned by the Borrower and (y) the Borrower is a separate legal entity; (ix) pay its own liabilities only out of its own funds; (x) except for capital contributions or capital distributions permitted under the terms and conditions of the Transaction Documents and properly reflected on the books and records of the Borrower, maintain an arm’s length relationship with its Affiliates and the Equityholder and not enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead for shared office space; (xiii) use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose, transactions, liabilities and operations and pay its operating expenses and liabilities from its own assets; (xvii) cause its board of managers or member(s) or managing member(s) to meet or act pursuant to written consent and keep minutes of such meetings and actions, in each case in accordance with Delaware limited liability company formalities and observe in all material respects all other Delaware limited liability company formalities; (xviii) not acquire the obligations or any securities of its Affiliates, except as otherwise permitted under the Transaction Documents; (xix) cause the managers, officers, agents and other representatives of it to act at all times with respect to it consistently and in furtherance of the foregoing and in its best interests; (xx) have an Independent Manager separate from that of the Equityholder and any other Person who, upon the dissolution of the sole member or the withdrawal or the disassociation of the sole member from it, shall immediately become the member of it in accordance with its organizational documents; (xxi) not divide or permit any division of the Borrower; and (xxii) pay the salaries of its own employees, if any.

(b)          It shall not engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under its limited liability company agreement, the Transaction Documents or the preceding clause (a).

(c)          It shall not (and shall not permit the Equityholder to) take any action that is materially contrary to the “Assumptions and Facts” section in the opinion of Latham & Watkins LLP, dated the date hereof, relating to certain nonconsolidation matters.

Section 10.6            Reserved.

Section 10.7            Know Your Customer. Promptly upon the request of any Lender or the Agent, it shall supply, or procure the supply of, such documentation and other evidence as is requested by such Lender or the Agent (for itself or on behalf of any Lender or any prospective Lender) in order for such Lender or Agent (or any prospective Lender) to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to it under all applicable laws and regulations pursuant to the transactions contemplated under the Transaction Documents.

Section 10.8             Taxes. For U.S. federal income tax purpose, it will be an entity disregarded as separate from the Equityholder. It will file on a timely basis all federal and other material Tax returns required to be filed, if any, and will pay all federal and other material Taxes due and payable by it and any assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with Appropriate Accounting Principles are provided on its books).

Section 10.9            Merger, Consolidation, Etc. It shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Agent in its sole discretion.

Section 10.10          Deposit of Collections. It shall transfer, or cause to be transferred, all applicable Collections to the Collection Account by the close of business on the 2nd (second) Business Day following the date such Collections are received by the Borrower, the Equityholder, the Servicer or any of their respective Affiliates.

Section 10.11           Indebtedness; Guarantees. It shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness permitted under the Transaction Documents. It shall incur no Indebtedness secured by the Collateral other than the Obligations. It shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital, other than as expressly permitted under the Transaction Documents.

Section 10.12          Limitation on Purchases from Affiliates. Other than pursuant to the Contribution Agreement, it shall not purchase any asset from the Equityholder or the Servicer or any Affiliate of the Borrower, the Equityholder or the Servicer.

Section 10.13         Documents. Subject to Section 17.2 with respect to any such action or other change to this Agreement, except as otherwise expressly permitted herein, it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, in each case in a manner materially adverse to the Agent or any Lender unless (in each case) the Agent shall have consented thereto in its sole discretion.

Section 10.14          Preservation of Existence. It shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its existence in the corporate form in which it has been formed, and take all reasonable action to maintain its rights and franchises in the jurisdiction of its formation and (ii) qualify and remain qualified in all material respects as an entity in the corporate form in which it has been formed, in good standing in each applicable jurisdiction, except where the failure to qualify and remain qualified could not reasonably be expected to have a Material Adverse Effect.

Section 10.15         Limitation on Investments. It shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Transaction Documents.

Section 10.16         Distributions. (a) It shall not declare or make (i) payment of any distribution on or in respect of any equity interests or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire such equity interests; provided that it may make a distribution of (A) on any Business Day during the Revolving Period in accordance with Section 8.3(b) (1) Interest Collections, (2) Principal Collections or the proceeds of any Loan and (3) with the prior written consent of the Agent (which consent shall not be unreasonably withheld, conditioned or delayed) upon no less than two (2) Business Days’ advance notice, any Collateral Obligations or other assets of the Borrower, in each case, as set forth in the foregoing clauses (A)(1) through (A)(3), if after giving effect to such distribution, in each case, (x) as certified in writing by it and the Servicer to the Agent (with a copy to each Lender Agent and the Collateral Agent), sufficient proceeds remain for all payments to be made pursuant to Section 8.3(a)(i) (other than clauses (L)(1), (L)(2) and (O) thereof) and/or pursuant to Section 8.3(a)(ii) (other than clauses (J) and (K) thereof), as applicable, on the next Distribution Date, (y) subject to the last sentence of this Section 10.16 and the definition of “Permitted RIC Distributions”, no Unmatured Event of Default, Event of Default, Unmatured Servicer Event of Default or Servicer Event of Default shall have occurred and be continuing, and (z) the Borrowing Base Condition is satisfied; (B) amounts paid (or released or distributed) to it pursuant to Section 8.3(a) on the applicable Distribution Date; and (C) the proceeds of any Loan on the applicable Loan Date, if after giving effect to such distribution under this clause (C), (x) no Unmatured Event of Default, Event of Default, Unmatured Servicer Event of Default or Servicer Event of Default shall have occurred and be continuing and (y) the Borrowing Base Condition is satisfied, but only if such Loan is made in respect of an Eligible Collateral Obligation acquired by it prior to such Loan Date if such Eligible Collateral Obligation was identified on the related Asset Approval Request as an asset with respect to which it intends to make a future distribution pursuant to this Section 10.16(a)(C) on such Loan Date. For the avoidance of doubt, the Borrower shall not be permitted to make distributions to the Equityholder (including Permitted RIC Distributions) except in accordance with this Section 10.16 or to the extent expressly permitted under Section 7.10. Notwithstanding anything herein to the contrary, Permitted RIC Distributions shall be permitted hereunder after the occurrence and during the continuation of a Tier Two Event of Default from Interest Collections only pursuant to Section 8.3(a)(i) and solely to the extent expressly permitted under the definition of “Permitted RIC Distribution” and subject to each of the limitations and conditions set forth therein.

(b)         Prior to foreclosure by the Agent upon any Collateral pursuant to Section 13.3(c), nothing in this Section 10.16 or otherwise in this Agreement shall restrict (i) the Servicer from exercising any Warrant Assets issued to it by Obligors from time to time or (ii) the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to it under Section 8.3(a) or made available to it.

Section 10.17          Performance of Assigned Agreements. It shall (i) perform and observe in all material respects all the terms and provisions of the Transaction Documents (including each of the Assigned Agreements applicable to it) to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, and enforce such Transaction Documents in accordance with their terms, and (ii) upon reasonable request of the Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as it is entitled to make thereunder.

Section 10.18          Further Assurances; Financing Statements. (a) It agrees that at any time and from time to time, at its expense and upon reasonable request of the Agent or the Collateral Agent (acting solely at the request of the Agent), it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, it authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Collateral Agent (acting solely at the Agent’s request) may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against it may describe the Collateral in the same manner specified in Section 12.1 or in any other manner as the Agent may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all its personal property whether now owned or hereafter acquired.

(b)          It and each Secured Party hereby severally authorize the Collateral Agent, upon receipt of written direction from the Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral.

(c)          It shall furnish to the Collateral Agent and the Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Collateral as the Collateral Agent (acting solely at the Agent’s request) or the Agent may reasonably request, all in reasonable detail; provided that such information is in the possession of it or the Servicer, as applicable, or reasonably obtainable thereby without undue burden or expense and not subject to any applicable confidentiality restrictions prohibiting such disclosure to the Agent or any Lender.

Section 10.19           Obligor Payment Instructions. It acknowledges that the power of attorney granted in Section 13.10 to the Collateral Agent permits the Collateral Agent to send (at the Agent’s written direction after the occurrence and during the continuance of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral and the obligation to make payments to an Account as directed by the Collateral Agent (at the written direction of the Agent).

Section 10.20           Delivery of Collateral Obligation Files. It (or the Servicer on behalf its behalf) shall deliver any original promissory notes included in the related Collateral Obligation Files to the Document Custodian at the Corporate Trust Office and all other documents included in the related Collateral Obligation Files to the Document Custodian solely in electronic form promptly upon receipt but in no event later than five (5) Business Days of the related Funding Date; provided that any file stamped document included in any Collateral Obligation File shall be delivered as soon as they are reasonably available (even if not within five (5) Business Days of the related Funding Date).

Section 10.21         Sanctions. It shall not request any Loan, and shall not use the proceeds of any Loan or make available such proceeds to its Affiliates, directly or, to its knowledge, indirectly, for (1) the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any country that is the subject of any Sanctions, or (2) in any manner that would result in the violation of any Sanctions.

Section 10.22        Anti-Corruption and Anti-Money Laundering Laws. No portion of (a) the proceeds of any Loan will be used, directly or, to its knowledge, indirectly, (i) in violation of Anti-Corruption Laws or Anti-Money Laundering Laws, or (ii) for any payment, promise to pay, or authorization of any payment (or giving of anything of value) to any person (including any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity) in order to improperly obtain, retain or direct business, or obtain any undue influence or improper advantage and (b) to its knowledge, any funds paid or remitted by it to the Lenders in connection with the Agreement will be derived from any activity in violation of Anti-Corruption Laws or Anti-Money Laundering Laws. It will maintain complete and accurate books and records relating to this Agreement.

Section 10.23        Beneficial Ownership Certification. Promptly following any request therefor, it shall deliver to the Agent information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation, including any Beneficial Ownership Certification in relation to it. Any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification shall be furnished to the Agent promptly.

Section 10.24          Retention Letter.

(a)          The Borrower shall (i) procure the Retention Holder not to amend, supplement, modify, repudiate or waive any provision, of the Retention Letter without the prior written consent of the Agent and each EU/UK Institutional Investor Lender (with a copy to the Collateral Agent); and (ii) procure that the Retention Holder has not changed and will not change the manner in which it retains the Risk Retention Retained Interest, except to the extent expressly permitted by the EU Retention Requirements and with the prior written consent of the Agent and each EU/UK Institutional Investor Lender.

Section 10.25         Retention Requirements. The Borrower shall procure that the EU/UK Originator Requirement is satisfied as of the Effective Date after giving effect to all acquisitions of Collateral Obligations on or prior to such date.

Section 10.26         Transparency Requirements.

(a)          The Borrower (the “Designated Reporting Entity”) hereby agrees to make available, in accordance with the provisions of this Agreement, to the Agent, the Collateral Agent, each EU/UK Institutional Investor Lender, any requesting EU/UK Institutional Investor Potential Lender and any requesting Competent Authority (together, the “Relevant Recipients”):

(i)      on a quarterly basis, no later than (x) one month after the third Distribution Date occurring after the Effective Date and (y) on a quarterly basis thereafter (each such date, the “Reporting Deadline”), a Loan Report and an Investor Report in respect of such Distribution Date with the data in such Loan Report being as of the Determination Date immediately preceding such Distribution Date; and

(ii)     promptly following the occurrence of a Significant Event, a Significant Event Report in respect thereof;

provided that, the Designated Reporting Entity shall only be required to complete, or procure completion of, fields in Loan Reports and Investor Reports to the extent that the information required to complete the relevant field is in the Borrower’s, the Collateral Agent’s or the Servicer’s possession, or, if not in the Borrower’s, the Collateral Agent’s or the Servicer’s possession, such information can be obtained using commercially reasonable efforts; provided further that, the Designated Reporting Entity shall only be required to provide notification of any Significant Event to the extent that a notification or report in respect of the relevant event has not otherwise been provided by any Person pursuant to any other provision of any Transaction Document.

(b)          The Borrower, the Lenders and the Agent agree that:

(i)     neither the Designated Reporting Entity nor the Servicer shall be responsible for monitoring changes to the UK Securitisation Regulation, the EU Securitisation Regulation or the EU Transparency Requirements, each as in force on the Effective Date, and, upon notification by the Agent and/or one or more EU/UK Institutional Investor Lenders of any changes to the EU Transparency Requirements following the Effective Date, the Borrower, the Lender and the Agent shall use commercially reasonable efforts to agree (A) that references to Loan Report and/or Investor Report shall refer to the relevant updated form published by the ESMA and/or as otherwise required for the purpose of the EU Transparency Requirements from time to time and/or (B) to amend this Section 10.26 to provide for the Designated Reporting Entity to assume such additional reporting obligations as may reasonably be necessary in order that the receipt by the Relevant Recipients of all information required to be provided hereunder is sufficient to permit EU/UK Institutional Investors to comply their obligations under Article 5(1)(e) of the EU Securitisation Regulation; provided that, the Designated Reporting Entity shall not be obliged to agree to either clause (A) or clause (B); provided further that, the absence of such agreement by the Designated Reporting Entity may give rise to an EU Transparency Requirements Satisfaction Deficiency; and

(ii)   the Designated Reporting Entity will not be in breach of this Section 10.26 if the Designated Reporting Entity fails to meet its obligations under this Section 10.26 due to events, actions or circumstances beyond the Designated Reporting Entity’s control so long as such events, actions or circumstances are continuing (as determined by the Designated Reporting Entity or the Servicer); provided that, the Designated Reporting Entity shall be required to meet its obligations under this Section 10.26 as soon as practicable following the conclusion of such events, actions or circumstances (as reasonably determined by the Designated Reporting Entity or the Servicer).

(c)          Each party to this Agreement, without prejudice to its rights hereunder and without accepting any liability, acknowledges that it has received as of the Effective Date the Transaction Summary and copies of the Transaction Documents.

(d)          The Designated Reporting Entity shall make available, or procure that there is made available, to the Relevant Recipients the Transaction Summary, copies of the Transaction Documents, and the Transparency Reports and any Significant Event Reports (i) by having them posted to a secured website to which Relevant Recipients are given access upon request in writing to the Designated Reporting Entity or (ii) in such other way as may be agreed between the Designated Reporting Entity, the Servicer and the Agent (acting at the direction of the EU/UK Institutional Investor Lenders).

(e)          The Servicer shall reasonably assist the Designated Reporting Entity in complying with its obligations under this Section 10.26, including without limitation by providing to the Designated Reporting Entity such information (or access to such information) in relation to the Collateral, (i) that is in the possession of the Servicer, (ii) that is not subject to legal or contractual restrictions on disclosure (unless the relevant information can be summarized, aggregated or disclosed in an anonymized form, in accordance with such legal or contractual restrictions on disclosure) and (iii) that is not otherwise in the Designated Reporting Entity’s possession, required by the Designated Reporting Entity for compliance with its obligations under this Section 10.26; provided that, the Servicer shall not be responsible or liable for failing to provide any reports, data and other information that the Servicer is unable to procure or source using reasonable efforts.

(f)          The Designated Reporting Entity shall be entitled to appoint one or more agents (and is permitted to incur fees and expenses in connection therewith) to prepare, or assist in the preparation of, the Transparency Reports or data required to be included therein and/or to make available the Transparency Reports on behalf of the Designated Reporting Entity and each of the Designated Reporting Entity, the Servicer, and the Agent acknowledges and agrees that:

(i)     such an agent shall not have any duty to monitor, enquire or satisfy itself as to the veracity, accuracy or completeness of any documentation, reports or information provided to it under this Section 10.26 or whether or not the provision of such information, reports or documentation accords with, and is sufficient to satisfy the obligations of the Designated Reporting Entity under this Section 10.26;

(ii)    such an agent shall not be liable, and have no responsibility, for any non-publication or late publication of the Transparency Reports or any errors in the Transparency Reports to the extent such failure, delay or error results from incomplete or incorrect documentation, reports or information, or any delay in documentation, reports or information being provided to such agent by the Designated Reporting Entity or by the Servicer;

(iii)    such an agent shall not assume any responsibility for the obligations of the Designated Reporting Entity under this Section 10.26 or for monitoring the Borrower’s, the Designated Reporting Entity’s or any other Person’s compliance with this Section 10.26;

(iv)    any reports, information or documentation uploaded to the Reporting Website may include disclaimers excluding the liability of such an agent for the information provided therein; and

(v)    such an agent assumes no responsibility or liability to any Relevant Recipient or any third party (including for their use or onward disclosure of any such information, report or documentation).

(g)         The assumption by the Designated Reporting Entity and the Servicer of their respective obligations under Section 10.26 does not constitute a representation, guarantee or agreement by either of them that the fulfillment of such obligations will be sufficient to permit EU/UK Institutional Investor Lenders to comply their obligations under Article 5(1)(e) of the EU Securitisation Regulation or Article 5(1)(f) of the UK Securitisation Regulation, as applicable. Neither the Designated Reporting Entity nor the Servicer shall be responsible for monitoring changes to the EU Transparency Requirements as in force on the Effective Date.

Section 10.27         Blocking Regulations and Anti-Boycott Regulations. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the covenants in Section 10.21 (Sanctions) and Section 10.22 (Anti-Corruption and Anti-Money Laundering Laws) (i) are not being made by or in respect of, and shall not apply to, any person if and to the extent that the making of such covenants by or in respect of such person would constitute or give rise to a violation by such person of (or conflict with and thereby expose such person to any liability under) the Blocking Regulations or the Anti-Boycott Regulations and (ii) shall only apply for the benefit of any Lender to the extent such covenants would not result in a violation of (or conflict with and thereby expose such Lender to any liability under) the Blocking Regulations or the Anti-Boycott Regulations.

ARTICLE XI

THE COLLATERAL AGENT AND THE COLLATERAL ADMINISTRATOR

Section 11.1            Appointment of Collateral Agent. U.S. Bank Trust Company, National Association is hereby appointed as Collateral Agent and U.S. Bank Trust Company, National Association is hereby appointed as Collateral Administrator, in each case, pursuant to the terms hereof. The Secured Parties hereby appoint (i) the Collateral Agent to act exclusively as the agent for purposes of perfection of a security interest in the Collateral and Collateral Agent of the Secured Parties to act as specified herein and in the other Transaction Documents to which the Collateral Agent is a party and (ii) the Collateral Administrator to act as specified herein and in the other Transaction Documents to which the Collateral Administrator is a party. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof. The Collateral Administrator hereby accepts such agency appointment to act as Collateral Administrator pursuant to the terms of this Agreement, until its resignation or removal as Collateral Administrator pursuant to the terms hereof.

Section 11.2             Monthly Reports. The Collateral Administrator shall prepare the Monthly Report in accordance with Section 8.5 and the Collateral Agent shall distribute funds in accordance with such Monthly Report in accordance with Section 8.3.

Section 11.3             Collateral Administration. The Collateral Administrator shall maintain a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Servicer, the Collateral Agent, the Agent and the Lender Agents certain reports, schedules and calculations, all as more particularly described in this Section 11.3, based upon information and data received from the Borrower and/or the Servicer pursuant to Section 7.6 or from the Lender Agents and/or the Agent.

(a)	In connection therewith, the Collateral Administrator shall:

(i)      within 15 days after the Effective Date, create a database with respect to the Collateral that has been pledged to the Collateral Agent for the benefit of the Secured Parties from time to time, comprised of the Collateral Obligations credited to the Accounts from time to time and Permitted Investments in which amounts held in the Accounts may be invested from time to time, as provided in this Agreement (the “Collateral Database”);

(ii)     update the Collateral Database on a periodic basis for changes and to reflect the sale or other disposition of assets included in the Collateral and any additional Collateral granted to the Collateral Agent from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by the Borrower, the Servicer, Lender Agent or the Agent as may be reasonably required by the Collateral Administrator from time to time or based upon notices received by the Collateral Administrator from the issuer, or trustee or agent bank under an underlying instrument, or similar source;

(iii)   track the receipt and allocation to the Collection Account of Principal Collections and Interest Collections and any withdrawals therefrom and, on each Business Day commencing fifteen (15) days after the Effective Date, make available to the Servicer and Agent daily reports reflecting such actions to the accounts as of the close of business on the preceding Business Day and the Collateral Administrator shall provide any such report to the Agent or the Servicer upon its request therefor;

(iv)   prepare and make available to the Agent, the Collateral Agent, each Lender Agent, the Borrower and the Servicer on each Reporting Date, the Monthly Report and any update pursuant to Section 8.5 when requested by the Servicer, the Borrower or the Agent, on the basis of the information contained in the Collateral Database as of the applicable Determination Date, the information provided by each Lender Agent and the Agent pursuant to Section 3.4 and such other information as may be provided to the Collateral Administrator by the Borrower, the Servicer, the Agent, any Lender Agent or any Lender;

(v)     provide other such information with respect to the Collateral granted to the Collateral Agent and not released as may be routinely maintained by the Collateral Administrator in performing its ordinary Collateral Administrator function pursuant hereunder and as the Borrower, the Servicer, the Agent, the Collateral Agent, any Lender Agent or any Lender may reasonably request and the Collateral Administrator reasonably agree from time to time; and

(vi)   track the Principal Balance of each Collateral Obligation and report such balances to the Agent and the Servicer upon request.

(vii)  The Collateral Administrator shall provide to the Servicer a copy of all written notices and communications received by it and identified as being sent to it in connection with the Collateral Obligations and the other Collateral held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent nor the Collateral Administrator be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of an Event of Default or a Servicer Event of Default or from the Agent, after the occurrence of an Event of Default or a Servicer Event of Default, in which event the Collateral Agent shall only vote, consent or take such other action in accordance with such instructions.

(b)	In addition to the above:

(i)         The Agent and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Agent) as its agent to execute and deliver all further instruments and documents, and take all further action (at the written direction of the Agent) that the Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution or filing by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral Obligations now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 11.3(b)(i) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with Section 10.1. It is understood and agreed that any and all actions performed by the Collateral Agent in connection with this Section 11.3(b)(i) shall be at the written direction of the Agent, and the Collateral Agent shall have no responsibility or liability in connection with determining any actions necessary or desirable to perfect, protect or more fully secure the security interest granted by the Borrower hereunder or to enable any Person to exercise or enforce any of their respective rights hereunder.

(ii)    The Agent may direct the Collateral Agent in writing to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Agent, any Secured Parties or otherwise if the taking of such action, in the determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Agent within 10 Business Days of its receipt of such request, then the Agent shall be deemed to have declined to consent to the relevant action.

(iii)    Neither the Collateral Agent nor the Collateral Administrator shall be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it. Neither the Collateral Administrator nor the Collateral Agent shall be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent or the Agent. Neither the Collateral Administrator nor the Collateral Agent shall be deemed to have notice or knowledge of any matter hereunder, including an Unmatured Event of Default, Event of Default, Unmatured Servicer Event of Default or Servicer Event of Default, unless a Responsible Officer of the Collateral Administrator or Collateral Agent, as applicable, has actual knowledge of such matter or written notice thereof is received by the Collateral Administrator or the Collateral Agent, respectively.

(c)          If, in performing its duties under this Agreement, the Collateral Agent or the Collateral Administrator is required to decide between alternative courses of action, the Collateral Agent or the Collateral Administrator, as the case may be, may request written instructions from (x) prior to the occurrence of an Event of Default or a Servicer Event of Default, the Servicer or (y) at all times, the Agent, as to the course of action desired by it. If the Collateral Agent or the Collateral Administrator, as they case may be, does not receive such instructions within two Business Days after it has requested them, the Collateral Agent or the Collateral Administrator, as they case may be, may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent or the Collateral Administrator, as the case may be, shall act in accordance with instructions received after such two Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent and the Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(d)          Concurrently herewith, the Agent directs the Collateral Agent and the Collateral Agent is hereby authorized to enter into the Account Control Agreement and any other related agreements in the form delivered to the Collateral Agent. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Account Control Agreement and any other related agreements in such capacity.

Section 11.4            Removal or Resignation of Collateral Agent or the Collateral Administrator. The Collateral Agent or the Collateral Administrator may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Servicer, the Borrower, the Agent and each Lender Agent; provided, that no resignation or removal of the Collateral Agent or the Collateral Administrator will be permitted unless a successor Collateral Agent or the Collateral Administrator, as applicable, has been appointed which successor Collateral Agent or Collateral Administrator, so long as no Unmatured Servicer Event of Default, Servicer Event of Default, Unmatured Event of Default or Event of Default has occurred and is continuing, is reasonably acceptable to the Servicer. Promptly after receipt of notice of the Collateral Agent’s or the Collateral Administrator’s resignation, the Agent shall promptly appoint a successor Collateral Agent or Collateral Administrator (which successor Collateral Agent or Collateral Administrator, as they case may be, shall be reasonably acceptable to the Required Lenders and the Borrower) by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, each Lender Agent, the resigning Collateral Agent or the resigning Collateral Administrator, as applicable, and to the successor Collateral Agent or successor Collateral Administrator, as applicable. In the event no successor Collateral Agent or successor Collateral Administrator shall have been appointed within 60 days after the giving of notice of such resignation, the Collateral Agent or the Collateral Administrator, as applicable, may petition, at the expense of the Borrower, any court of competent jurisdiction to appoint a successor Collateral Agent or successor Collateral Administrator. The Agent upon at least 60 days’ prior written notice to the Collateral Agent or the Collateral Administrator, the Borrower and each Lender Agent, may with cause remove and discharge (i) the Collateral Agent or any successor Collateral Agent thereafter appointed or (ii) the Collateral Administrator or any successor Collateral Administrator thereafter appointed, from the performance of its respective duties under this Agreement. Promptly after giving notice of removal of the Collateral Agent or the Collateral Administrator, the Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Agent or Collateral Administrator (which successor Collateral Agent or Collateral Administrator, as the case may be, shall be reasonably acceptable to the Required Lenders and the Borrower). Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to (x) the Collateral Agent and the successor Collateral Agent or (y) the Collateral Administrator and the successor Collateral Administrator, in each case, with a copy delivered to the Borrower, each Lender Agent and the Servicer.

Section 11.5           Representations and Warranties. Each of the Collateral Agent and the Collateral Administrator represents and warrants to the Borrower, the Agent, the Lenders and the Servicer that:

(a)          it has the corporate power and authority and the legal rights to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(b)          no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Official Body and no consent of any other Person (including any stockholder or creditor of such party) is required in connection with the execution, delivery performance, validity or enforceability of this Agreement; and

(c)          this Agreement has been duly executed and delivered on behalf of such party and constitutes a legal, valid and binding obligation of such party enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law).

Section 11.6            No Adverse Interest of Collateral Agent. By execution of this Agreement, the Collateral Agent represents and warrants that it currently holds and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Collateral Obligation or any document in the Collateral Obligation Files. Neither the Collateral Obligations nor any documents in the Collateral Obligation Files shall be subject to any security interest, lien or right of set-off by the Collateral Agent or any third party claiming through the Collateral Agent, and the Collateral Agent shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Collateral Obligations or documents in the Collateral Obligation Files, except that the preceding clause shall not apply (i) to the Collateral Agent, Collateral Administrator, Securities Intermediary or Document Custodian with respect to the Collateral Agent/Collateral Administrator Fees and Expenses or the Document Custodian Fees and Expenses and (ii) in the case of any accounts, with respect to (x) returned or charged-back items, (y) reversals or cancellations of payment orders and other electronic fund transfers, or (z) overdrafts in the Collection Account.

Section 11.7            Reliance of Collateral Agent and the Collateral Administrator. In the absence of bad faith on the part of the Collateral Agent or the Collateral Administrator, as applicable, the Collateral Agent and the Collateral Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to the Collateral Agent or the Collateral Administrator, respectively, reasonably believed by the Collateral Agent or the Collateral Administrator, respectively, to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Collateral Agent or the Collateral Administrator, as applicable, the Collateral Agent or the Collateral Administrator, respectively, shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that they conform on their face to the form required by such provision. For avoidance of doubt, the Collateral Agent and the Collateral Administrator may rely conclusively on any Officer’s Certificate of the Borrower or Servicer. Neither the Collateral Agent nor the Collateral Administrator shall be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

Section 11.8             Limitation of Liability and Collateral Agent and Collateral Administrator Rights. (a) Each the Collateral Agent and the Collateral Administrator may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document or electronic communication delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. Each of the Collateral Agent and the Collateral Administrator may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of (x) prior to the occurrence of an Event of Default or a Servicer Event of Default, the Servicer or (y) at all times, the Agent or (b) the verbal instructions of (x) prior to the occurrence of an Event of Default or a Servicer Event of Default, the Servicer or (y) at all times, the Agent, and no party shall have any right of action whatsoever against the Collateral Agent or the Collateral Administrator, as applicable, as a result of the Collateral Agent or the Collateral Administrator, as applicable, acting or (where so instructed) refraining from acting hereunder in accordance with the instructions of the Servicer or the Agent, as applicable.

(b)          Each of the Collateral Agent and the Collateral Administrator may consult counsel satisfactory to it with a national reputation in the applicable matter and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance upon the advice or opinion of such counsel.

(c)          Neither the Collateral Agent, the Collateral Administrator nor any of their respective directors, officers, agents or employees shall be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or grossly negligent performance or omission of its duties.

(d)          Neither the Collateral Agent nor the Collateral Administrator makes any warranty or representation and shall have any responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral.

(e)          Neither the Collateral Agent nor the Collateral Administrator shall have any duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and the other Transaction Documents to which it is a party and no covenants or obligations shall be implied in this Agreement against the Collateral Agent or the Collateral Administrator, as applicable. The duties, obligations and responsibilities of each of the Collateral Agent and the Collateral Administrator shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Collateral Agent or the Collateral Administrator. Any permissive right of the Collateral Agent or the Collateral Administrator, as applicable, to take any action hereunder shall not be construed as a duty.

(f)           Neither the Collateral Agent nor the Collateral Administrator shall be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(g)          Neither the Collateral Agent nor the Collateral Administrator shall be required to expend or risk its own funds in the performance of its duties hereunder. Neither the Collateral Agent nor the Collateral Administrator shall be required to expend or risk its own funds in the performance of its duties hereunder. In no event shall either the Collateral Agent or the Collateral Administrator be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Agent or the Collateral Administrator as contemplated by this Agreement.

(h)         It is expressly agreed and acknowledged that neither the Collateral Agent nor the Collateral Administrator is guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(i)           In case any reasonable question arises as to its duties hereunder or under any other Transaction Document, each of the Collateral Agent and the Collateral Administrator may, prior to the occurrence of an Event of Default or the Facility Termination Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Termination Date, request instructions from the Agent, and shall be entitled at all times to refrain from taking any action unless it has received written instructions from the Servicer or the Agent, as applicable. Neither the Collateral Agent nor the Collateral Administrator shall in any event have any liability, risk or cost for any action taken pursuant to and in compliance with the instruction of (x) prior to the occurrence of an Event of Default or a Servicer Event of Default, the Servicer or (y) at all times, the Agent. In no event shall the Collateral Agent or the Collateral Administrator be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent or the Collateral Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)           In the event that the entity serving as the Collateral Administrator or the Document Custodian is not the same entity as the Collateral Agent, the Collateral Agent shall not be liable for the acts or omissions of the Collateral Administrator or the Document Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Administrator or the Document Custodian.

(k)          Without limiting the generality of any terms of this section, neither the Collateral Agent nor the Collateral Administrator shall have any liability for any failure, inability or unwillingness on the part of the Servicer, the Agent, the Lender Agent, the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, and neither the Collateral Agent nor the Collateral Administrator shall have any liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s or the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(l)           Neither the Collateral Agent nor the Collateral Administrator shall be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent and the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof. Neither the Collateral Agent nor the Collateral Administrator shall be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer of the Collateral Agent or the Collateral Administrator. It is expressly acknowledged by the Borrower, the Servicer, the Agent and each Lender Agent that application and performance by the Collateral Agent or the Collateral Administrator of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Agent, any Lender Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Collateral Obligation, and neither the Collateral Agent nor the Collateral Administrator shall have any responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent or the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time. For purposes of tracking changes in ratings, if applicable, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon a single reputable electronic financial information reporting service (which for ratings by Standard & Poor’s shall be www.standardandpoors.com or www.ratingsdirect.com) and shall have no liability for any inaccuracies in the information reported by, of other errors or omissions of, any such service. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable service.

(m)         The Collateral Agent or the Collateral Administrator may exercise any of its rights or powers hereunder or under any other Transaction Document or perform any of its duties hereunder or thereunder either directly or, by or through agents or attorneys, and neither the Collateral Agent nor the Collateral Administrator shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. None of the Collateral Agent, the Collateral Administrator or any of their respective affiliates, directors, officers, shareholders, agents or employees will be liable to the Servicer, the Borrower or any other Person, except by reason of acts or omissions by the Collateral Agent or the Collateral Administrator constituting bad faith, willful misconduct, gross negligence or reckless disregard of its respective duties hereunder. Neither the Collateral Agent nor the Collateral Administrator shall in any event have any liability for the actions or omissions of the Borrower, the Servicer, the Agent or any other Person, and shall have any liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Servicer, the Agent or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Agent’s or the Collateral Administrator’s own bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder. Neither the Collateral Agent or the Collateral Administrator shall be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower or the Servicer, the Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Agent or the Collateral Administrator.

(n)          Neither the Collateral Agent nor the Collateral Administrator shall be under any obligation to exercise or honor any of the rights or powers vested in it by this Agreement or other Transaction Document at the request or direction of the Agent (or any other Person authorized or permitted to direct the Collateral Agent or the Collateral Administrator, as applicable, hereunder) pursuant to this Agreement or other Transaction Document, unless the Agent (or such other Person) shall have offered the Collateral Agent or the Collateral Administrator security or indemnity reasonably acceptable to the Collateral Agent or the Collateral Administrator against costs, expenses and liabilities (including any legal fees) that might reasonably be incurred by it in compliance with such request or direction.

Section 11.9            Tax Reports. Neither the Collateral Agent nor the Collateral Administrator shall be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of its respective compensation or for reimbursement of expenses, except as required by Applicable Law.

Section 11.10         Merger or Consolidation. Any Person (i) into which the Collateral Agent or the Collateral Administrator, as applicable, may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent or the Collateral Administrator, as applicable, shall be a party, or (iii) that may succeed to all or substantially all of the corporate trust business of the Collateral Agent or the Collateral Administrator, shall be the successor to the Collateral Agent or the Collateral Administrator, as applicable, under this Agreement without further act of any of the parties to this Agreement.

Section 11.11          Collateral Agent and Collateral Administrator Compensation. As compensation for its activities hereunder, the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to their fees and expenses from the Borrower as set forth in the Collateral Agent and Document Custodian Fee Letter and any other accrued and unpaid expenses (including reasonable fees, costs and expenses of attorneys and experts) and indemnity amounts payable by the Borrower or the Servicer, or both but without duplication, to the Collateral Agent, Collateral Administrator and the Securities Intermediary under the Transaction Documents (including, without limitation, Indemnified Amounts payable under Article XVI) (collectively, the “Collateral Agent/Collateral Administrator Fees and Expenses”). The Borrower agrees to reimburse the Collateral Agent, Collateral Administrator and Securities Intermediary in accordance with the provisions of Section 8.3 and Section 17.5 for all reasonable, out-of-pocket, documented expenses, disbursements and advances incurred or made by the Collateral Agent, Collateral Administrator and Securities Intermediary in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents. The Collateral Agent’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of (i) its removal as Collateral Agent pursuant to Section 11.4 or (ii) the termination of this Agreement. For purposes of any portion of fees payable to the Collateral Agent or the Collateral Administrator calculated with respect to any period at a per annum rate, such amount shall be computed on the basis of a 360-day year and the actual number of days elapsed during the related Collection Period and shall be based on the aggregate principal balance of all Collateral Obligations owned by the Borrower and the cash and the principal balance of any Permitted Investments on deposit in the Principal Collection Account, in each case, on the first day of the Collection Period relating to the applicable Distribution Date.

Section 11.12          Anti-Terrorism Laws. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Collateral Agent and Collateral Administrator are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent and the Collateral Administrator. Accordingly, each of the parties agrees to provide to the Collateral Agent and the Collateral Administrator, upon their reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent and the Collateral Administrator to comply with Applicable Laws as set forth above.

Section 11.13          Erroneous Payments.

(a)          Each Lender hereby agrees that (i) if the Agent or the Collateral Agent notifies such Lender that the Agent or the Collateral Agent, as applicable, has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b))that any funds received by such Lender from a Secured Party or any of its respective Affiliates (a “Payment Recipient”) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent or Collateral Agent, as applicable, and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent and Collateral Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one Business Day thereafter, return to the Agent or the Collateral Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent or the Collateral Agent, as applicable, in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent or the Collateral Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent or the Collateral Agent, as applicable, for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Agent or the Collateral Agent to any Lender or Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)          Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it (or a Payment Recipient on its behalf) receives an Erroneous Payment from the Agent or the Collateral Agent, as applicable (or any of their respective Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent or the Collateral Agent, as applicable (or any of their respective Affiliates) with respect to such Erroneous Payment or (y) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, (i) (A) in the case of immediately preceding clauses (x), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (y)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender, or the Agent or the Collateral Agent shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent or the Collateral Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent, the Collateral Agent pursuant to this Section 11.13(b).

(c)          Each Lender and Secured Party hereby authorizes the Agent or the Collateral Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Transaction Document, or otherwise payable or distributable by the Agent or the Collateral Agent to such Lender or Secured Party from any source, against any amount due to the Agent or the Collateral Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)          In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent or the Collateral Agent for any reason, after demand therefor by the Agent or the Collateral Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s, the Collateral Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent or the Collateral Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent or the Collateral Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Agent, (ii) the Agent or the Collateral Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent or the Collateral Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Agent or the Collateral Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Subject to Section 15, the Agent or the Collateral Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent or the Collateral Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent or the Collateral Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent or the Collateral Agent may be equitably subrogated, the Agent or the Collateral Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)          The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Secured Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent or Collateral Agent from the Borrower or any other Secured Party for the purpose of making a payment in respect of the Obligations, in which case such payment shall discharge and otherwise satisfy the applicable obligation of the Borrower being so paid, prepaid or repaid in accordance with the terms of this Agreement. Notwithstanding anything to the contrary herein, in connection with any Erroneous Payment (including in connection with any subrogation related thereto), under no circumstances shall the Collateral Agent be deemed a lender-of-record.

(f)           To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent or the Collateral Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)          Each party’s obligations, agreements and waivers under this Section 11.13 shall survive the resignation or replacement of the Agent or the Collateral Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

ARTICLE XII

GRANT OF SECURITY INTEREST

Section 12.1          Borrower’s Grant of Security Interest. As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (including Loans, Interest, all Fees and other amounts at any time owing hereunder), the Borrower hereby collaterally assigns and pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and lien upon the following (other than Retained Interests), in each case whether now or hereafter existing or in which the Borrower now has or hereafter acquires an interest and wherever the same may be located (such right, title and interest of the Borrower, collectively, the “Collateral”):

(a)          all Collateral Obligations;

(b)          all Related Security;

(c)         this Agreement, the Contribution Agreement and all documents now or hereafter in effect to which the Borrower is a party (collectively, the “Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of the Borrower to amend, waive or terminate the Assigned Agreements to perform under the Assigned Agreements and to compel performance and otherwise exercise all remedies and rights under the Assigned Agreements; notwithstanding anything contained herein to the contrary, the Collateral shall not include the right of the Borrower to terminate the Servicer or replace the Servicer;

(d)          all of the following (the “Account Collateral”):

(i)   each Account, all funds held in any Account (other than Excluded Amounts), and all certificates and instruments, if any, from time to time representing or evidencing any Account or such funds,

(ii)  all investments from time to time of amounts in the Accounts and all certificates and instruments, if any, from time to time representing or evidencing such investments,

(iii)    all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or any Secured Party or any assignee or agent on behalf of the Collateral Agent or any Secured Party in substitution for or in addition to any of the then existing Account Collateral, and

(iv)    all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Account Collateral;

(e)          all additional property that may from time to time hereafter be granted and pledged by the Borrower or by anyone on its behalf under this Agreement;

(f)          all Accounts, all Certificated Securities, all Chattel Paper, all Documents, all Equipment, all Financial Assets, all General Intangibles, all Instruments, all Investment Property, all Inventory, all Securities Accounts, all Security Certificates, all Security Entitlements and all Uncertificated Securities of the Borrower;

(g)          reserved;

(h)          all of the Borrower’s other personal property; and

(i)           all proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (a) through (h) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent or a Secured Party or any assignee or agent on behalf of the Collateral Agent or a Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

Section 12.2            Borrower Remains Liable. Notwithstanding anything in this Agreement, (a) except to the extent of the Servicer’s duties under the Transaction Documents, the Borrower shall remain liable under the Collateral Obligations, Assigned Agreements and other agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by a Secured Party or the Collateral Agent of any of its rights under this Agreement shall not release the Borrower or the Servicer from any of their respective duties or obligations under the Collateral Obligations, Assigned Agreements or other agreements included in the Collateral, (c) the Secured Parties and the Collateral Agent shall not have any obligation or liability under the Collateral Obligations, Assigned Agreements or other agreements included in the Collateral by reason of this Agreement, and (d) neither the Collateral Agent nor any of the Secured Parties shall be obligated to perform any of the obligations or duties of the Borrower or the Servicer under the Collateral Obligations, Assigned Agreements or other agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

Section 12.3            Release of Collateral. Until the Obligations have been paid in full (other than contingent Obligations for which no claim has been asserted), the Collateral Agent may not release any Lien covering any Collateral except for (i) Collateral Obligations sold pursuant to Section 7.8, (ii) any Related Security identified by the Borrower (or the Servicer on its behalf) to the Collateral Agent so long as the Facility Termination Date has not occurred, (iii) Repurchased Collateral Obligations or Substituted Collateral Obligations pursuant to Section 7.9 or (iv) Lien Release Dividends expressly permitted under Section 7.10.

In connection with the release of a Lien on any Collateral permitted pursuant to this Section 12.3 and conducted in the ordinary course of business consistent with industry standards and practices (including the use of escrows), the Collateral Agent, on behalf of the Secured Parties, will, at the sole expense of the Borrower execute and deliver to the Borrower any assignments, bills of sale, termination statements and any other releases and instruments as the Borrower may reasonably request in order to effect the release and transfer of such Collateral; provided that the Collateral Agent, on behalf of the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment.

ARTICLE XIII

EVENT OF DEFAULTS

Section 13.1            Event of Defaults. Each of the following shall constitute an “Event of Default” under this Agreement:

(a)         any default in the payment when due of (i) any principal of any Loan or (ii) any other amount payable by the Borrower hereunder, including any Interest on any Loan or any fee; provided that, in the case of a failure to pay Interest due to an administrative error or omission by the Collateral Agent, such failure continues for three (3) or more Business Days;

(b)         any breach or default in any material respect (or, if any such term, covenant or agreement is already qualified by the words “material”, “materially” or “Material Adverse Effect”, in any respect) by (x) the Borrower of any covenant or agreement contained herein or in any other Transaction Document, except in the case of the covenants and agreements contained in Section 10.2(a) (Other Liens or Interests), Section 10.7 (Know Your Customer), Section 10.9 (Merger, Consolidation, Etc.), Section 10.11 (Indebtedness; Guarantees), Section 10.16 (Distributions) and Section 10.22 (Anti-Corruption and Anti-Money Laundering Laws) as to each of which no grace period shall apply or (y) the Retention Holder of any covenant or agreement contained in the Retention Letter and, in each case, any such failure, if susceptible to cure, shall remain unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Servicer and (ii) the date on which a Responsible Officer of the Borrower or the Servicer acquires knowledge thereof;

(c)          any representation or warranty of (x) the Borrower made or deemed to have been made hereunder or under any other Transaction Document or any other writing or certificate furnished thereby to the Agent, any Lender Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document (including any Monthly Report) or (y) the Retention Holder made or deemed to have been made under the Retention Letter, in each case, shall prove to have been false or incorrect in any material respect when made or deemed to have been made and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Servicer and (ii) the date on which a Responsible Officer of the Borrower or the Servicer acquires knowledge thereof; provided that, no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Collateral Obligation if the Borrower complies with its obligations in Section 7.9 with respect to such Collateral Obligation;

(d)          an Insolvency Event shall have occurred and be continuing with respect to either the Borrower or the Equityholder;

(e)          a Borrowing Base Deficiency has occurred, and continues unremedied for (x) three (3) consecutive Business Days or (y) if an Equity Cure Notice was delivered (in satisfaction of the requirements set forth in the definition thereof) with respect to such event, thirteen (13) consecutive Business Days; provided that if the Borrower has made an Optional Sale to cure such Borrowing Base Deficiency, an Event of Default shall not occur so long as settlement of all assets involved in such Optional Sale required to cure such Borrowing Base Deficiency is complete within forty-five (45) days (provided that such 45-day period shall be extended by fifteen (15) days if, as certified in writing by the Servicer to the Agent for the benefit of the Lenders, the applicable delay in settlement is due to events or circumstances outside the control of the Borrower, the Servicer and their Affiliates) of the applicable trade date and no distributions are made to the Borrower or the Equityholder under Section 8.3 or under Section 10.16 while settlement of the Optional Sale is pending;

(f)          the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of the Borrower (other than a Permitted Lien), or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower;

(g)         (i) any Transaction Document or any lien or security interest granted thereunder by the Borrower shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; (ii) the Borrower, the Servicer or any Affiliate thereof shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens) against the Borrower;

(h)          a Servicer Event of Default shall have occurred and be continuing;

(i)           the Borrower shall fail to pay any principal of or premium or interest on any Indebtedness having an aggregate principal amount of $500,000 or greater, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness of the Borrower or any other event, shall occur and such default or event shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or any early amortization event, pay out event or other similar event (other than as a result of a voluntary prepayment) shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to any such Indebtedness if the effect of such event is to cause the principal of such Indebtedness to be amortized on an accelerated basis;

(j)           a Change of Control shall have occurred;

(k)          the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act;

(l)           failure on the part of the Borrower to (i) make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Transaction Documents, including, without limitation, to any Secured Party, Affected Person or Indemnitee) required by the terms of any Transaction Document in accordance with Section 7.3(b) and Section 10.10 or (ii) not inclusive of any other clauses in this Section 13.1, otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral and such failure in this clause (ii) shall continue for five (5) Business Days (or seven (7) Business Days if the failure is solely from an administrative error or omission);

(m)        (i) failure of the Borrower to maintain at least one Independent Manager or (ii) the removal of any Independent Manager without Cause or prior written notice to the Agent and each Lender Agent (in each case as required by the organizational documents of the Borrower); provided that, in the case of each of clause (i) and clause (ii) of this clause (m), the Borrower shall have five (5) Business Days to replace any Independent Manager upon the resignation, removal for Cause, death or incapacitation of the current Independent Manager;

(n)         the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Agent and the Required Lenders, which consent may be withheld in the exercise of their sole and absolute discretion;

(o)          any court shall render a final, non-appealable judgment against the Borrower (i) in an amount in excess of $500,000 which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 60 days of the making thereof or (ii) for which the Agent shall not have received evidence satisfactory to it that an insurance provider for the Borrower or the Servicer, as applicable, has agreed to satisfy such judgment in full subject to any deductibles not exceeding $500,000; or the attachment of any material portion of the property of the Borrower which has not been released or provided for to the reasonable satisfaction of the Agent within thirty (30) Business Days after the making thereof;

(p)          the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that neither Latham & Watkins LLP or any other reputable counsel could render a substantive nonconsolidation opinion with respect to the Borrower being substantively consolidated into the Equityholder upon an Insolvency Event with respect to the Equityholder; or

(q)          failure to pay, on the Facility Termination Date, all outstanding Obligations.

Section 13.2            Effect of Event of Default.

(a)          Optional Termination. Upon notice by the Agent (acting at the direction of the Required Lenders) that an Event of Default (other than an Event of Default described in Section13.1(d)) has occurred, the Revolving Period will automatically terminate and no Revolving Loans or Swingline Loans will thereafter be made, and the Agent (acting at the direction of the Required Lenders) may declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date shall be deemed to have occurred.

(b)          Automatic Termination. Upon the occurrence of an Event of Default described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically, and all outstanding Loans under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower).

Section 13.3            Rights upon Event of Default. If an Event of Default shall have occurred and be continuing, the Agent may, in its sole discretion, or shall at the direction of the Required Lenders, direct the Collateral Agent to exercise any of the remedies specified herein in respect of the Collateral and the Collateral Agent shall promptly, solely at the written direction of the Agent or the Required Lenders, also do one or more of the following (subject to Section 13.9):

(a)          institute proceedings in its own name and on behalf of the Secured Parties as Collateral Agent for the collection of all Obligations, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Borrower and any other obligor with respect thereto moneys adjudged due, for the specific enforcement of any covenant or agreement in any Transaction Document or in the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Agent by Applicable Law or any Transaction Document;

(b)          exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the right and remedies of the Collateral Agent and the Secured Parties which rights and remedies shall be cumulative; and

(c)          require the Borrower and the Servicer, at the Servicer’s expense, to (1) assemble all or any part of the Collateral as directed by the Collateral Agent (solely at the direction of the Agent) and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent (solely at the direction of the Agent) that is reasonably convenient to such parties and (2) without notice except as specified below, sell the Collateral (at the direction of the Agent) or any part thereof in one or more parcels at a public or private sale, at any of the Collateral Agent’s or the Agent’s offices or elsewhere in accordance with Applicable Law. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent (solely at the direction of the Agent) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied against all or any part of the outstanding Loans pursuant to Section 4.1 or otherwise in such order as the Collateral Agent shall be directed by the Agent (in its sole discretion). The Agent shall give the Servicer notice of any sale of Collateral following an acceleration of the outstanding Loans. The Servicer and any Affiliates shall be permitted to participate in any such sale. Notwithstanding anything herein to the contrary, at any time before the Collateral Agent has disposed of any of the Collateral or entered into a contract for its disposition under Section 9-610 of the UCC as in effect in New York, in each case as set forth in Section 9-623(c)(2) of the UCC as in effect in New York, the Borrower shall have the right to terminate this Agreement and obtain a release of all Collateral by delivering the full unpaid amount of all its Obligations to the Collateral Agent. Any such party may exercise such right by delivering written notice to the Agent (an “Exercise Notice”), with a copy to the Collateral Agent, which shall include a proposed purchase price and be delivered not later than three (3) Business Days after the date on which the Borrower first received notice from the Agent of the occurrence of such Event of Default and termination of the Commitments, and which Exercise Notice shall set forth evidence reasonably satisfactory to the Agent that the Equityholder has access to sufficient capital to consummate such purchase in accordance with this clause (c). Once an Exercise Notice is delivered to the Agent, the delivering party (or its designated Affiliate or managed fund) shall be obligated, irrevocably and unconditionally, to purchase the Collateral, at par, for settlement within the normal settlement period for such Collateral; provided that the cash purchase price thereof must be received no later than twelve (12) Business Days following delivery of the Exercise Notice. Neither the Collateral Agent, the Agent nor any Lender shall assert any right or remedy in respect of the Collateral, including any right described in Section 13.3(a) or Section 13.10, or cause the removal of the Servicer pursuant to Section 7.2, or cause the liquidation or disposition of the Collateral Obligations to occur, in each case during the time that the Equityholder and its Affiliates are entitled to provide an Exercise Notice and purchase the Collateral pursuant to this Section 13.3(c).

Section 13.4          Collateral Agent May Enforce Claims Without Possession of Notes. All rights of action and of asserting claims under the Transaction Documents, may be enforced by the Collateral Agent without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Collateral Agent shall be brought in its own name as Collateral Agent and any recovery of judgment, subject to the payment of the reasonable, out-of-pocket and documented expenses, disbursements and compensation of the Collateral Agent each predecessor Collateral Agent and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Notes and other Secured Parties.

Section 13.5            Collective Proceedings. In any proceedings brought by the Collateral Agent to enforce the Liens under the Transaction Documents (and also any proceedings involving the interpretation of any provision of any Transaction Document), the Collateral Agent shall be held to represent all of the Secured Parties, and it shall not be necessary to make any Secured Party a party to any such proceedings.

Section 13.6            Insolvency Proceedings. In case there shall be pending, relative to the Borrower or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Borrower, its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Borrower or other obligor upon the Notes, or to the creditors of property of the Borrower or such other obligor, the Collateral Agent irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered but without any obligation, subject to Section 13.9(a), by intervention in such proceedings or otherwise:

(a)          to file and prove a claim or claims for the whole amount of principal and Interest owing and unpaid in respect of the Notes, all other amounts owing to the Lenders and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for reimbursement of all expenses (including the fees and expenses of counsel) and liabilities incurred, and all advances, if any, made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own gross negligence or willful misconduct) and of each of the other Secured Parties allowed in such proceedings;

(b)          unless prohibited by Applicable Law and regulations, to vote (with the consent of the Agent) on behalf of the holders of the Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(c)          to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties on their behalf; and

(d)         to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent or the Secured Parties allowed in any judicial proceedings relative to the Borrower its creditors and its property;

and any trustee, receiver, liquidator, collateral agent or trustee or other similar official in any such proceeding is hereby authorized by each of such Secured Parties to make payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of payments directly to such Secured Parties, to pay to the Collateral Agent such amounts as shall be sufficient to cover all reasonable expenses and liabilities incurred, and all advances made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own gross negligence or willful misconduct.

Section 13.7            Delay or Omission Not Waiver. No delay or omission of the Collateral Agent or of any other Secured Party to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 13.7 or by law to the Collateral Agent or to the other Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the other Secured Parties, as the case may be.

Section 13.8            Waiver of Stay or Extension Laws. The Borrower waives and covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 13.9            Limitation on Duty of Collateral Agent in Respect of Collateral. (a) Beyond the safekeeping of any Collateral delivered pursuant to Section 6.3 or Article XVIII hereof, none of the Collateral Agent, the Collateral Administrator or the Document Custodian shall have any duty as to any Collateral in its possession or control or in the possession or control of any Lender Agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto none of the Collateral Agent, the Collateral Administrator or the Document Custodian shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. None of the Collateral Agent, the Collateral Administrator or the Document Custodian shall be liable or responsible for any misconduct, negligence or loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent, attorney or bailee selected by the Collateral Agent, the Collateral Administrator or the Document Custodian in good faith and with due care hereunder.

(b)         None of the Collateral Agent, the Collateral Administrator or the Document Custodian shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, or for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c)          None of the Collateral Agent, the Collateral Administrator or the Document Custodian shall have any duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States.

Section 13.10         Power of Attorney. (a) The Borrower hereby irrevocably appoints the Collateral Agent as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent (at the direction of the Agent), the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

(b)         No person to whom this power of attorney is presented as authority for the Collateral Agent to take any action or actions contemplated by clause (a) shall inquire into or seek confirmation from the Borrower as to the authority of the Collateral Agent to take any action described below, or as to the existence of or fulfillment of any condition to the power of attorney described in clause (a), which is intended to grant to the Collateral Agent unconditionally the authority to take and perform the actions contemplated herein, and the Borrower irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this power of attorney. The power of attorney granted in clause (a) is coupled with an interest and may not be revoked or canceled by the Borrower until all obligations of the Borrower under the Transaction Documents have been paid in full and the Collateral Agent has provided its written consent thereto.

(c)          Notwithstanding anything to the contrary herein, the power of attorney granted pursuant to this Section 13.10 shall only be effective after the occurrence of an Event of Default.

Section 13.11         Purchase Right. It is understood that the Equityholder, the Servicer, or any of their respective Affiliates may submit its bid for the Collateral or any portion thereof as a combined bid with the bids of other members of a group of bidders, and shall have the right to find bidders to bid on the Collateral or any portion thereof.

ARTICLE XIV

THE AGENT

Section 14.1           Appointment. Each Lender and each Lender Agent hereby irrevocably designates and appoints Société Générale as Agent hereunder and under the other Transaction Documents, and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Each Lender in each Lender Group hereby irrevocably designates and appoints the Lender Agent for such Lender Group as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes such Lender Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Lender Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Agent nor any Lender Agent (the Agent and each Lender Agent being referred to in this Article as a “Note Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Note Agent.

Section 14.2            Delegation of Duties. Each Note Agent may execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys-in-fact (in each case, other than a Disqualified Institution, without the consent of the Borrower; provided that, such consent shall not be required if an Event of Default has occurred and is continuing) and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Note Agent shall be responsible for the negligence or misconduct of any Lender Agents or attorneys-in-fact selected by it with reasonable care.

Section 14.3            Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents, and its duties hereunder shall be administrative in nature. No Note Agent (acting in such capacity) nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 14.2 under or in connection with this Agreement or the other Transaction Documents (except, solely with respect to liability to the Borrower, for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any Person for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction Document or for the satisfaction of any condition specified in a Transaction Document. Except as otherwise expressly provided in this Agreement, no Note Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of the Borrower or the Servicer.

Section 14.4            Reliance by Note Agents. Each Note Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to each of the Lenders), Independent Accountants and other experts selected by such Note Agent. Each Note Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction (i) in the case of the Agent, by the Lenders or (ii) in the case of a Lender Agent, by the Lenders in its Lender Group, against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Each Lender Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Lenders in its Lender Group holding greater than 50% of the outstanding Loans held by such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders in such Lender Group.

Section 14.5            Notices. No Note Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default unless it has received notice from the Servicer, the Borrower or any Lender, referring to this Agreement and describing such event. In the event that any Lender Agent receives such a notice, it shall promptly give notice thereof to the Lenders in its Lender Group. The Agent shall take such action with respect to such event as shall be reasonably directed in writing by the Required Lenders, and each Lender Agent shall take such action with respect to such event as shall be reasonably directed by Lenders in its Lender Group holding greater than 50% of the outstanding Loans held by such Lender Group; provided, that unless and until such Note Agent shall have received such directions, such Note Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.

Section 14.6           Non-Reliance on Note Agents. The Lenders expressly acknowledge that no Note Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Note Agent hereafter taken, including any review of the affairs of the Borrower or the Servicer, shall be deemed to constitute any representation or warranty by such Note Agent to any Lender. Each Lender represents to each Note Agent that it has, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, and the Collateral Obligations and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, and the Collateral Obligations. Except as expressly provided herein, no Note Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Collateral or the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower, the Servicer or the Lenders which may come into the possession of such Note Agent or any of its officers, directors, employees, agents, attorneys- in-fact or affiliates.

In no event shall any Note Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such Note Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall such Note Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

Section 14.7            Indemnification. The Lenders agree to indemnify the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or the Servicer under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), ratably according to the outstanding amounts of their Loans from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith.

Section 14.8            Successor Note Agent. The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall mean such successor agent, effective upon its acceptance of such appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth in this Agreement. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. With effect from the Resignation Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and (ii) except for any indemnity payments owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender Agent directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than liabilities of such retiring or removed Agent arising from or related to acts or omissions of such Agent prior to such acceptance and other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents. Any Lender Agent may resign as Lender Agent upon ten days’ notice to the Lenders in its Lender Group and the Agent (with a copy to the Borrower) with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Lender Agent pursuant to this Section 14.8. If a Lender Agent shall resign as Lender Agent under this Agreement, then Lenders in its Lender Group holding greater than 50% of the outstanding Loans held by such Lender Group shall appoint a successor agent for such Lender Group. After any Note Agent’s resignation hereunder, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Note Agent under this Agreement. No resignation of any Lender Agent shall become effective until a successor Lender Agent shall have assumed the responsibilities and obligations of such Lender Agent hereunder; provided, that in the event a successor Lender Agent is not appointed within 60 days after such notice of its resignation is given as permitted by this Section 14.8, the applicable Lender Agent may petition a court for its removal.

Section 14.9            Note Agents in their Individual Capacity. Each Note Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Servicer as though such Note Agent were not a Lender Agent hereunder. Any Person which is a Note Agent may act as a Note Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

Section 14.10          Borrower Procedural Review. The Borrower shall, at the Borrower’s expense, retain Protiviti, Inc. or another nationally recognized audit firm acceptable to the Agent in its sole discretion to conduct and complete a procedural review of the Collateral Obligations in compliance with the standards set forth on Exhibit B hereto once every 12-month period at the request of the Agent. The Borrower shall promptly forward the results of such audit to the Servicer, the Agent and each Lender.

Section 14.11          Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or the Servicer, that at least one of the following is and will be true:

(i)      such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)          In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent (and not, for the avoidance of doubt, to or for the benefit of the Borrower) that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Collateral Obligations, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Transaction Document or any documents related hereto or thereto).

Section 14.12          Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its branches and Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

ARTICLE XV

ASSIGNMENTS

Section 15.1            Restrictions on Assignments. Except as specifically provided herein, the Borrower may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Agent and each Lender in its respective sole discretion and any attempted assignment in violation of this Section 15.1 shall be null and void.

Section 15.2           Documentation. In connection with any permitted assignment, each Lender shall deliver to each assignee an Assignment Agreement, substantially in the form of Exhibit I, duly executed by such Lender assigning any such rights, obligations, Loan or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Loan.

Section 15.3            Rights of Assignee. Upon the foreclosure of any assignment of any Loans made for security purposes, or upon any other assignment of any Loan from any Lender pursuant to this Article XV, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Loans and all references to the Lender or Lenders in Sections 4.3 or 5.1 shall be deemed to apply to such assignee.

Section 15.4            Assignment by Lenders. So long as no Event of Default has occurred and is continuing, no Lender may make any assignment, and no such assignment shall be permitted without the prior written consent of the Agent and the Borrower (not to be unreasonably withheld, delayed or conditioned), provided that, the prior written consent of the Borrower shall not be required for any proposed assignment (i) to an Affiliate of such Lender; (ii) to another Lender hereunder; (iii) reserved; (iv) by a Conduit Lender to a Liquidity Bank, an Affiliate or its related Lender Agent or to a third party pursuant to the terms of a Liquidity Agreement; or (v) by any assignee of a conduit purchaser contemplated by clause (iv) above back to such Conduit Lender or an Affiliate; provided further that, unless otherwise consented to by the Borrower, which consent shall not be unreasonably withheld, delayed or conditioned, at all times (other than after the occurrence and during the continuation of an Event of Default) Société Générale and its Affiliates shall hold not less than 50% of the aggregate Undrawn Commitments and Loans outstanding at such time; provided further that, so long as no Event of Default has occurred and is continuing, the prior written consent of the Borrower shall be required for any proposed assignment to a Disqualified Institution. In connection with any assignment of any Commitment (or any portion thereof) or any Loan (or any portion thereof), the assignee shall execute and deliver to the Servicer, the Borrower, the Agent, the Collateral Administrator and the Collateral Agent a fully-executed Assignment Agreement substantially in the form of Exhibit I, together with a processing and recordation fee of $3,500 payable to the Agent, such fee to paid by either the assigning Lender or the assignee Lender or shared between such Lenders. Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XV or otherwise.

The Agent, on behalf of and acting solely for this purpose as the nonfiduciary agent of the Borrower, shall maintain at its address specified in Section 15.4 or such other address as the Agent shall designate in writing to the Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of (i) the names and addresses of the Lenders (ii) the amount of each Loan made hereunder by each Lender to the Borrower, (iii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder, (iv) the amount of any principal sum paid by the Borrower hereunder and each Lender’s share thereof and (v) the aggregate outstanding principal amount of the outstanding Loans maintained by each Lender under this Agreement (and any stated interest thereon) after giving effect to any assignment hereunder. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The entries maintained in the accounts and Register maintained pursuant Section 2.3(a) and Section 15.5(d) shall be prima facie evidence of the existence and amounts of the Loans therein recorded; provided that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. The Register shall be available for inspection by the Borrower, the Collateral Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. A Loan (and a Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Note, if any, shall expressly so provide). At the request of the Collateral Agent, the Borrower or any Lender, the Agent shall update and furnish to the Collateral Agent, the Borrower or any such Lender an updated version of Schedule 1 reflecting the then-current allocation of the Commitments.

For so long as the Borrower, the Equityholder, the Servicer or any Affiliate thereof (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining (A) the Required Lenders or (B) whether (1) any given percentage (including, for the avoidance of doubt, unanimity) of the total Commitments or (2) the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote under the Transaction Documents such Commitment shall be deemed to be zero and the Borrower, the Equityholder, the Servicer, any Affiliate thereof or the Person with whom it has entered into such sub-participation, other agreement or arrangement, as applicable, shall be deemed not to be a Lender for the purposes of clauses (A) and (B) above (unless, in the case of a Person that is not the Borrower, the Equityholder, the Servicer or any Affiliate thereof, it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

No party to this Agreement shall allow any interest in this Agreement, any Note or any participating interest therein to become (i) traded on an established securities market (as defined in Treasury Regulations Section 1.7704-1(b)) or (ii) readily tradable on a secondary market or the substantial equivalent thereof (as defined in Treasury Regulations Section 1.7704-1(c)), and no Person shall transfer, assign or participate any interest in this Agreement, any Note or any participating interest therein in any such established securities market or any such secondary market or the substantial equivalent thereof.

Section 15.5            Participations; Pledge. (a) At any time and from time to time, each Lender may, in accordance with Applicable Law, at any time grant participations in all or a portion of its Note and/or its interest in the Loans and other payments due to it under this Agreement to any Person (each, a “Participant”); provided that, so long as no Event of Default has occurred and is continuing, the prior written consent of the Borrower shall be required for any proposed participation granted to a Disqualified Institution. Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender’s direct obligations hereunder, and (B) none of the Borrower, the Servicer, the Agent, any Lender Agent, any Lender, the Collateral Agent nor the Collateral Administrator shall have any obligation to have any communication or relationship with any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.3 and Section 5.1 (subject to the requirements and limitations therein, including the requirements under Section 4.3(f) (it being understood that the documentation required under Section 4.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Article XV; provided that such Participant (A) agrees to be subject to the provisions of Section 17.17 as if it were an assignee under this Article XV; and (B) shall not be entitled to receive any greater payment under Section 4.3 or Section 5.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a change in any Applicable Law that occurs after the Participant acquired the applicable participation; provided, that with respect to any greater payment under Section 5.1, such Participant shall not be entitled to receive any greater payment than its participating Lender would have been entitled to receive unless the Borrower has consented to such participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 17.17(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 17.1 as though it were a Lender.

(b)         Notwithstanding anything in Section 15.5(a) to the contrary, each Lender may pledge its interest in the Loans and the Notes to any Federal Reserve Bank as collateral in accordance with Applicable Law without the prior written consent of any Person.

(c)         Notwithstanding any other provision of this Section 15.5 and subject to Section 15.4, (i) any Conduit Lender may at any time pledge or grant a security interest in all or any portion of its interest in, to and under any Loan, this Agreement or any other Transaction Document to a collateral trustee (or similar security trustee) for its commercial paper program, without notice to or consent of the Borrower or the Agent; provided that, no such pledge or grant of a security interest shall release such Conduit Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Conduit Lender as a party hereto.

(d)         Each Lender that sells a participation shall, acting solely for this purpose as a Lender Agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Transaction Document) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

ARTICLE XVI

INDEMNIFICATION

Section 16.1            Borrower Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower shall indemnify and hold harmless the Lenders, the Collateral Agent, the Collateral Administrator, the Securities Intermediary, the Document Custodian and the Agent and their respective Affiliates, and their respective directors, officers, employees, counsel, agents and attorneys-in-fact and successors in interest (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (but limited, in the case of legal fees and expenses, to the reasonable and documented legal fees and expenses of one law firm for the Agent and the Lenders, taken as a whole, and one law firm for the Collateral Agent, the Collateral Administrator and the Document Custodian, taken as a whole, plus one local counsel for each applicable jurisdiction deemed reasonably appropriate or necessary by such law firm) (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower of any kind or nature, which may at any time be imposed on, incurred by or asserted against any such Indemnitee in connection with (i) the execution, delivery and performance by the parties thereto of their respective obligations under this Agreement or any other Transaction Document and the transactions contemplated hereby or thereby, and the consummation and administration of the transactions contemplated hereby and thereby (other than with respect to legal fees and disbursements incurred on or prior to the date hereof), including, without limitation any reasonable and documented out-of-pocket costs and expenses of the Agent in connection with any swap transaction with parties other than the Lender and including the costs and expenses of enforcing this section, or (ii) any actual or prospective claim, litigation, investigation or proceeding brought or threatened whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether such Indemnitee is designated a party thereto, relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated hereby and thereby, the Indemnitee’s activities in connection herewith or therewith or any actual or proposed use of proceeds of loans hereunder; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 16.1 shall not apply to Taxes (other than Taxes that are damages, losses, claims and liabilities arising in connection with a non-Tax claim). Neither the Borrower, the Servicer nor any Indemnitee shall have any liability for any special, indirect, consequential or punitive damages relating to this Agreement or any other Transaction Document or arising out of its activities in connection herewith or therewith (whether before or after the date hereof); provided that the foregoing shall not limit the indemnification obligations of the Borrower to any Indemnitee pursuant to this Section 16.1 based upon any third-party claims relating thereto.

Section 16.2           Servicer Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Servicer agrees to indemnify the Indemnitees forthwith on demand, from and against any and all Indemnified Amounts in each case arising out of or in connection with any acts or omissions of the Servicer constituting bad faith, gross negligence or willful misconduct on the part of the Servicer in connection with this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), excluding, however, Indemnified Amounts payable to an Indemnitee (a) to the extent determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from gross negligence or willful misconduct on the part of any Indemnitees, (b) to the extent that any such liability results from a claim solely between or among Lenders and not arising out of any act or omission on the part of the Servicer and (c) resulting from the performance of the Collateral Obligations. Indemnification under this Section 16.2 shall survive the termination of this Agreement and the resignation or removal of any Indemnitees and shall include reasonable and documented fees and out-of-pocket expenses of counsel and reasonable and documented out-of-pocket expenses of litigation, including the costs and expenses of enforcing this section. This Section 16.2 shall not apply to Taxes (other than Taxes that are damages, losses, claims and liabilities arising in connection with a non-Tax claim).

Section 16.3           Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, none of the parties hereto shall assert, and hereby waives, any claim against any other party hereto for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof; provided that the foregoing shall not limit the indemnification obligations of the Borrower to any Indemnitee pursuant to Section 16.1 above based upon any third-party claims relating thereto. No Indemnitee referred to in Section 16.1 above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

Section 16.4           Contribution. If for any reason (other than the exclusions set forth in the first paragraph of Section 16.1) the indemnification provided above in Section 16.1 is unavailable to an Indemnitee or is insufficient to hold an Indemnitee harmless, then the Borrower agrees to contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnitee, on the one hand, and the Borrower and its Affiliates, on the other hand, but also the relative fault of such Indemnitee, on the one hand, and the Borrower and its Affiliates, on the other hand, as well as any other relevant equitable considerations.

ARTICLE XVII

MISCELLANEOUS

Section 17.1           No Waiver; Remedies. No failure on the part of any Lender, the Agent, the Collateral Agent, the Collateral Administrator, the Document Custodian, any Lender Agent, any Indemnitee or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender is hereby authorized by the Borrower during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower to the amounts owed by the Borrower under this Agreement, to the Agent, the Collateral Agent, the Document Custodian, the Collateral Administrator, the Securities Intermediary, any Lender Agent, any Affected Person, any Indemnitee or any Lender or their respective successors and assigns.

Section 17.2            Amendments; Waivers; Permanent Discontinuance of SOFR and other Benchmarks; Benchmark Exculpation. (a) This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 17.2. The Borrower, the Agent and the Required Lenders may, upon written notice to the Servicer, each Lender Agent and the Collateral Agent, from time to time enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided that, no such amendment, supplement, waiver or modification shall (i) amend, modify or waive any provision adversely affecting the Collateral Agent, the Collateral Administrator or the Document Custodian, in each case without the prior written consent of the Collateral Agent, the Collateral Administrator or the Document Custodian, as applicable, (ii) amend, modify or waive any provision adversely affecting the obligations or duties of the Agent, in each case without the prior written consent of the Agent, (iii) constitute a Fundamental Amendment without the prior written consent of each Lender (including any Defaulting Lender but solely to the extent that the consent of any such Defaulting Lender is required pursuant to Section 17.2(h) below), (iv) waive any Event of Default or Servicer Event of Default without the prior written consent of the Required Lenders, (v) materially affect the rights or duties of the Servicer unless the Servicer has consented thereto or (vi) materially and directly affect the obligations of solely the Swingline Lender under this Agreement or any other Transaction Document unless in writing and signed by the Swingline Lender.

(b)          Notwithstanding anything to the contrary herein or in any other Transaction Document (and any Swap Contract shall be deemed not to be a “Transaction Document” for purposes of this Section 17.2), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the applicable Reference Time, then:

(x)          if a Benchmark Replacement is determined in accordance with clause (a)(1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document, and

(y)         if a Benchmark Replacement is determined in accordance with clause (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders (without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document), so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)          Notwithstanding anything to the contrary herein or in any other Transaction Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(d)         The Agent will promptly notify the Borrower, the Lenders and the Collateral Agent of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 17.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document or any notification by the Agent, except as expressly required pursuant to this Section 17.2.

(e)          Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement),

(i)      if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Accrual Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and

(ii)      if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Accrual Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)            Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a conversion of an ABR Loan to a Term SOFR Loan and, failing that, the Borrower will be deemed to have revoked any request for a conversion of a Loan based on such Benchmark. Furthermore, if any Loan based on such Benchmark is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, then until such time as a Benchmark Replacement is implemented pursuant to this Section 17.2, such Term SOFR Loan shall on and from such day be converted by the Agent to, and shall constitute an ABR Loan.

(g)          The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 17.2(b) provides a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(h)          Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case, without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

(i)           Canadian Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Transaction Document:

(i)        Replacing Future Canadian Benchmarks. If the then-current Benchmark shall cease to exist with respect to the Canadian Benchmark, the Canadian Benchmark Replacement will replace the then-current Canadian Benchmark for all purposes hereunder and under any Transaction Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth (5th) CAD Business Day after the date notice of such Canadian Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Agent has not received, by such time, written notice of objection to such Canadian Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Canadian Benchmark has permanently or indefinitely ceased to provide such Canadian Benchmark or such Canadian Benchmark has been announced by the administrator or the regulatory supervisor for the administrator of such Canadian Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Canadian Benchmark until the Borrower’s receipt of notice from the Agent that a Canadian Benchmark Replacement has replaced such Canadian Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Loans based on the Alternate Base Rate.

(ii)        Canadian Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Canadian Benchmark Replacement, the Agent will have the right to make Canadian Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Canadian Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)       Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower, the Lenders and the Collateral Agent of (i) the implementation of any Canadian Benchmark Replacement and (ii) the effectiveness of any Canadian Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(iv)      Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Canadian Benchmark Replacement), if the then-current Canadian Benchmark is a term rate, then (i) the Agent may remove any tenor of such Canadian Benchmark that is unavailable or non-representative for Canadian Benchmark (including Canadian Benchmark Replacement) settings and (ii) the Agent may reinstate any such previously removed tenor for Canadian Benchmark (including Canadian Benchmark Replacement) settings.

Section 17.3            Reserved.

Section 17.4            Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be personally delivered or sent by certified mail, postage prepaid, or by email, to the intended party at the address or email address of such party set forth under its name on Annex A or at such other address or email address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received.

The Collateral Agent (in each of its capacities) and the Collateral Administrator shall be entitled to accept and act upon instructions or directions pursuant to this Agreement (including any Borrower Order) or any document executed in connection herewith sent by unsecured email or other similar unsecured electronic methods, in each case, of an executed instruction or direction (which may be in the form of a .pdf file); provided, however, that the Collateral Agent and the Collateral Administrator shall have received an incumbency certificate listing such person as a person designated to provide such instructions or directions, which incumbency certificate may be amended whenever a person is added or deleted from the listing. If such person elects to give the Collateral Agent or the Collateral Administrator email (or instructions by a similar electronic method) and the Collateral Agent or the Collateral Administrator in its discretion elects to act upon such instructions, the Collateral Agent or the Collateral Administrator’s, as applicable, reasonable understanding of such instructions shall be deemed controlling. Neither Collateral Agent nor the Collateral Administrator shall be liable for any losses, costs or expenses arising directly or indirectly from their reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent or the Collateral Administrator, including without limitation the risk of the either of them acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 17.5            Costs and Expenses. In addition to the rights of indemnification granted under Section16.1, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Document Custodian, the Lender Agents and the Lenders in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, in each case, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, the Servicer, the Collateral Administrator and the Agent or the Collateral Agent, and Collateral Agent and Document Custodian Fee Letter, and the Borrower further agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Document Custodian, the Lender Agents and the Lenders in connection with any amendments, waivers or consents executed in connection with this Agreement, including the reasonable fees and out-of-pocket, documented expenses of counsel for the Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Document Custodian, the Lender Agents and the Lenders with respect thereto and with respect to advising the Agent and the Lenders as to its rights and remedies under this Agreement, and to pay all documented and out-of-pocket costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Document Custodian, the Lender Agents and the Lenders, in connection with the enforcement against the Servicer or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto; provided, that in the case of reimbursement of (A) counsel for the Lenders other than the Agent, such reimbursement shall be limited to one counsel for all the Agent, the Lender Agents and Lenders and (B) counsel for the Collateral Agent, the Collateral Administrator and the Document Custodian shall be limited to one counsel for such Persons (plus one local or special counsel in each applicable jurisdiction, if applicable). For the avoidance of doubt, the costs and expenses described in this Section 17.5 shall not include Taxes.

Section 17.6            Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Agent, the Lender Agents, the Collateral Agent, the Collateral Administrator, the Document Custodian and their respective successors and assigns, and the provisions of Section 4.3, Article V, and Article XVI shall inure to the benefit of the Affected Persons and the Indemnitees, respectively, and their respective successors and assigns; provided, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XV. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until (subject to the immediately following sentence) such time when all Obligations have been finally and fully paid in cash and performed. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article V. Article XVI and the provisions of Section17.11, Section17.12 and Section17.13 shall be continuing and shall survive any termination of this Agreement and any termination of the Servicer.

Section 17.7            Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

Section 17.8            Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 17.9            GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 17.10          Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement.

Section 17.11          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BORROWER, THE EQUITYHOLDER, THE SERVICER, THE AGENT, THE COLLATERAL AGENT, THE DOCUMENT CUSTODIAN, THE COLLATERAL ADMINISTRATOR, THE SECURITIES INTERMEDIARY, THE LENDER AGENTS, THE INVESTORS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

Section 17.12        No Proceedings. (a) Notwithstanding any other provision of this Agreement, each of the Collateral Agent, the Collateral Administrator, the Document Custodian, each Lender Agent, each Lender and the Agent hereby agrees that it will not institute against the Borrower or join any other Person in instituting against the Borrower any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Loans or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Loans or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

(b)         Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against any Conduit Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any commercial paper note issued by such applicable Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day or such longer preference period as shall then be in effect since the last day on which any such commercial paper notes shall be outstanding.

(c)          The provisions of this Section 17.12 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 17.12 and the Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws. The provisions of this paragraph shall survive the termination of this Agreement.

Section 17.13          Limited Recourse. Notwithstanding any other provision of this Agreement, the obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower (and not any of their Affiliates or any other party) payable solely from the Collateral in accordance with Section 8.3 and, following realization of the Collateral, and application of the proceeds thereof in accordance with Section 8.3 all obligations of and any claims against the Borrower hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, employee, shareholder, member, manager, agent, partner, principal or incorporator of the Borrower or their respective successors or assigns for any amounts payable under this Agreement. It is understood that the foregoing provisions of this Section 17.12 shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement until such Collateral has been realized. It is further understood that the foregoing provisions of this Section 17.12 shall not limit the right of any Person to name the Borrower as a party defendant in any proceeding or in the exercise of any other remedy under this Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Borrower.

No recourse under any obligation, covenant or agreement of a Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of a Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Notwithstanding anything to the contrary in this Agreement or in any of the Transaction Documents, the parties hereto acknowledge that the obligations of any Conduit Lender arising hereunder are limited recourse obligations payable solely from the unsecured assets of such Conduit Lender (the “Available Funds”) and, following the application of such Available Funds or the proceeds thereof, any claims of the parties hereto (and the obligations of such Conduit Lender) shall be extinguished. No recourse shall be had for the payment of any amount owing under this Agreement against any officer, member, director, employee, security holder or incorporator of any Conduit Lender or its successors or assigns, and no action may be brought against any officer, member, director, employee, security holder or incorporator of any Conduit Lender personally; provided that the foregoing shall not relieve any such Persons from any liability they might otherwise have as a result of fraudulent actions taken or omissions made by them. The parties hereto agree that they will not petition a court, or take any action or commence any proceedings, for the liquidation or the winding-up of, or the appointment of an examiner to, any Conduit Lender or any other bankruptcy or insolvency proceedings with respect to such Conduit Lender; provided that nothing in this sentence shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this sentence that was instituted against any Conduit Lender by any Person other than such party. The provisions of this paragraph shall survive the termination of this Agreement.

Each Conduit Lender shall only be required to pay (a) any fees or liabilities that it may incur under this Agreement only to the extent such Conduit Lender has Excess Funds on the date of such determination and (b) any expenses, indemnities or other liabilities that it may incur under this Agreement or any fees, expenses, indemnities or other liabilities under any other Transaction Document only to the extent such Conduit Lender receives funds designated for such purposes or to the extent it has Excess Funds not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of all of its outstanding commercial paper notes and other amounts in accordance with its applicable transaction documents as of the date of such determination. In addition, no amount owing by any Conduit Lender hereunder in excess of the liabilities that such Conduit Lender is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against such Conduit Lender.

Section 17.14          ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 17.15          Confidentiality. (a) The Borrower, the Servicer, the Collateral Administrator, the Collateral Agent and the Document Custodian shall hold in confidence, and not disclose to any Person, the identity of any Lender or the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their officers, directors, employees, agents, counsel, accountants, auditors, advisors, prospective lenders, equity investors or representatives, (ii) with the consent of such Lender, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through such Person, (iv) to the extent the Borrower, the Servicer, the Collateral Administrator, the Collateral Agent or the Document Custodian or any Affiliate of any of them should be required by any law or regulation applicable to it (including securities laws) or requested by any Official Body to disclose such information or (v) to the extent described herein; provided, that in the case of clause (iv) above, such party will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Agent of its intention to make any such disclosure prior to making any such disclosure.

(b)          The Agent, the Collateral Agent, the Collateral Administrator, the Document Custodian, each Lender Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information about the Borrower or its Affiliates or the Obligors, the Collateral Obligations, the Related Security or otherwise obtained by the Agent, the Collateral Agent, the Collateral Administrator, such Lender Agent or such Lender pursuant to this Agreement shall be held in confidence (it being understood that documents provided to the Agent hereunder may in all cases be distributed by the Agent to the Lenders and Lender Agents) except that the Agent, the Collateral Agent, the Collateral Administrator, the Document Custodian, such Lender Agent or such Lender may disclose such information (i) to its affiliates, officers, directors, employees, agents, insurers, rating agencies, credit insurers, reinsurers, counsel, accountants, auditors, advisors, prospective lenders (including any assignee and participant) or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Agent, the Collateral Agent, the Collateral Administrator, the Document Custodian, such Lender Agent or such Lender, (iii) to the extent such information was available to such Person on a non-confidential basis prior to its disclosure to such Person, (iv) with the consent of the Servicer, (v) to the extent permitted by this Agreement, (vi) on a confidential basis to any Rating Agency, any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender or any Person providing financing to, or holding equity interests in, any Conduit Lender, as applicable, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information or (vii) to the extent such Person should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information; provided, that in the case of clause (vii)(A) above, such Person will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Servicer of its intention to make any such disclosure prior to making any such disclosure.

(c)         Each of the Agent and the Lenders acknowledges that (a) the information reference in sub-clause (b) above may include material non-public information concerning the Borrower, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law.

Section 17.16          Non-Confidentiality of Tax Treatment. All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 17.16 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 17.17          Replacement of Lenders. (a) If any Lender requests compensation under Section 5.1, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or Official Body for the account of any Lender pursuant to Section 4.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking the Obligations or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.3 or Section 5.1, as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          At any time there is more than one Lender, the Borrower shall be permitted, at its sole expense and effort, to replace any Lender, except (i) the Agent or (ii) any Lender which is administered by the Agent or an Affiliate of the Agent, that (a) requests reimbursement, payment or compensation for any amounts owing pursuant to Section 4.3 or Section 5.1 or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts pursuant to Section 4.3 or Section 5.1, unless such Lender designates a different lending office before such change in law becomes effective pursuant to Section 17.17(a) and such alternate lending office obviates the need for the Borrower to make payments of additional amounts pursuant to Section 4.3 or Section 5.1 or (c) has not consented to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 17.2 or (d) becomes a Defaulting Lender; provided, that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Loan, (ii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iii) during the Revolving Period, the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Agent, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 15.5, (v) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Indemnified Taxes, as the case may be, (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Agent or any other Lender shall have against the replaced Lender, and (vii) if such replacement is being effected as a result of a Lender requesting compensation pursuant to Section 4.3 or Section 5.1, such replacement, if effected, will result in a reduction in such compensation or payment thereafter. Notwithstanding anything to the contrary contained herein or in the Fee Letter, in the event that the Agent or an Affiliate of the Agent takes any action described in the foregoing clauses (a), (b) or (d), the Borrower may elect to prepay all outstanding Loans and terminate the remaining Commitments hereunder. Notwithstanding anything to the contrary herein, no Lender removed or replaced under the provisions hereof shall have any right to receive any amounts set forth in Section 2.5(b) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 17.18          Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 17.19          Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)         a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 17.20         No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Transaction Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and the Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Transaction Documents, irrespective of whether the Agent or any Lender has advised or is advising the Borrower on other matters, (ii) the services regarding this Agreement provided by the Agent and the Lender are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agent or the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Transaction Documents; and (b) (i) the Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Agent or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Transaction Documents; and (iii) the Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agent and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by applicable Law, the Borrower hereby waives and releases any claims that it may have against any of the Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 17.21          USA Patriot Act. Each Lender Group subject to the USA Patriot Act hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender Group to identify the Borrower in accordance with the USA Patriot Act.

Section 17.22          Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Transaction Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section 17.22 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 17.23           Acknowledgement Regarding any Supported QFCs. To the extent that this Agreement provides support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 17.24         Reserved.

Section 17.25         Electronic Communications and Signatures.

(a)      By executing this Agreement, the parties hereto hereby acknowledge and agree, and direct the Collateral Agent and the Collateral Administrator to acknowledge and agree and the Collateral Agent and the Collateral Administrator do hereby acknowledge and agree, that execution of this Agreement and any other instruction, direction, notice, form or other document executed by any party to this Agreement or the Transaction Documents in connection with this Agreement or such other Transaction Documents, by electronic signatures (whether by Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by such party and reasonably available at no undue burden or expense to the Collateral Agent and the Collateral Administrator), including any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, shall be permitted hereunder notwithstanding anything to the contrary herein and such electronic signatures shall be legally valid, binding and enforceable and shall have the same validity, legal effect, and admissibility in evidence as if such electronic signatures were handwritten signatures. Any electronically signed document delivered via email from a person purporting to be a Responsible Officer shall be considered signed or executed by such Responsible Officer on such party’s behalf. The parties hereto also hereby acknowledge and agree that the Collateral Agent and the Collateral Administrator shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 17.26          Interest on GBP Loans. Anything to the contrary in this Agreement notwithstanding:

(a)           Interest Rate. Each GBP Loan shall bear interest at a rate per annum equal to the sum of Daily Simple SONIA plus the Applicable Margin.

(b)           SONIA Unavailability Period. During any SONIA Unavailability Period,

(i)       the Borrower may revoke any request for a GBP Loan, and

(ii)      if not revoked, such Loan shall bear interest at a rate per annum equal to the Bank of England Rate plus the Applicable Margin;

provided that if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Bank of England Rate cannot be determined, any outstanding GBP Loans shall, at the Borrower’s election, be converted to a Dollar Loan at, the Alternate Base Rate (converted into Dollars at the Applicable Conversion Rate), or be prepaid immediately.

ARTICLE XVIII

DOCUMENT CUSTODY

Section 18.1              Designation of Document Custodian. The role of Document Custodian with respect to the holding of the Collateral Obligation Files shall be conducted by the Person designated as Document Custodian hereunder from time to time in accordance with this Section 18.1. U.S. Bank National Association is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Document Custodian pursuant to the terms hereof.

Section 18.2           Duties of the Document Custodian.

(a)           Duties. The Document Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)        The Document Custodian, as the duly appointed agent of the Secured Parties, for these purposes, acknowledges that the Servicer shall deliver no later than three (3) Business Days after such Funding Date, except as set forth in Section 10.20, the Collateral Obligation Files delivered to it for each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Asset Approval Request or the related Reinvestment Request, as applicable. The Document Custodian acknowledges that in connection with any Asset Approval Request or the related Reinvestment Request, additional Collateral Obligation Files (specified on an accompanying Schedule of Collateral Obligations supplement) may be delivered to it from time to time.

(ii)      With respect to each Collateral Obligation File which has been or will be delivered to the Document Custodian, the Document Custodian is acting exclusively as the custodian of the Secured Parties, and has no instructions to hold any Collateral Obligation File for the benefit of any Person other than the Secured Parties and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In so taking and retaining custody of the Collateral Obligation Files, the Document Custodian shall be deemed to be acting for the purpose of perfecting the Collateral Agent’s security interest therein under the UCC. Except upon compliance with the provisions of Section 18.5, no Collateral Obligation File or other document constituting a part of a Collateral Obligation File shall be released from the possession of the Document Custodian.

(iii)      The Document Custodian shall maintain continuous custody of all Collateral Obligation Files delivered to it in its possession and shall reflect in its records the interest of the Secured Parties therein. Each Collateral Obligation File held by the Document Custodian shall be marked with an appropriate identifying label and maintained in such manner so as to permit retrieval and access by the Document Custodian and the Agent. The Document Custodian shall keep the Collateral Obligation Files clearly segregated from any other documents or instruments in its files.

(iv)     With respect to the documents comprising each Collateral Obligation File, the Document Custodian shall (i) act exclusively as Document Custodian for the Secured Parties, (ii) hold all documents constituting such Collateral Obligation File received by it for the exclusive use and benefit of the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Agent; provided, that in the event of a conflict between the terms of this Agreement and the written instructions of the Agent, the Agent’s written instructions shall control.

(v)       The Document Custodian shall accept only written instructions of an Executive Officer, in the case of the Borrower or the Servicer, or a Responsible Officer, in the case of the Agent, concerning the use, handling and disposition of the Collateral Obligation Files.

(vi)     In the event that (i) the Borrower, the Agent, the Servicer, the Document Custodian or the Collateral Agent shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Collateral Obligation File or a document included within a Collateral Obligation File or (ii) a third party shall institute any court proceeding by which any Collateral Obligation File or a document included within a Collateral Obligation File shall be required to be delivered other than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement (to the extent not prohibited by Applicable Law) copies of all court papers, orders, documents and other materials concerning such proceedings. The Document Custodian shall, to the extent permitted by law, continue to hold and maintain all the Collateral Obligation Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof.    Upon final determination of such court, the Collateral Agent or the Collateral Administrator, as applicable, shall dispose of such Collateral Obligation File or a document included within such Collateral Obligation File as directed by the Agent in writing, which shall give a direction consistent with such determination. Expenses of the Document Custodian incurred as a result of such proceedings shall be borne by the Borrower.

(vii)     The Agent may direct the Document Custodian in writing to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Document Custodian hereunder, such party shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Agent; provided that the Document Custodian shall not be required to take any action hereunder at the request of the Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Document Custodian (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Document Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Document Custodian requests the consent of the Agent and the Document Custodian does not receive a consent (either positive or negative) from the Agent within ten (10) Business Days of its receipt of such request, then the Agent shall be deemed to have declined to consent to the relevant action.

(viii)   The Document Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct such party, or the Agent. The Document Custodian shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default, Unmatured Servicer Event of Default or Servicer Event of Default Event of Default unless the Document Custodian has received written notice from the Agent, Servicer or the Borrower referring to this Agreement, describing such event and stating that such notice is a “Notice of Event of Default,” “Notice of Unmatured Event of Default,” “Notice of Unmatured Servicer Event of Default,” or “Notice of Servicer Event of Default,” as applicable. In the absence of receipt of such notice, the Document Custodian may conclusively assume that there is no Event of Default, Unmatured Event of Default, Unmatured Servicer Event of Default or Servicer Event of Default, in each case unless it has actual knowledge of any such occurrence.

(b)          Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Document Custodian shall not have or be deemed to have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the such party. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that Document Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility. The Document Custodian shall not be deemed to assume any obligations or liabilities of the Borrower or Agent hereunder or under any other Transaction Document.

Section 18.3             Delivery of Collateral Obligation Files. In connection with each delivery of a Collateral Obligation File to the Document Custodian, the Borrower shall represent, warrant and agree that the Collateral Obligation Files delivered to the Document Custodian shall include all of the documents listed in the related Document Checklist and all of such documents and the information contained in the Schedule of Collateral Obligations are complete in all material respects and correct pursuant to a certification in the form of Exhibit H executed by or on behalf of the Borrower.

Section 18.4             No Collateral Obligation File Certification. All Collateral Obligation Files shall be delivered to the Document Custodian to be held pursuant to the terms of this Agreement and the Document Custodian shall have no obligation to review the Collateral Obligation Files delivered to it. Notwithstanding any language to the contrary herein, the Document Custodian makes or shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Collateral Obligation File, (ii) whether the text of any assignment or endorsement is in proper or recordable form, (iii) whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office (iv) that any document is other than what it purports to be on its face or (v) the collectibility, insurability, effectiveness or suitability of any such Collateral Obligation.

Section 18.5            Release of Collateral Obligation Files. (a) Upon satisfaction of any of the conditions set forth in Section 12.3, the Servicer will provide an Officer’s Certificate to such effect to the Document Custodian and a certificate of the Servicer substantially in the form of Exhibit F-3 (which certificate shall also be deemed to constitute delivery of the aforementioned Officer’s Certificate) and shall request in writing delivery to it of the Collateral Obligation File and a copy thereof shall be sent concurrently by the Servicer to the Agent and each Lender Agent. Upon receipt of such certification and request, unless it receives notice to the contrary from the Agent, the Document Custodian shall within three Business Days (or such other time as may be agreed to by the Servicer) release the related Collateral Obligation File to the Servicer and the Servicer will not be required to return the related Collateral Obligation File to the Document Custodian.

(b)          From time to time and as appropriate for the management or foreclosure of any of the Collateral Obligations, including, for this purpose, collection under any insurance policy relating to the Collateral Obligations, the Document Custodian shall, upon receipt of a Request for Release and Receipt substantially in the form of Exhibit F-2 from an authorized representative of the Servicer (as listed on Exhibit F-1, as such exhibit may be amended from time to time by the Servicer with notice to the Document Custodian, the Agent and each Lender Agent), release the related Collateral Obligation File or the documents set forth in such Request for Release and Receipt to the Servicer. In the event an Unmatured Event of Default, an Event of Default, an Unmatured Servicer Event of Default or a Servicer Event of Default has occurred and is continuing, neither the Borrower nor the Servicer shall make any such request with respect to any original documents unless the Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). The Servicer shall return each and every original document previously requested from the Collateral Obligation File to the Document Custodian when the need therefor by the Servicer no longer exists unless (x) the Collateral Obligation File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Related Security either judicially or non-judicially, and (y) the Servicer has delivered to the Document Custodian a certificate executed by an Executive Officer certifying as to the name and address of the Person to which such Collateral Obligation File or such document was delivered and the purpose or purposes of such delivery, in which case the Servicer shall complete such return as soon as possible. Upon receipt of a certificate of the Servicer substantially in the form of Exhibit F-3, with a copy to the Agent and each Lender Agent, stating that such Collateral Obligation was either (x) liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited have been so deposited, or (y) sold pursuant to an Optional Sale in accordance with Section 7.8, the Document Custodian shall within three (3) Business Days (provided, that the Document Custodian has received such request by 12:00 p.m. (EST) and if received after 12:00 p.m. (EST), four (4) Business Days of receipt of such request) release the requested Collateral Obligation File held by it, and the Servicer will not be required to return the related Collateral Obligation File to the Document Custodian.

(c)          Notwithstanding anything to the contrary set forth herein, the Servicer shall not, without the prior written consent of the Agent, request any documents (other than copies thereof) held by the Document Custodian if the sum of the unpaid Principal Balances of all Collateral Obligations for which the Servicer is then in possession of the related Collateral Obligation File or any document comprising such Collateral Obligation File (other than for Collateral Obligations then held by the Servicer which have been sold, repurchased, paid off or liquidated in accordance with this Agreement) (including the documents to be requested) exceeds 5% of the Adjusted Aggregate Eligible Collateral Obligation Balance. The Servicer may hold, and hereby acknowledges that it shall hold, any documents and all other property included in the Collateral that it may from time to time receive hereunder as custodian for the Secured Parties solely at the will of the Agent and the Secured Parties for the sole purpose of facilitating the management of the Collateral Obligations and such retention and possession shall be in a custodial capacity only. To the extent the Servicer, as agent of the Agent and the Borrower, holds any Collateral, the Servicer shall do so in accordance with the Servicer Standard as such standard applies to Servicers acting as custodial agent. The Servicer shall promptly report to the Agent and the Document Custodian the loss by it of all or part of any Collateral Obligation File previously provided to it by the Document Custodian and shall promptly take appropriate action to remedy any such loss. The Servicer shall hold (in accordance with Section 9-313(C) of the UCC) all documents comprising the Collateral Obligation Files in its possession as agent of the Document Custodian. In such custodial capacity, the Servicer shall have and perform the following powers and duties:

(i)        hold the Collateral Obligation Files and any document comprising a Collateral Obligation File that it may from time to time receive hereunder from the Document Custodian, for the benefit of the Collateral Agent, on behalf of the Secured Parties, maintain accurate records pertaining to each Collateral Obligation to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;

(ii)      implement policies and procedures consistent with the requirements of this Agreement so that the integrity and physical possession of such Collateral Obligation Files will be maintained; and

(iii)    take all other actions, in accordance with the Servicer Standard, in connection with maintaining custody of such Collateral Obligation Files on behalf of the Collateral Agent.

The Servicer agrees that it does not and will not have or assert any beneficial ownership interest in the Collateral Obligations or the Collateral Obligation Files.

Section 18.6             Examination of Collateral Obligation Files. Upon reasonable prior written notice to the Document Custodian, the Borrower, the Servicer and their agents, accountants, attorneys and auditors will be permitted during normal business hours to examine and make copies of the Collateral Obligation Files, documents, records and other papers in the possession of or under the control of the Document Custodian relating to any or all of the Collateral Obligations. Prior to the occurrence of an Unmatured Event of Default, an Event of Default, an Unmatured Servicer Event of Default or a Servicer Event of Default, upon the request of the Agent and at the cost and expense of the Borrower, the Document Custodian shall promptly provide the Agent with the Collateral Obligation Files or copies, as designated by the Agent, and the Document Custodian shall promptly provide the Agent with the Collateral Obligation Files or copies, as designated by the Agent; provided that the Document Custodian shall not be required to provide such copies if it does not receive adequate assurance of payment.

Section 18.7               Reserved.

Section 18.8             Transmission of Collateral Obligation Files. Written instructions as to the method of shipment and shipper(s) the Document Custodian is directed to utilize in connection with the transmission of Collateral Obligation Files in the performance of the Document Custodian’s duties hereunder shall be delivered by the Agent, the Borrower or the Servicer to the Document Custodian prior to any shipment of any Collateral Obligation Files held by it hereunder. In the event the Document Custodian does not receive such written instruction from the Agent, the Borrower or the Servicer, the Document Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Servicer shall arrange for the provision of such services at the Borrower’s sole cost and expense (or, at the Document Custodian’s option, reimburse the Document Custodian for all costs and expenses incurred by the Document Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Collateral Obligation Files as the Servicer deems appropriate.

Section 18.9              Merger or Consolidation. Any Person (i) into which the Document Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Document Custodian shall be a party, or (iii) that may succeed to all or substantially all of the document custody business of the Document Custodian shall be the successor to the Document Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 18.10           Document Custodian Compensation.    As compensation for its Document Custodian activities hereunder, the Document Custodian shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent and Document Custodian Fee Letter and any other accrued and unpaid fees, expenses (including reasonable fees, costs and expenses of attorneys, agents and experts) and indemnity amounts payable by the Borrower or the Servicer, or both but without duplication, to the Document Custodian (including Indemnified Amounts under Article XVI) under the Transaction Documents (collectively, the “Document Custodian Fees and Expenses”). The Borrower agrees to reimburse the Document Custodian in accordance with the provisions of Section 8.3 and Section 17.5 for all reasonable expenses, disbursements and advances incurred or made by the Document Custodian in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents. The Document Custodian’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of (i) its removal as Document Custodian pursuant to Section 18.11 or (ii) the termination of this Agreement.

Section 18.11            Removal or Resignation of Document Custodian. (a) The Document Custodian may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice the Servicer, the Borrower, the Agent and each Lender Agent; provided, that, no resignation or removal of the Document Custodian will be permitted unless a successor Document Custodian has been appointed which successor Document Custodian, so long as no Unmatured Servicer Event of Default, Servicer Event of Default, Unmatured Event of Default or Event of Default has occurred and is continuing, is reasonably acceptable to the Servicer. Promptly after receipt of notice of the Document Custodian’s resignation, the Agent shall promptly appoint a successor Document Custodian, which successor Document Custodian shall be reasonably acceptable to the Required Lenders and the Borrower, by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, each Lender Agent, the resigning Document Custodian, and to the successor Document Custodian. In the event no successor Document Custodian shall have been appointed within 60 days after the giving of notice of such resignation, the Document Custodian may petition, at the expense of the Borrower, any court of competent jurisdiction to appoint a successor Document Custodian.

(b)          The Agent upon at least 60 days’ prior written notice to the Document Custodian, the Borrower and each Lender Agent, may with cause remove and discharge the Document Custodian or any successor Document Custodian thereafter appointed, from the performance of its respective duties under this Agreement. Promptly after giving notice of removal of the Document Custodian, the Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Document Custodian (which successor Document Custodian shall be reasonably acceptable to the Required Lenders and the Borrower). Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Document Custodian and the successor Document Custodian, with a copy delivered to the Borrower, each Lender Agent and the Servicer.

(c)           In the event of any such resignation or removal, the Document Custodian shall, no later than five (5) Business Days after receipt of notice of the successor Document Custodian, transfer to the successor Document Custodian, as directed in writing by the Agent, all the Collateral Obligation Files being administered under this Agreement. Any cost of shipment shall be at the expense of the Borrower.

Section 18.12          Limitations on Liability. (a) The Document Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document or electronic communication delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Document Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of (x) prior to the occurrence of an Event of Default or a Servicer Event of Default, the Servicer or (y) at all times, the Agent or (b) the verbal instructions of (x) prior to the occurrence of an Event of Default or a Servicer Event of Default, the Servicer or (y) at all times, the Agent, and no party shall have any right of action whatsoever against the Document Custodian as a result of the Document Custodian acting or (where so instructed) refraining from acting hereunder in accordance with the instructions of the Agent.

(b)           The Document Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)           The Document Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties and in the case of the negligent performance of its duties in taking and retaining custody of the Collateral Obligation Files.

(d)           The Document Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability,    completeness,    validity,    sufficiency,    value,    genuineness,    ownership    or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Document Custodian shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)           The duties, obligations and responsibilities of the Document Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, Document Custodian. Any permissive right of the Document Custodian to take any action hereunder shall not be construed as a duty.

(f)            The Document Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder. In no event shall the Document Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Document Custodian as contemplated by this Agreement.

(g)            It is expressly agreed and acknowledged that the Document Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h)            In case any reasonable question arises as to its duties hereunder, the Document Custodian may, prior to the occurrence of an Event of Default or the Facility Termination Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Termination Date, request instructions from the Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Agent, as applicable. The Document Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the (x) prior to the occurrence of an Event of Default or a Servicer Event of Default, the Servicer or (y) at all times, the Agent. In no event shall the Document Custodian be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Document Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)             Each of the protections, reliances, indemnities and immunities offered to the Collateral Agent in Section 11.7 and Section 11.8 shall be afforded to the Document Custodian.

Section 18.13            Document Custodian as Agent of Collateral Agent. The Document Custodian agrees that, with respect to any Collateral Obligation File at any time or times in its possession or held in its name, the Document Custodian shall be the agent and custodian of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC. If the Document Custodian is the same entity as, or an Affiliate of, the Collateral Agent, the Document Custodian shall be entitled to the same rights and protections afforded to the Collateral Agent hereunder.

[signature pages begin on next page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ASIF FUNDING I, LLC, as Borrower

By:
Name:
Title:

[Signature Page to Loan & Servicing Agreement]

ARES STRATEGIC INCOME FUND, as Equityholder

By:
Name:
Title:

[Signature Page to Loan & Servicing Agreement]

ARES STRATEGIC INCOME FUND, as Servicer

By:
Name:
Title:

[Signature Page to Loan & Servicing Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page to Loan & Servicing Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By:
Name:
Title:

[Signature Page to Loan & Servicing Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:
Name:
Title:

[Signature Page to Loan & Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as Agent

By:
Name:
Title:

[Signature Page to Loan & Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as a Lender Agent, Multicurrency Lender, Dollar Lender and as a Revolving Lender

By:
Name:
Title:

[Signature Page to Loan & Servicing Agreement]

ANNEX A

ASIF FUNDING I, LLC

as Borrower

1800 Avenue of the Stars, Suite 1400

Los Angeles, CA 90067

Attention: [***]

Email: [***]

With a copy to:

245 Park Avenue, 44th Floor

New York, New York 10167

Attention: [***]

Email: [***]

ARES STRATEGIC INCOME FUND

as Equityholder

1800 Avenue of the Stars, Suite 1400

Los Angeles, CA 90067

Attention: [***]

Email: [***]

With a copy to:

245 Park Avenue, 44th Floor

New York, New York 10167

Attention: [***]

Email: [***]

ARES STRATEGIC INCOME FUND

as Servicer

1800 Avenue of the Stars, Suite 1400

Los Angeles, CA 90067

Attention: [***]

Email: [***]

With a copy to:

245 Park Avenue, 44th Floor

New York, New York 10167

Attention: [***]

Email: [***]

A-1

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Collateral Agent and Collateral Administrator

U.S. Bank Trust Company, National Association

Global Corporate Trust

1 Federal Street, 3rd Floor

Boston, MA 02110

Attention: [***]

Email: [***], with a copy to [***]

U.S. BANK NATIONAL ASSOCIATION

as Document Custodian

For delivery of Collateral Obligation Files:

U.S. Bank National Association

1719 Otis Way

Florence, South Carolina 29501

Attention: [***]

Email: [***]

Telephone: [***]

Facsimile: [***]

For all other matters:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: [***]

Email: [***]

SOCIÉTÉ GÉNÉRALE,

as Agent

245 Park Avenue, 4th Floor

New York, NY 10167

Attention: [***]

Tel.: [***]

Email: [***]

with a copy to:

Société Générale

480 Washington Blvd

Jersey City, NJ 07310

Tel.: [***]

Fax: [***]

Attention: [***]

Email: [***]

A-2

SOCIÉTÉ GÉNÉRALE,

as a Lender Agent and as a Committed Lender

245 Park Avenue, 4th Floor

New York, NY 10167

Attention: [***]

Tel.: [***]

Email: [***]

with a copy to:

Société Générale

480 Washington Blvd Jersey City, NJ 07310

Tel.: [***]

Fax: [***]

Attention: [***]

Email: [***]

SOCIÉTÉ GÉNÉRALE,

as a Committed Lender

245 Park Avenue

New York, NY 10167

Tel.: [***]

[***]

SOCIÉTÉ GÉNÉRALE,

as the Swingline Lender

245 Park Avenue, 4th Floor

New York, NY 10167

Attention: [***]

Tel.: [***]

Email: [***]

with a copy to:

Société Générale

480 Washington Blvd

Jersey City, NJ 07310

Tel.: [***]

Fax: [***]

Attention: [***]

Email: [***]

A-3

MUFG BANK, LTD.

As a Committed Lender

1251 Avenue of the Americas

New York, NY 10020-1104

Operations Contact: Borrowings, Paydowns, Interest, Fees, etc.

Fax Nos.: [***]

[***]

[***]

Email: [***]

[***]

SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH

as a Committed Lender

1251 Avenue of the Americas, 22nd Floor

New York, NY 10020

NEW YORK LIFE INSURANCE COMPANY

as a Committed Lender

c/o NYL Investors LLC 51 Madison Avenue

New York, New York 10010-1603

Attention: [***]

Email: [***]

[***]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

as a Committed Lender

c/o NYL Investors LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: [***]

Email: [***]

[***]

LIFE INSURANCE COMPANY OF NORTH AMERICA

as a Committed Lender

c/o NYL Investors LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: [***]

Email: [***]

[***]

A-4

NEW YORK LIFE GROUP INSURANCE COMPANY OF NY

as a Committed Lender

c/o NYL Investors LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: [***]

Email: [***]

[***]

AUGUSTAR LIFE INSURANCE COMPANY

as a Committed Lender

Attn: Investment Dept.

One Financial Way

Cincinnati, OH 45242

Telephone: [***]

Email: [***]

CITIZENS BANK

as a Committed Lender

Citizens Bank, N.A., Commercial Loan Operations

525 William Penn Place

Mailstop PW-1720 Pittsburgh, PA 15219

Attn: [***]

Phone: [***]

A-5